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                                                                     EXHIBIT 4.3

                                 KELLOGG COMPANY

                           SAVINGS AND INVESTMENT PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997
                    WITH AMENDMENTS THROUGH JANUARY 1, 2002)



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                                TABLE OF CONTENTS

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
ARTICLE I      Amendment and Restatement; Merger.............................  1

   1.1     Amendment and Restatement.........................................  1
   1.2     Mergers and Dispositions..........................................  1
   1.3     New Employee Groups...............................................  2

ARTICLE II     Definitions...................................................  3

   2.1     Accounts..........................................................  3
   2.2     Accrued Benefit...................................................  4
   2.3     Active Participant................................................  4
   2.4     Administrative Committee..........................................  5
   2.5     Authorized Leave of Absence.......................................  5
   2.6     Beneficiary.......................................................  5
   2.7     Board of Directors................................................  5
   2.8     Chairman of the Board.............................................  5
   2.9     Code..............................................................  5
   2.10    Company...........................................................  5
   2.11    Compensation......................................................  5
   2.12    Compensation Reduction Election...................................  7
   2.13    Disability........................................................  7
   2.14    Eligibility Computation Period....................................  7
   2.15    Eligible Employee.................................................  8
   2.16    Employee..........................................................  8
   2.17    Employee After-Tax Contributions..................................  9
   2.18    Employer..........................................................  9
   2.19    Employer Contributions............................................  9
   2.20    Entry Date........................................................  9
   2.21    ERISA.............................................................  9
   2.22    Fearn Plan........................................................  9
   2.23    Finance Committee.................................................  9
   2.24    Forfeiture........................................................  9
   2.25    Hardship..........................................................  9
   2.26    Highly Compensated Employee....................................... 10
   2.27    Hour of Service................................................... 11
   2.28    Kellogg Participant............................................... 13
   2.29    Mrs. Smith's Participant.......................................... 13
   2.30    Mrs. Smith's Plan................................................. 13
   2.31    Normal Retirement Date............................................ 13
   2.32    Parental Leave.................................................... 13
   2.33    Participant....................................................... 14
   2.34    Plan.............................................................. 14
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
   2.35    Plan Year.......................................................... 14
   2.36    Qualified Joint and Survivor Annuity............................... 14
   2.37    Qualified Preretirement Survivor Annuity........................... 14
   2.38    Related Company.................................................... 14
   2.39    Related Plan....................................................... 14
   2.40    Required Beginning Date............................................ 14
   2.41    Rollover Contribution.............................................. 15
   2.42    Single Life Annuity................................................ 15
   2.43    Termination of Employment.......................................... 15
   2.44    Trust.............................................................. 16
   2.45    Trust Agreement.................................................... 16
   2.46    Trust Fund......................................................... 16
   2.47    Trustee............................................................ 16
   2.48    Valuation Date..................................................... 16
   2.49    Year of Eligibility Service........................................ 16

ARTICLE III    Participation.................................................. 17

   3.1     Participation...................................................... 17
   3.2     Certification of Participation and Compensation to Committee....... 17
   3.3     Participation Upon Re-employment................................... 18
   3.4     Leased Employee.................................................... 18

ARTICLE IV     Contribution................................................... 20

   4.1     Employer Matching Contributions.................................... 20
   4.2     Before-Tax Contributions........................................... 25
   4.3     Multiple Use of Sections 4.1(c) and 4.2(c)(2)...................... 30
   4.4     Order of Application of Limitations of Sections 4.1(c),
           4.2(c)(1), 4.2(c)(2), 4.3 and 5.1.................................. 31
   4.5     Special Section 401(k) Contributions............................... 32
   4.6     Employee After-Tax Contributions................................... 32
   4.7     Rollover Contributions............................................. 34
   4.8     Determination and Amount of Employer Contributions................. 34
   4.9     Vesting............................................................ 34
   4.10    Military Service................................................... 34

ARTICLE V      Limitations on Contributions................................... 35

   5.1     Limitations on Contributions....................................... 35

ARTICLE VI     Trustee and Trust Fund......................................... 38

   6.1     Trust Agreement.................................................... 38
   6.2     Selection of Trustee............................................... 38
   6.3     Trustee's Duties................................................... 38
   6.4     Trust Expenses..................................................... 38
   6.5     Trust Entity....................................................... 38
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
   6.6     Separate Account.................................................. 38
   6.7     Investment Funds.................................................. 38
   6.8     Trust Income...................................................... 39
   6.9     Correction of Error............................................... 39
   6.10    Right of the Employers to Trust Assets............................ 40
   6.11    Voting of Shares in Kellogg Company Stock Fund.................... 40

ARTICLE VII    Benefits...................................................... 41

   7.1     Payment of Benefits in General.................................... 41
   7.2     Payment of Accrued Benefit on Termination of Employment........... 42
   7.3     Payment of Accrued Benefit on Account of Death.................... 46
   7.4     Participant Withdrawals........................................... 48
   7.5     Deadline for Payment of Benefits.................................. 51
   7.6     Spousal Consents.................................................. 51
   7.7     Facility of Payment............................................... 52
   7.8     Form of Payment................................................... 52
   7.9     Lump Sum Payment without Election................................. 52
   7.10    Required Minimum Distribution to Participants..................... 53
   7.11    Request for Withdrawal or Distribution............................ 54
   7.12    Deduction of Taxes from Amounts Payable........................... 54
   7.13    Improper Payment of Benefits...................................... 54
   7.14    Direct Rollovers.................................................. 54
   7.15    Loans to Participants............................................. 55
   7.16    Special Temporary Re-employment................................... 58

ARTICLE VIII   Administration................................................ 59

   8.1     Chairman of the Board Duties...................................... 59
   8.2     Committee Duties.................................................. 59
   8.3     Committee Membership.............................................. 60
   8.4     Committee Structure............................................... 61
   8.5     Committee Actions................................................. 61
   8.6     Committee Liability............................................... 61
   8.7     Committee Bonding................................................. 61
   8.8     Allocations and Delegations of Responsibility..................... 61
   8.9     Information To Be Supplied by Employers........................... 62
   8.10    Records........................................................... 62
   8.11    Fiduciary Capacity................................................ 62
   8.12    Company As Agent.................................................. 62
   8.13    Fiduciary Responsibility.......................................... 62

ARTICLE IX     Claims Procedure...............................................64

   9.1     Initial Claim for Benefits.........................................64
   9.2     Review of Claim Denial.............................................64
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
ARTICLE X      Amendment and Termination of the Plan......................... 66

   10.1    Plan Termination.................................................. 66
   10.2    Amendment......................................................... 66
   10.3    Payment Upon Termination.......................................... 66
   10.4    Withdrawal from the Plan by an Employer........................... 66

ARTICLE XI     Top Heavy Provisions.......................................... 68

   11.1    Application....................................................... 68
   11.2    Special Top Heavy Definitions..................................... 68
   11.3    Special Top Heavy Provisions...................................... 74

ARTICLE XII    Miscellaneous Provisions...................................... 77

   12.1    Employer Joinder.................................................. 77
   12.2    Plan Merger....................................................... 77
   12.3    Non-Alienation of Benefits........................................ 77
   12.4    Qualified Domestic Relations Order................................ 78
   12.5    Unclaimed Amount.................................................. 80
   12.6    No Contract of Employment......................................... 80
   12.7    Reduction for Overpayment......................................... 80
   12.8    Employees' Trust.................................................. 80
   12.9    Source of Benefits................................................ 80
   12.10   Limitation on Liability........................................... 80
   12.11   Company Merger.................................................... 81
   12.12   Gender and Number................................................. 81
   12.13   Headings.......................................................... 81
   12.14   Uniform and Nondiscriminatory Application of Provisions........... 81
   12.15   Invalidity of Certain Provisions.................................. 81
   12.16   Law Governing..................................................... 81

ARTICLE XIII   Employee Stock Ownership Plan Provisions...................... 82

   13.1    Establishment of ESOP............................................. 82
   13.2    Definitions....................................................... 82
   13.3    Operation of Subfunds............................................. 83
   13.4    Election to Receive Dividends on ESOP Subfund..................... 83
   13.5    General Rules..................................................... 84
   13.6    ESOP Requirements................................................. 85
   13.7    Disaggregation of ESOP............................................ 86
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                                   ARTICLE I

                        AMENDMENT AND RESTATEMENT; MERGER

      1.1 AMENDMENT AND RESTATEMENT. The Kellogg Company Salaried Savings and Investment Plan, as amended and restated effective as of November 1, 1989 and subsequently amended, is further amended and restated to be the Kellogg Company Savings and Investment Plan (the "Plan"), effective as of January 1, 1997, except as set forth herein. The Plan is intended to be a profit sharing plan. The amended and restated plan is intended to comply with the Internal Revenue Service Community Reconciliation Act of 2000, the Internal Revenue Service Restructuring and Reform Act of 1998, the Taxpayer Relief Act of 1997, the Small Business Job Protection Act of 1996, and the Uniformed Services Employment and Reemployment Rights Act of 1994, and the Uruguay Round Agreements Act of 1994, as of the dates these laws and the regulations implementing these laws are effective with respect to the Plan. Also this Plan is being amended to make certain changes allowed by the Economic Growth and Tax Relief Reconciliation Act of 2001, and a number of changes that affect the administration of the Plan and that allow Participants greater opportunities to save for retirement under the Plan.

      A specific provision of this Plan shall apply only to an employee who terminates employment with an Employer on or after the effective date of such provision. The benefit payable to or on behalf of a Participant included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such Participant's employment terminates, unless the amendment expressly provides otherwise.

      Effective as of January 1, 2002, the Company amended the Plan to add an employee stock ownership plan ("ESOP") component pursuant to section 4975(e)(7) of the Code, which is intended to be a stock bonus plan pursuant to section 401(a) of said Code. The ESOP is intended to invest primarily in employer securities, within the meaning of section 409(l) of the Code, and the ESOP and profit sharing plan portions of this Plan are intended to constitute a single plan under Treasury Regulations Section 1.414(l)-1(b)(1).

      1.2 MERGERS AND DISPOSITIONS. Effective as of December 31, 1988, the Savings and Investment Plan for Salaried Employees of Mrs. Smith's Frozen Foods Co. and its Subsidiaries (the "Mrs. Smith's Plan") and the Fearn International Inc. Savings and Investment Plan (the "Fearn Plan") were merged into this Plan. The provisions of the Plan apply to persons who are employees of Mrs. Smith's Frozen Foods Co. ("Mrs. Smith's"), Winola Storage, Inc. ("Winola") or Fearn International Inc. ("Fearn") on or after January 1, 1989. Effective January 31, 1992, as the result of the sale of Fearn International, Inc., Fearn ceased to participate in the Plan. The provisions of this Plan apply to persons who are employees of Salada Corporation on or after January 1, 1989 Effective March 31, 1994 as a result of the sale of Mrs. Smith's Frozen Foods Co., Mrs. Smith's Frozen Foods Co. ceased to participate in the Plan. However, the Eggo Waffle Division of Mrs. Smith's Frozen Foods Co. continues to participate in the Plan.

      Effective as of October 31, 1999 the Company sold Lender's Bagel Bakery. Effective November 1, 1999 the Lender's Employees and the hourly Employees at the Lender's Bagel Bakery in Mattoon, Illinois shall not be allowed to contribute to the Plan and no Employer shall

KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

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make contributions on behalf of the Lender's Employees and the hourly Employees at the Lender's Bagel Bakery in Mattoon, Illinois.

      The provisions of the Plan apply on and after May 1, 2000 to persons who are salaried employees of Worthington Foods, Inc., as well as to employees of Worthington Foods, Inc. who are covered by a collective bargaining agreement. Effective as of or as soon as practicable after July 1, 2000, the Worthington Foods Tax Savings and Profit Sharing Plan covering the salaried employees of Worthington Foods, Inc. was merged into the Plan.

      1.3 NEW EMPLOYEE GROUPS. Effective as of July 1, 1994, the Plan was extended to cover collectively bargained Employees at the Company's Rossville, Georgia Plant ("Rossville Union Employees"), and effective as of June 1, 1995 the Plan was extended to cover collectively bargained Employees at the Company's San Jose, California Plant ("San Jose Union Employees"). Except as noted in the Plan document, the provisions of the Plan shall be applicable to the Rossville Union Employees after July 1, 1994 and the San Jose Union Employees after June 1, 1995.

      Effective as of May 1, 1997, the Plan shall be extended to cover salaried Employees at the Lender's Bagel Bakery in Mattoon, Illinois, West Seneca, New York, and the Connecticut complex (New Haven, West Haven, and ILDC) ("Lender's Employees") and the hourly Employees at the Lender's Bagel Bakery in Mattoon, Illinois. Except as noted in the Plan document, the provisions of the Plan shall be applicable to the Lender's Employees after December 16, 1996.

      Effective as of March 1, 1996, the Plan was extended to cover collectively bargained Employees at the Company's Atlanta Georgia Plant ("Atlanta Union Employees"), and effective as of March 1, 1997, the Plan was extended to cover collectively bargained Employees at the Company's Blue Anchor, New Jersey Plant ("Blue Anchor Union Employees"). Except as noted in the Plan Document, the provisions of the Plan shall be applicable to the Atlanta Union Employees after March 1, 1996 and to the Blue Anchor Employees after March 1, 1997.

      Effective October 1, 1999 the Company purchased Worthington Foods, Inc. The Plan shall be extended to cover salaried employees of Worthington Foods, Inc. and employees of Worthington Foods, Inc. who are covered by a collective bargaining agreement ("Worthington Employees") as of May 1, 2000.

      Effective June 29, 2000, the Company purchased Kashi, Inc. The Plan shall be extended to cover employees of Kashi, Inc. as of October 23, 2000.


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                                   ARTICLE II

                                   DEFINITIONS

      The following terms whenever used in the following capitalized form shall have the meaning set forth below, unless the context clearly indicates otherwise:

      2.1 ACCOUNTS. "Accounts" means the following separate Accounts consisting of the amounts described below, plus income and gains and less expenses and losses attributable thereto, and reduced by any distributions therefrom:

            (a)   An Employee After-Tax Account consisting of

                  (1) Employee After-Tax Contributions made to the Plan (A) with respect to Kellogg Participants, after October 31, 1978 and prior to January 1, 1987, or (B) with respect to Mrs. Smith's Participants, after December 31, 1979 and prior to January 1, 1987, and

                  (2) Employee After-Tax Contributions made to the Plan on and after January 1, 1987.

            (b) A Before-Tax Account consisting of Before-Tax Contributions and Special Section 401(k) Contributions.

            (c)   A Company Contributions Account, as described below.

                  (1) Prior to August 3, 1998, the Company Contributions Accounts consisted of Employer Matching Contributions. Prior to July 1, 1991, a Participant's Company Contributions Account was comprised of three parts as follows:

                        (A) Part A consisting of (i) with respect to Kellogg Participants, all Employer Matching Contributions for Plan Years commencing after October 31, 1978 and before November 1, 1984, five-sevenths (5/7ths) of Employer Matching Contributions for Plan Years commencing after October 31, 1984 and before November 1, 1987, and five-eighths (5/8ths) of Employer Matching Contributions for Plan years commencing after October 31, 1987; and (ii) with respect to Mrs. Smith's Participants, all Employer Matching Contributions for Plan Years commencing before January 1, 1988, and seven-eighths (7/8ths) of Employer Matching Contributions for Plan Years commencing after December 31, 1987; and

                        (B) Part B consisting of, with respect to Kellogg Participants, two-sevenths (2/7ths) of Employer Matching Contributions for Plan Years commencing after October 31, 1984 and before November 1, 1987 and two-eighths (2/8ths) of Employer Matching Contributions for Plan Years commencing after October 31, 1987; and

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                        (C)   Part C consisting of (i) with respect to Kellogg
            Participants, one-eighth (1/8th) of Employer Matching Contributions for Plan Years commencing after October 31, 1987; and (ii) with respect to Mrs. Smith's Participants, one-eighth (1/8th) of Employer Matching Contributions for Plan Years commencing after January 1, 1988.

            Effective July 1, 1991, a Participant's Company Contributions Account is comprised only of two parts as follows. Part A and Part B set forth above were merged into a single account Part A/B as of July 1, 1991.

                  (2) Effective on and after August 3, 1998, a Participant's Company Contributions Account is comprised of four parts as follows:

                        (A) Amounts attributable to Employer Matching Contributions, which is itself split into Parts A/B and Part C, as described above.

                        (B) A Company Profit Sharing Elective Cash Account consisting of, with respect to Kellogg Participants, all elective cash credited to the Participant as of October 31, 1978 and with respect to Mrs. Smith's Participants, one-third (1/3rd) of the Participant's profit sharing account balance as of December 31, 1979 less the portion thereof, if any, that was the subject of an irrevocable withdrawal election made by the Participant prior to December 15, 1979.

                        (C) An Employee Profit Sharing Account consisting of, with respect to Kellogg Participants, employee contributions for Plan Years commencing before November 1, 1978.

                        (D) A Company Deferred Profit Sharing Account consisting of (i) with respect to Kellogg Participants, all contributions by an Employer (other than elective cash) and net withdrawal credits for Plan Years commencing before November 1, 1978, and (ii) with respect to Mrs. Smith's Participants, two-thirds (2/3rd) of the Participant's profit sharing account balance as of December 31, 1979.

            (d)   A Rollover Account consisting of Rollover Contributions.

      2.2 ACCRUED BENEFIT. "Accrued Benefit" means a Participant's total interest in the Trust composed of his Accounts. The value of an Accrued Benefit at any time during any Plan Year shall be its value as adjusted on the coinciding or immediately preceding Valuation Date.

      2.3 ACTIVE PARTICIPANT. "Active Participant" means: (a) with respect to Employer Matching Contributions and Special Section 401(k) Contributions, a Participant who is an Eligible Employee employed by an Employer and who has completed one (1) Year of Eligibility Service; and (b) with respect to Employee After-Tax Contributions, Before-Tax Contributions and the non-discrimination rules set forth in Sections 4.1(c) and 4.2(c)(2), a Participant who is an


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Eligible Employee employed by an Employer; in each case subject to the provisions of Section 3.3.

      2.4 ADMINISTRATIVE COMMITTEE. "Administrative Committee" means the administrative committee appointed pursuant to Section 8.1 to administer the Plan.

      2.5 AUTHORIZED LEAVE OF ABSENCE. "Authorized Leave of Absence" means any absence authorized by an Employer under the Employer's standard personnel practices. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with re-employment rights provided by law.

      2.6 BENEFICIARY. "Beneficiary" means any person designated by a Participant to receive death benefits under the Plan in accordance with the provisions of Section 7.3.

      2.7 BOARD OF DIRECTORS. "Board of Directors" means the board of directors of Kellogg Company.

      2.8 CHAIRMAN OF THE BOARD. "Chairman of the Board" means the chairman of the board of directors of Kellogg Company.

      2.9 CODE. "Code" means the Internal Revenue Code of 1986, as amended, or any succeeding Internal Revenue Code and regulations issued under the Code, and references to sections thereof shall be deemed to include any such sections as amended, modified or renumbered.

      2.10 COMPANY. "Company" means Kellogg Company or any successor corporation by merger, consolidation, purchase or otherwise, which elects to adopt the Plan and the Trust.

      2.11  COMPENSATION. "Compensation" means the amounts below:

            (a) Except as provided in (b) or (c), Compensation means the total wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) paid to an Employee by an Employer for services rendered or while the Employee is on a paid Authorized Leave of Absence (but not during any period of Disability), increased by any elective contributions that are made by the Employer on behalf of the Employee that are not includible in income under Section 125 or 402(e)(3) (as of January 1, 1993) of the Code, and excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, income recognized on the issuance or exercise of stock options, waiver bonuses, deferred compensation and welfare benefits. For all Participants bonuses shall be recognized as Compensation when paid. With respect to Fearn Participants and Mrs. Smith's Participants, Compensation shall be defined as above with respect to a Kellogg Participant except that "Soup bonuses" paid to Fearn Participants shall be excluded. Notwithstanding the foregoing provisions of this Section 2.11(a), Compensation shall not include any severance pay that Employees received under COMPASS, a


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voluntary program consisting of an enhanced retirement option and severance options that was offered to certain Employees between March and April, 1995.

            (b) For purposes of determining the limitations under Articles V and XI (except for purposes of Section 11.2(d)), Compensation means total wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) paid to an Employee by an Employer and any Related Company for the Plan Year, increased by elective contributions that are made by the Employer or a Related Company on behalf of the Employee that are not includible in income under Sections 125 or, effective January 1, 1998, 402(e)(3) or, effective January 1, 2001, 132(f)(4) of the Code, and excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

            (c) For purposes of determining whether an Employee is a Highly Compensated Employee in accordance with Section 2.26 or a Key Employee in accordance with Section 11.2(d) and for purposes of determining the Contribution Percentage under Section 4.1(d) and the Actual Deferral Percentage under Section 4.2(d), Compensation means Compensation as defined in (b) above.

                  (1) Effective for periods beginning on or after January 1, 1989 through October 31, 1994 and except for purposes of determining Highly Compensated Employees under Section 2.26, Key Employees under
      Section 11.2(d) and the limitations under Section 5.1, the amount of an Employee's annual Compensation taken into account under the Plan will not exceed $200,000 (increased as permitted by applicable regulations and rulings to reflect cost-of-living adjustments). In determining the Compensation of an Employee for Plan Years before 1997 for purposes of this limitation, the Family Member attribution rules of Section 2.26(f) shall apply, except that in applying such rules the term Family Member will include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the end of the Plan Year.

                  (2) For Plan Years beginning on or after November 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

                  (3) For Plan Years beginning on and after January 1, 2002, the annual compensation of each Employee taken into account under the Plan shall not exceed $200,000 as adjusted by the Commissioner of the Internal Revenue Service in increments of $5,000 for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

                  (4) The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a


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      fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                  (5) If, as a result of the application of such rules the adjusted annual Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 2.11 prior to the application of this limitation.

                  (6) Furthermore, effective as of August 3, 1998, Compensation shall not include any termination pay or severance pay that Employees receive after their employment is terminated, including any severance pay received under any other voluntary program consisting of an enhanced retirement option and severance options.

                  (7) Furthermore, Compensation shall not include any severance pay that Employees received under the Activity Value Analysis Severance Program, a voluntary program consisting of an enhanced retirement option and severance option that was offered to certain Employees who were employed by the Company on December 1, 1998. In addition, Compensation shall not include severance pay that Employees received under the Battle Creek South Plant Program, a voluntary program consisting of an enhanced retirement option and severance option that was offered on September 22, 1999 to certain Employees who would be eligible to retire as of December 31, 2005 under the Kellogg Company Salaried Pension Plan, taking into account their enhanced age and service under the Program.

      2.12 COMPENSATION REDUCTION ELECTION. "Compensation Reduction Election" means the properly completed form provided by the Administrative Committee which has been filed by the Participant with the Administrative Committee as provided in Section 4.2.

      2.13 DISABILITY. "Disability" means a permanent and total physical or mental incapacity that prevents a Participant from properly performing the duties of his employment; provided that "Disability" shall not include any such condition which was incurred, contracted or suffered while the Participant was willfully and illegally engaged in, or resulted from his having willfully and illegally engaged in, any felonious criminal action; was incurred, contracted or suffered during, or as a result of, service in the Armed Forces of the United States or in the military service of any other country; or arose out of and in the course of employment other than employment with the Participant's Employer or a Related Company. Such determination shall be made by the Administrative Committee on the basis of such medical and other competent evidence as the Administrative Committee shall deem relevant.

      2.14 ELIGIBILITY COMPUTATION PERIOD. "Eligibility Computation Period" means the 12-month period commencing with the date an Employee performs his first Hour of Service (or performs his first Hour of Service following a Break in Service) by an Employer (or other Related Company) and succeeding 12-consecutive-month periods beginning on the anniversaries of the date the Employee performs his First Hour of Service (or performs his First Hour of Service following a Break in Service). For purposes of being eligible to have Employer Matching Contributions under Section 4.1 or Special Section 401(k) Contributions under Section 4.5 contributed to the Plan on his behalf, an Employee must complete a Year of Eligibility


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KELLOGG COMPANY
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

Service within an Eligibility Computation Period. Likewise, for these same purposes, Break in Service means an Employee's "Severance from Service Date" and the term "One Year Break in Service" means the first anniversary of an Employee's "Severance from Service Date." "Severance from Service Date" means the date that occurs with respect to an Employee or Participant upon the earlier of (a) the date on which he quits, is discharged, retires, or dies or (b) the first anniversary of the date he is absent for any other reason.

      2.15  ELIGIBLE EMPLOYEE. "Eligible Employee" means

            (a) any Employee employed by an Employer, including (effective as of August 3, 1998) individuals employed as interns or working in a cooperative program through an educational institution, but excluding (1) any Employee who is employed as a merchandiser or stock shelver, (2) any Employee who is employed at McCamly Place in the retail division (effective December 1, 1992, Eligible Employee includes individuals in the McCamly Place management office), (3) any Employee who is a member of a unit of employees covered by a collective bargaining agreement, unless the agreement requires inclusion of the Employee in the Plan, (4) any Employees classified as temporary or occasional employees and who are anticipated to work less than 1,000 hours in a Plan Year, and (5) any Leased Employee as defined in Section 3.4 and any individual who is an independent contractor; and

            (b) any Highly Compensated Employee (as defined in Section 2.26 without regard to Section 2.26(f)) employed by a Related Company which has not adopted the Plan who is a nonresident alien, receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Company or any Related Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), and is designated as an Eligible Employee by the Administrative Committee (an "Eligible Nonresident Employee").

      Notwithstanding the forgoing, employees who were employed at the Muncy facility of the Company and who elected to join the American Federation of Grain Millers in March, 1990 shall continue to participate in the Plan until November 1, 1990 at which time the Accrued Benefits of such employees were transferred to the Kellogg Company American Federation of Grain Millers Savings and Investment Plan.

      Furthermore, any Employees classified as temporary or occasional employees who complete an Eligibility Computation Period shall become Eligible Employees.

      2.16 EMPLOYEE. "Employee" means any individual who is employed by an Employer or a Related Company, including an individual who is on an Authorized Leave of Absence. Effective January 1, 1998, "Employee" means any person Employed by the Employer or a Related Company in an employment relationship in which the person performs services for the Employer or a Related Company as a common-law employee and is so treated under the Employer's or a Related Company's payroll practices, including an individual who is on an Authorized Leave of Absence. The term "Employee" specifically excludes a person whom the Employer or a Related Company considers to be a "contract employee," an "independent contractor" or a "leased employee" even if the person is later reclassified as a common law employee by the Internal Revenue Service or a court of law, or is otherwise reclassified.

                                       8
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

      2.17 EMPLOYEE AFTER-TAX CONTRIBUTIONS. "Employee After-Tax Contributions" means the contributions made to the Plan by a Participant pursuant to Section 4.6.

      2.18  EMPLOYER. "Employer" means

            (a) the Company and any Related Company which elects to adopt the Plan (as of December 1, 1994, the following Related Companies have adopted the
Plan: Kellogg Service Group Inc., Kellogg U.S.A., Inc., Kellogg Caribbean Division of Kellogg South America and Kellogg Sales Company Inc.); and

            (b) any Related Company which has not adopted the Plan and which employs an Eligible Nonresident Employee, but only in respect of such Eligible Nonresident Employee.

      2.19 EMPLOYER CONTRIBUTIONS. "Employer Contributions" means the following payments made from time to time by an Employer to the Trustee:

            (a)   Employer Matching Contributions made pursuant to Section 4.1.

            (b)   Before-Tax Contributions made pursuant to Section 4.2.

            (c)   Special Section 401(k) Contributions made pursuant to Section
4.5.

      2.20 ENTRY DATE. "Entry Date" means any day within the calendar year. Before August 3, 1998, "Entry Date" meant the first day of each calendar month, and such additional dates as the Administrative Committee might from time to time provide.

      2.21 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder.

      2.22 FEARN PLAN. "Fearn Plan" means the Fearn International Inc. Savings and Investment Plan as in effect prior to its merger into this Plan effective as of December 31, 1988.

      2.23 FINANCE COMMITTEE. "Finance Committee" means the finance committee appointed pursuant to Section 8.1 to direct the investment of the assets of the Trust Fund.

      2.24 FORFEITURE. "Forfeiture" means the portion of a Participant's Accrued Benefit which is forfeited as provided in Section 12.5.

      2.25 HARDSHIP. "Hardship" means immediate and heavy financial need of the Participant which cannot be met by funds reasonably available from his other resources on account of:

            (a) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Section 152 of the Code);

            (b) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                                       9
KELLOGG COMPANY
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

            (c) Payment of tuition for the next semester of post-secondary education for the Participant, his spouse, children or dependents; effective April 1, 1992, payment of tuition and related education fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents;

            (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

            (e) The need to pay expenses arising from the death of a family member (spouse, children, grandchildren, parents or grandparents) of the Participant;

            (f) Such other events, if any, that are designated by the Internal Revenue Service as constituting deemed immediate and heavy financial needs in regulations, revenue rulings, notices, or other documents of general applicability; or

            (g) Effective July 1, 1991, such other events as are determined by the Administrative Committee, on the basis of all relevant facts and circumstances, to constitute immediate and heavy financial need.

      2.26  HIGHLY COMPENSATED EMPLOYEE. "Highly Compensated Employee" means,

            (a) any individual who performs services as an Employee for an Employer or a Related Company during the preceding Plan Year and who at any time during the preceding Plan Year (1) had Compensation from the Company in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) and (2) was in the top-paid group of Employees for such preceding Plan Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such Plan Year; or

            (b) any individual who during the Plan Year or the preceding Plan Year is more than a 5% owner (or is considered as owning more than 5% within the meaning of Section 318 of the Code) ("5% Owner") of the Employer or a Related Company.

            (c) For purposes of this Section 2.26, a former Employee shall also be treated as a Highly Compensated Employee for a Plan Year if such former Employee had a Termination of Employment prior to such Plan Year and was a Highly Compensated Employee (within the meaning of Subsections (a) and (b) above) for either the Plan Year in which he had a Termination of Employment or any Plan Year ending on or after his 55th birthday.

            (d) For purposes of this Section 2.26, an Employee who performs no services for the Employer or Related Companies during a Plan Year (for example, an Employee who is on an Authorized Leave of Absence throughout the Plan Year) shall be treated as having had a Termination of Employment in the Plan Year in which he last performed services for the Employer or a Related Company.

            (e) For purposes of Subsection (c) above, an Employee who performs services for the Employer or a Related Company during a Plan Year shall nevertheless be deemed to have


                                       10
KELLOGG COMPANY
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

had a Termination of Employment (solely for purposes of determining whether such Employee is a Highly Compensated Employee under Subsection (c) for any period after he has an actual Termination of Employment) if (1) in a Plan Year prior to his attainment of age 55, the Employee receives Compensation in an amount less than 50% of his average annual Compensation for the three consecutive calendar years preceding such Plan Year during which his Compensation was the greatest (or the total period of the Employee's service with the Employer and Related Companies, if less) and (2) after such Plan Year in which the Employee is deemed to have had a Termination of Employment and before the Plan Year in which the Employee has an actual Termination of Employment, the Employee's services for and Compensation from the Employer and Related Companies do not increase significantly.

            (f) For purposes of this Section 2.26, Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer or a Related Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees.

            (g) For purposes of Section 2.26, the preceding Plan Year will never be a period of fewer than twelve months. This means, for purposes of this
Section 2.26, for the Plan Year beginning January 1, 2002 and ending December 31, 2002, the preceding Plan Year will be deemed to be the twelve-month calendar year period beginning January 1, 2001, and ending December 31, 2001.

      2.27 HOUR OF SERVICE. "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, by an Employer or a Related Company:

            (a)   for the performance of duties;

            (b) on account of a period of time during which no duties were performed; provided that, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that no Hours of Service shall be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses; or

            (c) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer or Related Company; provided that no more than 501 Hours of Service shall be credited for any single continuous period of time during which the Employee did not or would not have performed duties, and provided that Hours of Service credited under (a) and (b) shall not be credited under (c).

            The determination of Hours of Service for reasons other than the performance of duties shall be determined in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c). For Employees who are paid on other than an hourly basis, Hours of Service shall be credited for each payroll period of the Employer for which the Employee receives or is entitled to receive compensation according to the following chart:

                                       11
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

                    PAYROLL PERIOD       HOURS OF SERVICE CREDITED
                  ------------------     -------------------------
                  (1)   Weekly                      45
                  (2)   Semi-Monthly                95
                  (3)   Monthly                    190

            To the extent not credited above, solely for purposes of avoiding a Break in Service, for periods of absence from work on account of Parental Leave, an Employee shall be credited, but not in excess of the number of Hours of Service required to bring the total of Hours of Service for the Eligibility Computation Period to 501, with

            (1) the Hours of Service which normally would have been credited to such individual but for the Parental Leave, or

            (2) 8 Hours of Service per day of such absence if the Plan is unable to determine the Hours of Service which would have been credited to such individual but for the Parental Leave.

            An Employee's Hours of Service for absence on account of Parental Leave shall be credited to the Eligibility Computation Period in which absence because of a Parental Leave commenced, except that if such Hours of Service are not needed to prevent a Break in Service in the Eligibility Computation Period in which the absence because of Parental Leave commenced and if such Parental Leave continues into a subsequent Eligibility Computation Period, the Hours of Service shall be credited to the subsequent Eligibility Computation Period.

            Furthermore, to the extent not credited above, solely for purposes of determining whether a Break in Service has occurred, an Employee who is absent from work for a leave under the Family and Medical Leave Act of 1993 shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence.

            Effective on and after December 16, 1996 employment with Lender's Bagel Bakery before December 16, 1996, shall be counted for eligibility purposes. Notwithstanding the foregoing, on and after November 1, 1999, employment with Lender's Bagel Bakery will not be counted for any purposes under the Plan.

            Notwithstanding anything in this Section 2.27 to the contrary, effective on and after January 1, 1997, service shall be determined on an elapsed time basis. For this purpose, "elapsed time" means the twelve-consecutive-month period commencing with the date an Employee is employed (or re-employed following a One-Year Break in Service) by an Employer and succeeding twelve-consecutive month periods beginning on the anniversaries of the date of employment (or re-employment following a One-Year Break in Service). For the one-year period beginning January 1, 1997, in the event that an Employee would receive more service based on the method of crediting service effective before January 1, 1997, then based on the elapsed time method for that same period, service shall be counted so as to grant an Employee the maximum service based on the prior method of crediting service for the period to January 1,


                                       12
KELLOGG COMPANY
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

1997, plus the service based on the elapsed time method on and after January 1, 1997, or the elapsed time method from the beginning of the Employee's current Eligibility Computation Period.

            As a result of the change to the elapsed time method, an Employee who incurs a Parental Leave will not incur a Break in Service (for purposes of eligibility ) until the second anniversary of the date upon which that Employee first was absent on a Parental Leave. Furthermore, the Employee's period of absence while on a Parental Leave will be considered in determining whether the Employee completes an Eligibility Computation Period for purposes of becoming eligible to receive an Employer Matching Contribution or Special Section 401(k) Contribution under Section 3.1.

            Effective on and after May 1, 2000 employment with Worthington Foods, Inc. prior to November 29, 1999, the date the Company acquired Worthington Foods, Inc., shall be counted for eligibility purposes.

            Effective on and after October 23, 2000, employment with Kashi, Inc. prior to June 29, 2000, the date the Company acquired Kashi, Inc., shall be counted for eligibility purposes

      2.28 KELLOGG PARTICIPANT. "Kellogg Participant" means a Participant other than a Fearn Participant or a Mrs. Smith's Participant who was a Participant in this Plan as of December 31, 1988.

      2.29 MRS. SMITH'S PARTICIPANT. "Mrs. Smith's Participant" means a Participant who was a Participant in the Mrs. Smith's Plan as of December 31, 1988.

      2.30 MRS. SMITH'S PLAN. "Mrs. Smith's Plan" means the Savings and Investment Plan for Salaried Employees of Mrs. Smith's Frozen Foods Co. and its Subsidiaries as in effect prior to its merger into this Plan effective as of December 31, 1988.

      2.31 NORMAL RETIREMENT DATE. "Normal Retirement Date" means the date on which a Participant attains age 65.

      2.32 PARENTAL LEAVE. "Parental Leave" means a period of time beginning after December 31, 1984, during which an Employee is absent from work: (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. An absence from work shall not be a Parental Leave unless the Employee furnishes the Administrative Committee such timely information as may reasonably be required to establish that the absence from work was for one of the reasons specified in this Section 2.32 and the number of days for which there was such an absence. Nothing contained herein shall be construed to establish an Employer policy of treating a Parental Leave as an Authorized Leave of Absence.

                                       13
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

      2.33 PARTICIPANT. "Participant" means an Eligible Employee participating in the Plan as provided in Article III.

      2.34 PLAN. "Plan" means the Kellogg Company Savings and Investment Plan as herein set forth, and as hereafter from time to time amended. Prior to November 1, 1999, "Plan" meant the Kellogg Company Salaried Savings and Investment Plan.

      2.35 PLAN YEAR. "Plan Year" means, effective January 1, 2002, the twelve-month period beginning on each January 1, and ending on the next succeeding December 31. Prior to January 1, 2002, Plan Year meant the twelve-month period beginning on each November 1, and ending on the next succeeding October 31, except that there was a short plan year beginning on November 1, 2001, and ending on December 31, 2001.

      2.36 QUALIFIED JOINT AND SURVIVOR ANNUITY. "Qualified Joint and Survivor Annuity" means a non-transferable annuity payable to the Participant for life with a non-transferable survivor annuity for the life of the Participant's spouse which is equal to 50 percent the amount of the annuity which is payable during the joint lives of the Participant and the Participant's spouse, and in an amount which can be purchased with the Participant's Accrued Benefit.

      2.37 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. "Qualified Preretirement Survivor Annuity" means a non-transferable annuity for the life of the Participant's surviving spouse in an amount which can be purchased with the Participant's Accrued Benefit.

      2.38 RELATED COMPANY. "Related Company" means a corporation, trade, or business if it and an Employer are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in
Section 414(c) of the Code or members of an affiliated service group as defined in Section 414(m) of the Code or members of a group the members of which are required to be aggregated pursuant to regulations under Section 414(o) of the Code; provided, however, for purposes of Sections 2.39 and 5.1, the standard of control for determining a Related Company under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be more than 50%, rather than "at least 80%".

      2.39 RELATED PLAN. "Related Plan" means any other defined contribution plan or any defined benefit plan (as defined in Section 415(k) of the Code) maintained by an Employer or a Related Company, respectively called a "Related Defined Contribution Plan" and "Related Defined Benefit Plan."

      2.40 REQUIRED BEGINNING DATE. "Required Beginning Date" means the following:

            (a) for a Participant who attains age 70-1/2 prior to January 1, 1988, the later of:

                  (1) the December 31 of the calendar year in which he attains age 70-1/2, or

                  (2) if the Participant is not a 5% owner of the Employer or a Related Company (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he attains age 70-1/2 or any of the four (4)


                                       14
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN
      prior Plan Years, December 31 of the calendar year in which he has a Termination of Employment, provided that if any such Participant becomes a five percent (5%) owner during any Plan Year after he attains age 70-1/2, the "Required Beginning Date" for such Participant shall be the April 1 of the calendar year following the calendar year in which such Plan Year ends, and

            (b) for a Participant who attains age 70-1/2 on or after January 1, 1988, the December 31 of the calendar year in which the Participant attains age 70-1/2; provided, however, that in no event shall a Participant's "Required Beginning Date" occur prior to December 31, 1987, and provided further that if a Participant attained age 70-1/2 during 1988, is not a five percent (5%) owner, and had not retired by January 1, 1989, the Participant's "Required Beginning Date" shall be December 31, 1996.

            (c) for a Participant who attains age 70-1/2 on or after January 1, 1999, the later of:

                  (1) the April 1 of the calendar year following the calendar year in which he attains age 70-1/2, or

                  (2) if the Participant is not a 5% owner of the Employer or a Related Company (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he attains age 70-1/2 or any of the four (4) prior Plan Years, the April 1 of the calendar year following the calendar year in which he has a Termination of Employment, provided that if any such Participant becomes a five percent (5%) owner during the Plan Year after he attains age 70-1/2, the "Required Beginning Date" for such Participant shall be the April 1 of the calendar year following the calendar year in which such Plan Year ends.

            (d) furthermore, all benefit distributions under the Plan shall comply with Sections 401(a)(9) of the Code. In addition, the distributions will be made in accordance both with the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal Revenue Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

      2.41 ROLLOVER CONTRIBUTION. "Rollover Contribution" means a rollover contribution from a qualified trust as described in Code Section 402(c), from an employee annuity as described in Code Section 403(a)(4), or from an individual retirement account or individual retirement annuity as described in Code Section 408(d)(3) made in accordance with Section 4.7 of the Plan.

      2.42 SINGLE LIFE ANNUITY. "Single Life Annuity" means a monthly pension payable to the Participant during his lifetime, which terminates the month of the Participant's death, in an amount which can be purchased with the Participant's Accrued Benefit.

      2.43 TERMINATION OF EMPLOYMENT. "Termination of Employment" occurs when a person leaves the employ of an Employer or Related Company or fails to return to work at the termination of an Authorized Leave of Absence. Transfers of employment from an Employer or Related Company to employment by another Employer or Related Company shall not constitute


                                       15
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN
a Termination of Employment. A Kellogg Participant receiving severance payments shall be deemed to have a Termination of Employment upon the receipt of all severance payments.

      2.44 TRUST. "Trust" means the trust established and maintained for the purposes of the Plan, which is administered by the Trustee in accordance with the provisions of the Trust Agreement.

      2.45 TRUST AGREEMENT. "Trust Agreement" means the agreement between the Company and the Trustee establishing the Kellogg Company Salaried Savings and Investment Trust.

      2.46 TRUST FUND. "Trust Fund" means any property, real or personal, received by the Trustee, plus all income and gains and less losses, expenses and distributions chargeable thereto.

      2.47 TRUSTEE. "Trustee" means the corporation, bank, trust company, individual or individuals who accept appointment as trustee to execute the duties of the Trustee set forth in the Trust Agreement.

      2.48 VALUATION DATE. "Valuation Date" means the end of any business day of the calendar year. For the purposes of this Plan the end of each business day shall be 4:00 p.m. Eastern Standard Time ("ET") or such earlier time that the New York Stock Exchange ("NYSE") closes on a business day.

      2.49 YEAR OF ELIGIBILITY SERVICE. "Year of Eligibility Service" means an Eligibility Computation Period in which an Employee completes one year of service with an Employer as of the anniversary of the date the Employee performs his first Hour of Service (or performs his first Hour of Service following a Break in Service). With respect to temporary or occasional employees, the Eligibility Computation Period shall begin with the first hour of the first day in which they are actively employed as an Employee.



                                       16
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

                                   ARTICLE III

                                  PARTICIPATION

      3.1 PARTICIPATION. Each Kellogg Participant who is an Eligible Employee employed by an Employer on January 1, 1989 will be a Participant in the Plan on January 1, 1989, and each Mrs. Smith's Participant or Fearn Participant who is an Eligible Employee employed by an Employer on January 1, 1989 will be a Participant in the Plan on January 1, 1989; provided that a Participant shall not be eligible to have Employer Matching Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf prior to the first Entry Date coinciding with or next following the date he completes a Year of Eligibility Service.

      Each other Eligible Employee shall be eligible to become a Participant in this Plan on the first Entry Date coinciding with or next following the date he becomes an Eligible Employee by completing an Hour of Service; provided that a Participant shall not be eligible to have Employer Matching Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf prior to the first Entry Date coinciding with or next following the date he completes an Eligibility Computation Period. Such Eligible Employee shall become a Participant in the Plan upon making a Compensation Reduction Election pursuant to Section 4.2 or upon electing to make Employee After-Tax Contributions pursuant to Section 4.6.

      Admission to participation in the Plan shall only be made when an Eligible Employee is not on an Authorized Leave of Absence or serving with the Armed Forces of the United States. Each Participant shall continue as such until the later of his Termination of Employment or the distribution of his entire Accrued Benefit.

      Lender's Employees shall be eligible to participate in this Plan on May 1, 1997 if they otherwise meet the eligibility requirements of the Plan.

      Worthington Employees shall be eligible to participate in this Plan on May 1, 2000 if they otherwise meet the eligibility requirements of the Plan. Regardless, Worthington Employees covered by the Salaried Worthington 401(k) Plan as of May 1, 2000 shall be eligible to receive Employer Matching Contributions and Special Section 401(k) Contributions without regard to the eligibility requirements of the Plan. Furthermore, any forfeitures that arose under the Salaried Worthington 401(k) Plan and now are held by this Plan shall be applied toward the payment of Employer Matching Contributions for the salaried Worthington Employees.

      Employees of Kashi, Inc. shall be eligible to participate in this Plan as of October 23, 2000, if they otherwise meet the eligibility requirements of the Plan. However, an employee of Kashi, Inc. shall not be eligible to have Employer Matching Contributions and Special Section 401(k) Contributions contributed to the Plan on his behalf until July 1, 2001, with the contribution being credited as of the first payroll period after July 1, 2001.

      3.2 CERTIFICATION OF PARTICIPATION AND COMPENSATION TO COMMITTEE. Each Employer shall certify to the Administrative Committee, within a reasonable time after each Entry Date, the names of all new Participants, such Participants' Compensation and such other information as the Committee may request.


                                       17
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

      3.3 PARTICIPATION UPON RE-EMPLOYMENT.

            (a) Eligible Employee. An Employee who (1) has a Termination of Employment, (2) was a Participant immediately before such Termination of Employment, and (3) thereafter becomes an Eligible Employee shall again become a Participant immediately upon becoming an Eligible Employee, provided that such Employee's Compensation Reduction Election shall not become effective prior to the first day of the payroll period following the Entry Date coinciding with or next following the date he again becomes a Participant; and provided further, that such a Participant shall not be eligible to have Employer Matching Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf prior to the first Entry Date coinciding with or next following the date he completes a Year of Eligibility Service. Notwithstanding the foregoing provisions of this Section 3.3(a), Eligible Employees who are re-employed in accordance with the provisions of Section 7.16 shall be eligible to have Employer Matching Contributions or Special Section 401k Contributions contributed to the Plan on their behalf immediately upon becoming an Eligible Employee, assuming that they have made a Compensation Reduction Election and that it has become effective.

            (b) Ineligible Employee. An Employee who (1) has a Termination of Employment, (2) was an ineligible Employee immediately before such Termination of Employment, and (3) thereafter becomes an Eligible Employee shall become a Participant immediately upon becoming an Eligible Employee, provided that such Employee's Compensation Reduction Election shall not become effective prior to the first day of the payroll period following the Entry Date coinciding with or next following the date he again becomes a Participant; and provided further, that such a Participant shall not be eligible to have Employer Matching Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf prior to the first Entry Date coinciding with or next following the date he completes a Year of Eligibility Service.

            (c) Rehired Worthington Employees. If a former participant in the Salaried Worthington 401(k) Plan forfeited before July 1, 2000 his nonvested interest in his account under that plan resulting from employer profit sharing contributions under that plan, and is rehired on or after July 1, 2000 by the Employer, his nonvested interest that was forfeited shall be recredited (without earnings) as of the date of his reemployment to his Company Deferred Profit Sharing Account from an additional Employer contribution if his rehire date is before the end of the five-year period beginning on the date of the distribution of his vested interest, and he repays to the Plan the amount previously distributed to him before the date that is five years after the date of his reemployment. For purposes of the preceding sentence, any Participant who was deemed to have received a cash-out distribution because he was zero percent (0%) vested upon termination of employment shall be deemed to have repaid the deemed distribution upon his date of reemployment. Further, a former participant in the Salaried Worthington 401(k) Plan who was 100% vested in his account under the Salaried Worthington 401(k) Plan, and who is rehired on or after July 1, 2000 by the Employer, may not repay to the Plan any prior distributions from the Salaried Worthington 401(k) Plan.

      3.4 LEASED EMPLOYEE. To the extent required under Section 414(n) of the Code and the regulations thereunder, a Leased Employee shall be treated as an Employee of the Employer


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or Related Company. Contributions or benefits provided a Leased Employee by the
Employer or a Related Company which are attributable to services performed for the Employer or a Related Company shall be treated as provided by the Employer or Related Employer.

      "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are performed under primary direction or control by the recipient; provided that any such person shall not be taken into account if (a) such person is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation; (ii) immediate participation; and (iii) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the workforce of the recipient who are not Highly Compensated Employees. Contributions or benefits provided a leased employee by the leasing employer shall be treated as provided by the recipient employer.


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                                   ARTICLE IV

                                  CONTRIBUTION

      4.1 EMPLOYER MATCHING CONTRIBUTIONS.

            (a) Employer Matching Contributions. Subject to the following paragraphs of this Section 4.1(a), for each payroll period during a Plan Year each Employer will contribute on behalf of each Active Participant employed by the Employer an amount equal to 80% of the Before-Tax Contributions or the Employee After-Tax Contributions, whichever is applicable, made on behalf of the Active Participant pursuant to Section 4.2 or Section 4.6 for such payroll period, but the amount of Before-Tax Contributions or Employee After-Tax Contributions taken into account to determine the amount of Employer Matching Contributions to be allocated to him or her for any payroll period will not exceed 5% of his or her Compensation for that payroll period. 12.5% of the Employer Matching Contributions will be made in the form of Kellogg Company Stock and will immediately be placed in the Kellogg Company Stock Fund.

            With respect to an Active Participant who is a Blue Anchor Union Employee, his or her Employer will contribute an amount equal to 40% of the Before-Tax Contributions made on his or her behalf pursuant to Section 4.2, but the Before-Tax Contributions taken into account to determine the amount of Employer Matching Contributions to be allocated to him or her for any given period that ends before January 1, 2000 will not exceed 3% of his or her Compensation for that period, and the Before-Tax Contributions taken into account to determine the amount of Employer Matching Contributions to be allocated to him or her for any given period that ends after December 31, 1999 will not exceed 4% of his or her Compensation for that period. 50% of the Employer Matching Contributions made on behalf of Blue Anchor Union Employees will be made in the form of Kellogg Company Stock and will immediately be placed in the Kellogg Company Stock Fund.

            With respect to an Active Participant who is a San Jose Union Employee, his or her Employer will contribute an amount equal to 40% of the Before-Tax Contributions made on his or her behalf pursuant to Section 4.2, but the Before-Tax Contributions taken into account to determine the amount of Employer Matching Contributions to be allocated to him or her for any given period will not exceed 3% of his or her Compensation for that period. 50% of the Employer Matching Contributions made on behalf of San Jose Union Employees will be made in the form of Kellogg Company Stock, and will immediately be placed in the Kellogg Company Stock Fund.

            With respect to an Active Participant who is a Rossville Union Employee, his or her Employer will contribute an amount equal to 50% of the Before-Tax Contributions made on his or her behalf pursuant to Section 4.2, but the Before-Tax Contributions taken into account to determine the amount of Employer Matching Contributions to be allocated to him or her for any given period will not exceed 5% of his or her Compensation for that period. 20% of the Employer Matching Contributions made on behalf of Rossville Union Employees will be made in the form of Kellogg Company Stock, and will immediately be placed in the Kellogg Company Stock Fund.


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            For periods ending before January 1, 2002, with respect to an Active
Participant who is an Atlanta Union Employee, his or her Employer will contribute an amount equal to 40% of the Before-Tax Contributions made on his or her behalf pursuant to Section 4.2, but the Before-Tax Contributions taken into account to determine the amount of Employer Matching Contributions to be allocated to him or her will not exceed 3% of his or her Compensation for any period ending before January 1, 1999, and 5% of his or her Compensation for any period ending after December 31, 1998 and before January 1, 2002. For periods ending after December 31, 2001, with respect to an Active Participant who is an Atlanta Union Employee, his or her employer will contribute an amount equal to 50% of the Before-Tax Contributions made on his or her behalf pursuant to
Section 4.2, but the Before Tax Contributions taken into account to determine the amount of Employer Matching Contributions to be allocated to him or her will not exceed 5% of his or her Compensation. 20% of each $1.00 of Employer Matching Contributions made on behalf of Atlanta Union Employees will be made in the form of Kellogg Company Stock and will immediately be placed in the Kellogg Company Stock Fund.

            The Employer shall contribute for all Lender's Employees who begin participating in this Plan as of May 1, 1997, the amount that would have been contributed to this Plan as of the later of January 1, 1997 or the date the Participant would have become a Participant after meeting the Plan's eligibility requirements based on the rate of contribution in effect for that Participant as of May 1, 1997 multiplied by the Compensation actually paid during the period beginning on the later of January 1, 1997 or the date the Participant would have become a Participant after meeting the Plan's eligibility requirements and ending on April 30, 1997.

            (b) Deadline for Employer Matching Contributions. Employer Matching Contributions for each payroll period during a Plan Year shall be delivered to the Trustee as soon as reasonably possible after the end of the calendar month in which such payroll period ends, and on or before such date as the Administrative Committee shall specify, but not later than the due date for the filing of the federal income tax return (including any extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.

            (c) Restrictions on Employer Matching Contributions. Notwithstanding the provisions of Section 4.1(a), the sum of the Employer Matching Contributions and Employee After-Tax Contributions for any Participant or group of Participants shall not exceed the amounts permitted under the non-discrimination rules of Section 401(m) of the Code as set forth in the following tests. Furthermore, the Contribution Percentage for Highly Compensated Participants for each Plan Year shall bear a relationship to the Contribution Percentage for all Participants other than Highly Compensated Participants for that Plan Year that meets either of the following tests:

                  (1) the excess of the Contribution Percentage for Highly Compensated Employees over that of all other Active Participants is not more than two percentage points, and the Contribution Percentage for the Highly Compensated Employees is not more than the Contribution Percentage of all other Active Participants multiplied by two, or


                                       21
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                  (2) the Contribution Percentage for the Highly Compensated
      Employees is not more than the Contribution Percentage of all other Active Participants multiplied by 1.25.

            If the Administrative Committee determines that it is necessary to reduce contributions already made to satisfy the requirements of Section 401(m) of the Code, such reduction shall be applied as follows:

            In the event that neither of the tests set forth in the first paragraph of this Section 4.1(c) is passed with respect to a Plan Year, the Administrative Committee shall distribute the excess Employer Matching Contributions (and gains and losses allocable thereto) and the excess Employee After-Tax Contributions (and gains and losses allocable thereto) for the Plan Year to Highly Compensated Participants in accordance with the following steps:

            Step 1: The Administrative Committee shall calculate the aggregate dollar amount of Employer Matching Contributions and Employee After-Tax Contributions for Highly Compensated Participants that is in excess of the amount permitted under the first paragraph in this Section 4.1(c) as in effect on December 31, 1996 and on December 31 of subsequent Plan Years.

            Step 2: The Employer Matching Contributions and Employee After-Tax
                    Contributions of the Highly Compensated Participant with the highest dollar amount of Employer Matching Contributions and Employee After-Tax Contributions shall be reduced by the amount required to cause that Highly Compensated Participant's Employer Matching Contributions and Employee After-Tax Contributions to equal the dollar amount of the Employer Matching Contributions and Employee After-Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of Employer Matching Contributions and Employee After-Tax Contributions. This amount shall be distributed (along with the gains or losses attributable thereto) to the Highly Compensated Eligible Employee with the highest dollar amount no later than March 15 following the end of the Plan Year. However, if a lesser reduction, when added to the total dollar amount already distributed under this Step, would equal the aggregate excess Employer Matching Contributions and Employee After-Tax Contributions determined in Step 1, the lesser reduction amount shall be distributed.

            Step 3: If the total amount of Employer Matching Contributions and
                    Employee After-Tax Contributions distributed is less than the aggregate excess Employer Matching Contributions and Employee After-Tax Contributions determined in Step 1, reductions shall continue to be made in accordance with Step 2 until the aggregate amount of Employer Matching Contributions and Employee After-Tax Contributions distributed equals


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
                    the aggregate excess Employer Matching Contributions and After-Tax Contributions determined in Step 1.

            In determining the Contribution Percentage of Highly Compensated Employees, non-Highly Compensated Employees who have not completed a Year of Eligibility Service or who have not attained age 21 may be excluded.

                  (3) For purposes of determining the Contribution Percentage, the Plan will take into account the actual contribution ratios of all eligible Employees (as defined in the following sentence). An eligible Employee is any Employee who is directly or indirectly eligible to receive a Matching Contribution or make After-Tax Contributions and includes: an Employee who would be a Participant but for the failure to make required contributions; an Employee whose right to make After-Tax Contributions has been suspended because of an election not to participate; and an Employee who cannot make any After-Tax Contributions or receive a Matching Contribution because Code Section 415(c) or Code Section 415(e) prevents the Employee from receiving additional Annual Additions as defined in
      Section 5.2(b). In the case of an eligible Employee who makes no After-Tax Contributions and receives no Matching Contribution, the contribution ratio that is to be included in determining the Actual Contribution Percentage is zero.

                  (4) In determining whether the Plan satisfies the Contribution Percentage test, all Matching Contributions that are made under two or more plans that are aggregated for the purposes of Sections 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Section 401(m) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

                  (5) The actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

                  (6) Notwithstanding the foregoing provisions of this Section 4.1, the reduction of Employer Matching Contributions with respect to Highly Compensated Employees shall be carried out in a manner that will meet the requirements of Section 401(a)(4) of the Code.

                  (7) Any excess Employer Matching Contributions that are distributed (or forfeited, if applicable) will include the income allocable thereto. The income allocable to excess Employer Matching Contributions includes income for the Plan Year for which the excess aggregate contributions were made.

                  (8) Upon such reduction or disallowance by the Administrative Committee, any amount by which the Employee After-Tax Contributions or Employer Matching Contributions (including any income earned and minus any loss allocable to


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KELLOGG COMPANY
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
      such amounts) previously made on behalf of a Highly Compensated Employee exceeds the Administrative Committee's determination of allowable Employee After-Tax Contributions or Employer Matching Contributions for the Plan Year shall immediately be distributed to such Highly Compensated Employee in a lump sum. Any distribution made under this Section shall be made before the last day of the Plan Year following the Plan Year in which such contributions were made by or on behalf of the Highly Compensated Employee.

            (d) Contribution Percentage. The Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the sum of the amount of Employer Matching Contributions (to the extent such Employer Matching Contributions are not included in computing the Actual Deferral Percentage under
Section 4.2(d)) and Employee After-Tax Contributions actually paid over to the Plan on behalf of each such Employee for such Plan Year divided by the Employee's Compensation for the Plan Year during which the Employee was a Participant, or at the discretion of the Administrative Committee to the extent not prohibited by regulations prescribed by the Secretary of the Treasury or his delegate, the sum of (1) Employer Matching Contributions (to the extent such Employer Matching Contributions are not included in computing the Actual Deferral Percentage under Section 4.2(d)), (2) Employee After-Tax Contributions, and (3) any portion or all of the Before-Tax Contributions and Special Section 401(k) Contributions actually paid over to the Plan on behalf of each such Employee for the Plan Year divided by the Employee's Compensation for the Plan Year during which the Employee was a Participant.

            (e) Aggregation Rules. The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee After-Tax Contributions or to have Employer Matching Contributions allocated under this Plan and is also eligible to make employee nondeductible contributions or to have matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) allocated under one or more Related Plans shall be determined as if the total of such Employee After-Tax Contributions, employee nondeductible contributions, Employer Matching Contributions and matching contributions was made under this Plan and under each such Related Plan.

            In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more Related Plans, or if one or more Related Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then Sections 4.1(c) and
(d) shall be applied by determining the Contribution Percentages of Participants as if this Plan and all such Related Plans were a single plan. For Plan Years beginning after December 31, 1989, the Plan and one or more Related Plans may be aggregated in order to satisfy the non-discrimination requirements of Section 401(m) of the Code only if such plans have the same Plan Year.

            (f) Allocation of Employer Matching Contributions. As of each Valuation Date, Employer Matching Contributions made to the Plan since the immediately preceding Valuation Date will be allocated to the Company Account of each Active Participant on whose behalf they were made.


                                       24
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

            (g) Additional Matching Contributions. The Employer may in its sole discretion make fully vested contributions to the Plan, which will be allocated to the Employer Matching Accounts of one or more Participants who are non-highly Compensated Employees, in such amounts as the Employer directs for the purpose of complying with applicable limits on Employer Matching Contributions in the Code.

      4.2 BEFORE-TAX CONTRIBUTIONS.

            (a) Each Active Participant shall have his Compensation reduced for each payroll period by calling the Saving & Investment Center ("S&I Center") at 1-888-280-6933 and specifying in a Compensation Reduction Election the amount his or her compensation is to be reduced. The Compensation Reduction Election shall be filed with the Administrative Committee (in a manner prescribed by the Administrative Committee that may include the use of electronic transmission and/or interactive voice response systems). Each Employer shall contribute to the Trust, as a Before-Tax Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant's Compensation has been reduced by the Participant's Compensation Reduction Election.

            A Participant's Compensation Reduction Election will equal a minimum of 1% up to a maximum of 16% (effective November 1, 1998 the maximum is increased to 21%) of Compensation (in increments of 1%) in accordance with such rules as the Administrative Committee, in its discretion, shall from time to time specify. However, Before-Tax Contributions of Active Participants who are Highly Compensated Employees shall be limited to a maximum of 13% of Compensation; provided that, this 13% limit may be changed from time to by the Administrative Committee in order to ensure compliance with the non-discrimination rules of Code Section 401(k). Furthermore, for any calendar year, Before-Tax Contributions of any Active Participant shall not exceed $9,500, adjusted in subsequent years by the Secretary of the Treasury or his delegate at the same time and in the same manner as under Section 415(d) of the Code, and increased in accordance with the provisions of Sections 402(g)(4) and 402(g)(8) of the Code with respect to any Participant who participates in a plan described in Section 403(b) of the Code or who is a qualified employee in a plan of a qualified organization (as defined in Code Section 402(g)(8)). Furthermore, the Administrative Committee may, in its discretion, limit the monthly amount of Before-Tax Contributions for Active Participants to a pro rata portion of such annual limit with such rounding and other administratively desirable provisions as it from time to time deems appropriate.

            A Participant may make, change, or revoke a Compensation Reduction Election by calling the S & I Center at any time at 1-888-280-6933 and in such a manner as the Administrative Committee may prescribe (which may include the use of electronic transmissions and/or interactive voice response systems). A Compensation Reduction Election, a change or a revocation shall apply solely to Compensation not earned as of the date of such election. Changes or revocations made in a Participant Compensation Reduction Election shall become effective the day such a change has been elected; provided such change is communicated to the S & I Center before 4:00 p.m. ET on a day the NYSE is trading. If a Participant elects to make a Compensation Reduction Election after 4:00 p.m. ET on a day the NYSE is trading, on a


                                       25
KELLOGG COMPANY
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
weekend, or on a holiday, the request will be effective at 4:00 p.m. as of the close of business on the next day trading is conducted at the NYSE.

            Once a Participant makes, changes, or revokes a Compensation Reduction Election, the election will be communicated to payroll and the reduction, change, or revocation will occur in the Participant's pay within one
(1) to two (2) pay periods, depending upon the date the request was communicated to the S & I Center during the payroll cycle. The Compensation Reduction Election by the Participant shall continue in effect, notwithstanding any changes in compensation, until the Participant changes or revokes the Compensation Reduction Election or until he shall cease to be a Plan Participant.

            In the event a Participant reaches the Code Section 402(g) limit as described above, the Participant's Compensation Reduction Election will automatically switch and the Before-Tax Contributions that exceed the Code
Section 402(g) limit will be made as After-Tax Contributions to the Participant's account. No Participant shall be allowed to make both Before-Tax Contributions and After-Tax Contributions at the same time.

            (b) Deadline for Before-Tax Contributions. Each Employer shall contribute the Before-Tax Contributions for each payroll period during a Plan Year to the Trustee as soon as reasonably possible after the Participant's Compensation has been reduced for each payroll period at such time as the Administrative Committee shall from time to time determine, but not later than thirty (30) days after the last day of the calendar month in which the Participant's Compensation has been reduced or, with the approval of the Administrative Committee, by such later date as may be permitted under ERISA and Treasury Regulations and Rulings of the Internal Revenue Service. Effective February 3, 1997, each Employer will contribute the Before-Tax Contributions for each payroll period during a Plan Year to the Trustee as soon as reasonably possible after the Participant's Compensation has been reduced for that payroll period, but in no event later than the fifteenth business day of the calendar month following the calendar month in which the Participant would have received the Before-Tax Contribution in cash, had he not elected to have his Compensation reduced for the payroll period.

            (c) Restrictions on Before-Tax Contributions. Before-Tax Contributions shall not exceed the maximum dollar amount permitted under Section 402(g) of the Code or the amounts permitted under the non-discrimination rules of Section 401(k) of the Code as set forth below:

                  (1) Dollar Limitations. The sum of (A) the Participant's Before-Tax Contributions, (B) any elective contributions excluded from the Participant's gross income made under a Related Plan, and (C) if the Participant shall notify the Administrative Committee in writing of any other plan under which elective contributions are excluded from the Participant's gross income, any other elective contributions excluded from the Participant's gross income made under any other plan, shall not exceed in any calendar year $9,500, adjusted in subsequent years by the Secretary of the Treasury or his delegate at the same time and in the same manner as under Section 415(d) of the Code and increased in accordance with the provisions of Sections 402(g)(4) and 402(g)(8) of the Code with respect to any Participant who


                                       26
KELLOGG COMPANY
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
      participates in a plan described in Section 403(b) of the Code or who is a qualified employee who participates in a plan of a qualified organization (as defined in Code Section 402(g)(8)). If such amount exceeds such limit, the Employer on behalf of the Participant shall notify the Plan of such excess and the Administrative Committee shall, not later than the April 15 following the close of such calendar year, distribute to the Participant all or such portion of the Participant's Before-Tax Contributions for such calendar year as requested in writing by the Participant on or before the March 1 following the close of such calendar year, as is necessary to eliminate the excess, and any income allocable to such amount. Any Employer Matching Contributions (including any income earned and minus any loss allocable thereto) that are associated with the distributed Before-Tax Contributions shall be forfeited and shall be applied to reduce the Employers' contribution obligations under Sections 4.2(a) and 4.2(b).

                  (2) Non-Discrimination Limitations. The Before-Tax Contributions for each of the Highly Compensated Employees will be reduced to the extent the Administrative Committee determines necessary to cause the Actual Deferral Percentage of the Highly Compensated Employees not to exceed whichever of the following permits the largest Actual Deferral
      Percentage:

                        (A) the excess of the Actual Deferral Percentage for
            Highly Compensated Employees over that of all other Active Participants is not more than two percentage points, and the Actual Deferral Percentage for the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Active Participants multiplied by two, or

                        (B) the Actual Deferral Percentage for the Highly
            Compensated Employees is not more than the Actual Deferral Percentage of all other Active Participants multiplied by 1.25.

                        (C) If the Administrative Committee determines that it
            is necessary to reduce contributions already made to satisfy the requirements of Section 401(k)(3) of the Code, such reduction (i) shall be in proportion to the Participant's Before-Tax Contributions and, to the extent used in the Actual Deferral Percentage for the Plan Year (as provided in Section 4.2(d)), Special Section 401(k) Contributions and Employer Matching Contributions for the Plan Year, and (ii) shall not exceed the balance in the Participant's Before-Tax Contribution Account and such other accounts as are used in the Actual Deferral Percentage, respectively.

                        (D) If the Administrative Committee determines it is
            necessary to return excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage), the distribution of excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) for any Plan Year required shall be made in accordance with the following steps:


                                       27
KELLOGG COMPANY
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
                Step 1: The Administrative Committee shall calculate the
                        aggregate dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) for Highly Compensated Participants that is in excess of the amount permitted under paragraph (c)(2) in this Section 4.2 as in effect on December 31, 1996 and on December 31 of subsequent Plan Years.

                Step 2: The Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) of the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) shall be reduced by the amount required to cause that Highly Compensated Participant's Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) to equal the dollar amount of the Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) of the Highly Compensated Participant with the next highest dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage). This amount shall be distributed to the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage), subject to the provisions of paragraph (c)(1) of this Section
                        4.2. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the aggregate excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) determined in Step 1, the lesser reduction amount shall be distributed.

                Step 3: If the total amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) distributed as a result of the repeated application of Step 2 is less than the aggregate excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) determined in Step 1, reductions shall continue to be made in accordance with Step 2 until the total amount distributed equals the aggregate excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage).

                        (E) In determining the Actual Deferral Percentage of
            Highly Compensated Employees, non-Highly Compensated Employees who have not


                                       28
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
            completed a Year of Eligibility Service or who have not attained age 21 may be excluded.

                        (F) Upon such reduction or disallowance by the
            Administrative Committee, any amount by which the Before-Tax Contributions, Employer Matching Contributions, or Special Section 401(k) Contributions (including any income earned and minus any loss allocable to such amounts) previously made on behalf of a Highly Compensated Employee exceeds the Administrative Committee's determination of allowable contributions for the Plan Year shall immediately be distributed to such Highly Compensated Employee in a lump sum. Any distribution made under this Section shall be made before the last day of the Plan Year following the Plan Year in which such contributions were made on behalf of the Highly Compensated Employee.

            (d) Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the amount of Before-Tax Contributions actually paid over to the Plan on behalf of each such Employee for such Plan Year divided by the Employee's Compensation for the Plan Year during which the Employee was a Participant, or at the discretion of the Administrative Committee to the extent not prohibited by regulations prescribed by the Secretary of the Treasury or his delegate, the sum of (i) Before-Tax Contributions, (ii) any portion or all of the Special Section 401(k) Contributions, and (iii) any portion or all of the Employer Matching Contributions actually paid over to the Plan on behalf of each such Employee for the Plan Year divided by the Employee's Compensation for the Plan Year during which the Employee was a Participant.

            (e) Aggregation Rules. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions or Special Section 401(k) Contributions allocated under this Plan and is also eligible to have elective deferrals (within the meaning of Section 401(m)(4)(B) of the Code) or qualified nonelective contributions (within the meaning of Section 401(m)(4)(C) of the Code) allocated pursuant to a cash or deferred arrangement under one or more Related Plans shall be determined as if such Before-Tax Contributions, Special
Section 401(k) Contributions, elective deferrals and qualified nonelective contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

            In the event this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more Related Plans, or if one or more Related Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then Sections 4.2(c)(2) and (d) shall be applied by determining the Actual Deferral Percentages of Participants as if this Plan and all such Related Plans were a single plan. For Plan Years beginning after December 31, 1989, the Plan and one or more Related Plans may be aggregated in order to satisfy the non-discrimination rules of Section 401(k) of the Code only if such plans have the same plan year.



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
            (f) Employees Taken Into Account. For purposes of the Actual Deferral Percentage Test, the Plan will take into account the actual deferral ratios of all eligible Employees as defined in the following sentence. An eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for any portion of the Plan Year, and includes: an Employee who would be a Participant but for the failure to make required contributions; an Employee whose eligibility to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate or the receipt of a hardship distribution; and an Employee who cannot defer because of the Code Section 415 limits on Annual Additions as defined in Section 5.2(b). In the case of an eligible Employee who makes no elective contributions, the deferral ratio that is to be included in determining the Actual Deferral Percentage is zero.

            (g) Rules Regarding Distribution of Excess. In addition, the amount of excess Before-Tax Contributions to be distributed shall be reduced by excess deferrals previously distributed by the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by the Excess Before-Tax Contributions previously distributed for the Plan Year beginning in such taxable year. Any excess Before-Tax Contributions that are distributed will include the income allocable thereto. The income allocable to excess Before-Tax Contributions includes income for the Plan Year for which the excess Before-Tax Contributions were made.

            (h) Allocation of Before-Tax Contributions. Allocation of Before-Tax Contributions. As of each Valuation Date, Before-Tax Contributions made to the Plan since the immediately preceding Valuation Date will be allocated to the Before-Tax Account of each Active Participant on whose behalf they were made.

            (i) Alternative Correction Method. The Employer may in its sole discretion make fully vested contributions to the Plan which will be allocated to the Before-Tax Accounts of one or more Participants who are non-Highly Compensated Employees, in such amounts as the Employer directs for the purpose of complying with applicable limits on Before-Tax Contributions in the Code. Such contributions will not be taken into account in the allocation of Employer Matching Contributions.

      4.3 MULTIPLE USE OF SECTIONS 4.1(C) AND 4.2(C)(2). Effective for periods beginning on or after November 1, 1989 and prior to January 1, 2002, and notwithstanding Sections 4.1(c) and 4.2(c)(2), either:

            (a) the sum of the Actual Deferral Percentage and the Contribution Percentage, for a Plan Year, of the Highly Compensated Employees shall not exceed the greater of (1) or (2) where:

                  (1) is the sum of (A) plus (B) where:

                        (A) is one hundred and twenty-five percent (125%) of the
            greater of (i) the Actual Deferral Percentage for such Plan Year of all Active Participants other than Highly Compensated Employees, or
            (ii) the Contribution Percentage


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KELLOGG COMPANY
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            for such Plan Year of all Active Participants other than
            Highly Compensated Employees; and

                        (B) is two percent (2%) plus the lesser of the
            percentage determined under Section 4.3(a)(1)(A)(i) or the percentage determined under Section 4.3(a)(1)(A)(ii), but in no event shall this percentage exceed two hundred percent (200%) of the lesser of the percentage determined under Section 4.3(a)(1)(A)(i) or the percentage determined under Section 4.3(a)(1)(A)(ii); and

                  (2) (is the sum of (A) plus (B) where:

                        (A) is one hundred and twenty-five percent (125%) of the
            lesser of (i) the Actual Deferral Percentage for such Plan year of all Active Participants other than Highly Compensated Employees, or
            (ii) the Contribution Percentage for such Plan year of all Active Participants other than Highly Compensated Employees; and

                        (B) is two percent (2%) plus the greater of the
            percentage determined under Section 4.3(a)(1)(A)(i) or the percentage determined under Section 4.3(a)(1)(A)(ii), but in no event shall this percentage exceed two hundred percent (200%) of the greater of the percentage determined under Section 4.3(a)(1)(A)(i) or the percentage determined under Section 4.3(a)(1)(A)(ii); or

            (b) the Actual Deferral Percentage for the Highly Compensated Employees shall not exceed the Actual Deferral Percentage of all other Active Participants multiplied by 1.25; or

            (c) the Contribution Percentage for the Highly Compensated Employees shall not exceed the Contribution Percentage of all other Active Participants multiplied by 1.25.

            (d) To the extent it determines necessary to satisfy the limitations of this Section, the Administrative Committee may reduce or prospectively disallow Before-Tax Contributions, Employee After-Tax Contributions or Employer Matching Contributions for Highly Compensated Employees, including Before-Tax Contributions, Employee After-Tax Contributions or Employer Matching Contributions already made for the Plan Year, as provided in Sections 4.1(c) and 4.2(c)(2); provided, however, that, if (1) one or more Highly Compensated Employees participate in both (A) the Plan or a Related Plan permitting a cash or deferred arrangement and (B) the Plan or a Related Plan permitting employee contributions or providing matching contributions and (2) the sum of the Actual Deferral Percentage and Contribution Percentage of those Highly Compensated Employees exceeds the limits set forth in this Section, then the Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement shall be reduced (beginning with such Highly Compensated Employee whose Contribution Percentage is the highest) so that the limit is not exceeded.

      4.4 ORDER OF APPLICATION OF LIMITATIONS OF SECTIONS 4.1(C), 4.2(C)(1), 4.2(C)(2), 4.3 AND 5.1. Section 4.2(c)(1) shall be first applied to contributions under the Plan; second, Section 4.2(c)(2) shall be applied to contributions under the Plan; third, Section 4.1(c) shall be applied to


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
contributions under the Plan; and last, Section 4.3 shall be applied to contributions under the Plan. The Administrative Committee may establish, from time to time, such rules, restrictions and limitations as it may deem appropriate, including limitations on the amount of Before-Tax Contributions or Employee After-Tax Contributions that may be elected by any Highly Compensated Employee, to insure that the limitations of Sections 4.1(c), 4.2(c)(1), 4.2(c)(2) and 4.3 are not exceeded. Section 5.1 shall be applied to contributions under the Plan without regard to Sections 4.1(c), 4.2(c)(1), 4.2(c)(2) or 4.3.

      4.5 SPECIAL SECTION 401(K) CONTRIBUTIONS.

            (a) Special Section 401(k) Contributions. For each Plan Year, the Company may, on or before the due date (including extensions) for filing the Company's federal income tax return for the tax year during which the last day of such Plan Year occurs, elect to have the Company and the other Employers make a Special Section 401(k) Contribution to the Trust in such amount (if any) as the Board of Directors may determine. In any Plan Year in which the Company elects to have such a Special Section 401(k) Contribution made, each Employer shall contribute a fractional portion of the Special Section 401(k) Contribution in an amount equal to the total Special Section 401(k) Contribution multiplied by a fraction, the numerator of which is the total Compensation for the Plan Year paid to Active Participants by such Employer and the denominator of which is the total Compensation for the Plan Year paid to Active Participants by the Employer and all other Employers.

            (b) Deadline for Special Section 401(k) Contributions. Special
Section 401(k) Contributions for each Plan Year shall be delivered to the Trustee on or before such date as the Administrative Committee shall specify, but not later than the due date for the filing of the federal income tax return (including extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.

            (c) Allocation of Special Section 401(k) Contributions. As of the last day of each Plan Year, Special Section 401(k) Contributions made to the Plan for the Plan Year shall be allocated to the Before-Tax Account of each Active Participant in the ratio that each Active Participant's Compensation for the Plan Year bears to the total Compensation of all Active Participants for the Plan Year.

      4.6 EMPLOYEE AFTER-TAX CONTRIBUTIONS.

            (a) Employee After-Tax Contributions. Subject to the limitations of Sections 4.1(a) and (c), 4.2(a), 4.3, and 5.1, each Active Participant may contribute to the Trust as an Employee After-Tax Contribution a minimum of 1% up to a maximum of 16% (effective November 1, 1998 the maximum is 21%) of his Compensation (in increments of 1%) as such Participant may determine in accordance with such rules as the Administrative Committee, in its discretion, shall from time to time specify. However, After-Tax Contributions of Active Participants who are Highly Compensated Employees shall be limited to a maximum of 13% of Compensation; provided that this 13% limit may be changed from time to time by the Administrative Committee in order to ensure compliance with the non-discrimination rules of Code Section 401(m). Employee After-Tax Contributions shall be made by payroll deduction. As a condition to making Employer After-Tax Contributions by payroll deduction, a Participant


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
shall consent (in a manner prescribed by the Administrative Committee, which may include the use of electronic transmissions and/or interactive voice response system) to having the amount thereof withheld from his pay by the Employer.

            A Participant may make, change or revoke an Employee After-Tax Contribution Election at any time by calling the S & I Center at 1-888-280-6933. Changes made in Employee After-Tax Contributions shall become effective the day such a change has been elected, provided such a change is communicated to the S & I Center before 4:00 p.m. ET on a day that the NYSE is trading. If a Participant elects to make an Employee After-Tax Contribution after 4:00 p.m. ET, on a day the NYSE is trading, on a weekend, or on a holiday, the request will be effective at 4:00 p.m. as of the close of business the next day trading is conducted on the NYSE.

            Once a Participant makes, changes or revokes an Employee After-Tax Contribution election, the election will be communicated to payroll and the reduction, change or revocation will occur in the Participant's pay within one
(1) to two (2) pay periods, depending upon the date the request was communicated to the S & I Center during the payroll cycle. An Employee After-Tax Contribution election by the Participant shall continue in effect, notwithstanding any changes in Compensation, until the Participant changes or revokes the Employee After-Tax Contribution Election or until he shall cease to be a Plan Participant. If a Participant revokes his election to make Employee After-Tax Contributions, he shall not thereafter be eligible to make another election to make Employee After-Tax Contributions prior to the first payroll period that begins at least six (6) months following the effective date of such revocation.

            (b) Deadline for Employee for After-Tax Contributions. Employee After-Tax Contributions for each payroll period during a Plan Year shall be delivered to the Trustee by the Employer as soon as reasonably possible at such time as the Administrative Committee shall from time to time determine, but not later than thirty (30) days after the last day of the calendar month in which the Employee After-Tax Contributions were withheld from the Participant's pay. Effective February 3, 1997, each Employer will contribute the After-Tax Contributions for each payroll period during a Plan Year to the Trustee as soon as reasonably possible after the Participant's Compensation has been reduced for that payroll period, but in no event later than the fifteenth business day of the calendar month following the calendar month in which the Participant would have received the After-Tax Contribution in cash, had he not elected to have his Compensation reduced for the payroll period.

            (c) Allocation of Employee After-Tax Contributions. As of each Valuation Date, Employee After-Tax Contributions made to the Plan since the immediately preceding Valuation Date will be allocated to the Employee After-Tax Account of each Active Participant on whose behalf they were made.

            (d) "Union Employees." Employees covered by collective bargaining agreements at Atlanta Georgia, Blue Anchor, New Jersey, Rossville, Georgia and San Jose, California shall not be allowed to make Employee After-Tax Contributions. Employees of Worthington Foods, Inc. covered by a collective bargaining agreement shall not be allowed to make Employee After-Tax Contributions.


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      4.7 ROLLOVER CONTRIBUTIONS. The Administrative Committee shall, at the request of a Participant, direct the Trustee to accept on behalf of the Participant a Rollover Contribution from a qualified trust as described in Code
Section 402(c), from an employee annuity as described in Code Section 403(a)(4), or from an individual retirement account or individual retirement annuity as described in Code Section 408(d)(3) to be held in the Rollover Account for the Participant. Prior to the acceptance of a Rollover Contribution, the Administrative Committee may require the submission of evidence so that it may be reasonably satisfied that such Rollover Contribution qualifies as a Rollover Contribution. If the Administrative Committee shall determine subsequent to any Rollover Contribution that such contribution did not in fact constitute a qualified Rollover Contribution, the amount of the Rollover Contribution (including any income earned and minus any loss allocable to each amount) shall be returned to the Participant. A Mrs. Smith Participant may first make a Rollover Contribution on and after July 1, 1991, subject to the above rules. A Lender's Employee who is a Participant may first make a Rollover Contribution on or after May 1, 1997, subject to the above rules. To obtain the necessary form and information to make a Rollover Contribution to the Plan, a Participant must contact the S & I Center at 1-888-280-6933.

      A Worthington Employee who is a Participant may first make a Rollover Contribution on or after May 1, 2000, subject to the above rules.

      4.8 DETERMINATION AND AMOUNT OF EMPLOYER CONTRIBUTIONS. The Administrative Committee shall determine and shall certify to the Trustee the amount of any contribution to be made by each Employer hereunder. In making such determination, the Administrative Committee shall be entitled to rely upon the estimates of Compensation made by the chief accounting officer of the Employer. Such determination shall be binding on all Participants, the Trustee, and the Employer. Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer.

      4.9 VESTING. Subject to Sections 4.1(c), 4.2(c), 4.3 and 5.1, Employer Matching Contributions, Before-Tax Contributions, Special Section 401(k) Contributions and Employee After-Tax Contributions shall be fully vested and nonforfeitable.

      4.10 MILITARY SERVICE. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.


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
                                    ARTICLE V

                          LIMITATIONS ON CONTRIBUTIONS

      5.1 LIMITATIONS ON CONTRIBUTIONS.

            (a) Limitations on Contributions. Any of the provisions herein to the contrary notwithstanding, a Participant's Annual Additions (as defined in Section 5.1(b)(1) below) for any Plan Year shall not exceed his Maximum Annual Additions (as defined in Section 5.1(b)(2) below) for the Plan Year. If a Participant's Annual Additions exceed his Maximum Annual Additions, the Participant's Annual Additions for the Plan Year shall be reduced according to
Section 5.1(c) by the amount necessary to eliminate such excess (the "Annual Excess").

            (b) Definitions.

                  (1) "Annual Additions" of a Participant for a Plan Year means the sum of the following:

                        (A) Employer Matching Contributions for the Plan Year
            allocated to his Company Account,

                        (B) Before-Tax Contributions for the Plan Year allocated
            to his Before-Tax Account,

                        (C) Special Section 401(k) Contributions for the Plan
            Year allocated to his Before-Tax Account,

                        (D) Employee After-Tax Contributions for the Plan Year
            allocated to his Employee After-Tax Account,

                        (E) All employer contributions, non-deductible employee
            contributions and forfeitures for such Plan Year allocated to such Participant's accounts for such Plan Year under any Related Defined Contribution Plan, and

                        (F) Contributions allocated to any individual medical
            account established for the Participant which is part of a Related Defined Benefit Plan as provided in Section 415(1) of the Code and any amount attributable to post-retirement medical benefits allocated to an account, established under Section 419A(d)(1) of the Code for the Participant; provided, however, that the limitation in
            Section 5.1(b)(2)(A) shall not apply to any amounts treated as an Annual Addition under this Section 5.1(b)(1)(F).

      A Participant's Annual Additions shall include amounts described in this subsection (b) that are determined to be excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code, and excess deferrals as described in Section 402(g) of the Code, that are not timely distributed in accordance with Section 4.2(c)(1). Rollover Contributions shall not be


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      included as part of a Participant's Annual Additions. The Annual Additions
      for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all Employee After-Tax Contributions as Annual Additions.

                  (2) "Maximum Annual Additions" of a Participant for a Plan Year means the lesser of (A) and (B) below:

                        (A) 25% of the Participant's Compensation during the
            Plan Year or

                        (B) (1) prior to November 1, 1995, the greater of (A)
            $30,000 or (B) one-fourth (1/4) of the amount in effect under
            Section 415(b)(1)(A) of the Code ($120,000, in 1995, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code); provided, however, that with respect to Participants who are Employees of Mrs. Smith's, Winola or Fearn for the short Plan Year beginning January 1, 1989 and ending on October 31, 1989, the dollar limitation under this
            Section 5.1(b)(2)(B) shall be equal to $22,500, or

                            (2) On and after November 1, 1995 $30,000; provided
                  that this $30,000 limit shall be adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegates pursuant to the provisions of Section 415(d) of the Code. Notwithstanding the foregoing, the purposes of the short Plan Year beginning November 1, 2001, and ending December 31, 2001, the $30,000 limit will be multiplied by a fraction, the numerator of which is two, and the denominator of which is twelve.

            (c) Elimination of Annual Excess. If a Participant has an Annual Excess for a Plan Year, such excess shall not be allocated to the Participant's Accounts but shall be eliminated as follows:

                  (1) The Participant's Employee After-Tax Contributions which are not matched by the Employer pursuant to Section 4.1 shall be reduced to the extent necessary to eliminate the Annual Excess.

                  (2) If any Annual Excess remains, the Participant's Employee After-Tax Contributions which are matched by the Employer pursuant to
      Section 4.1 and his Employer Matching Contributions shall be reduced in proportionate amounts to the extent necessary to eliminate the remaining Annual Excess.

                  (3) If any Annual Excess remains, the Participant's Before-Tax Contributions which are not matched by the Employer pursuant to Section
      4.1 and his Special Section 401(k) Contributions allocated to his Before-Tax Account shall be reduced by first reducing his Special Section 401(k) Contributions and thereafter his


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
      unmatched Before-Tax Contributions to the extent necessary to eliminate the remaining Annual Excess.

                  (4) If any Annual Excess remains, the Participant's Before-Tax Contributions which are matched by the Employer pursuant to Section 4.1 and his Employer Matching Contributions shall be reduced in proportionate amounts to the extent necessary to eliminate the remaining Annual Excess.

            Any Employee After-Tax Contributions or Before-Tax Contributions reduced or eliminated under this Section 5.1 shall be distributed to the Participant. Any allocations of Employer Matching Contributions and Special
Section 401(k) Contributions reduced or eliminated under this Section 5.1 shall be held, subject to the limits of this Section 5.1, in a suspense account and applied to reduce the Employer Matching Contributions or Special Section 401(k) Contributions for the next succeeding Plan Year of the Employer with respect to which such reductions have occurred. On Plan termination, any amounts held in a suspense account which cannot be allocated to Participants in the Plan Year of the termination under the provisions of this Section, shall be returned to the Employers in such proportions as shall be determined by the Administrative Committee.

            (d) Combined Limitations. This Section 5.1(d) will apply only to Plan Years that begin before January 1, 2000. If a Participant participates or has participated in any Related Defined Benefit Plan, the sum of the Defined Benefit Plan Fraction as defined in Section 415(e)(2) of the Code) and the Defined Contribution Plan Fraction (as defined in Section 415(e)(3) of the Code) for such Participant shall not exceed 1.0 (called the "Combined Fraction"). If the Combined Fraction of such Participant exceeds 1.0, the Participant's Defined Benefit Plan Fraction shall be reduced first, by limiting the participant's annual benefits payable from the Related Defined Benefit Plan in which he participates to the extent provided therein and second, by reducing the Participant's Annual Additions to the extent necessary to reduce the Combined Fraction of such Participant to 1.0. If (1) the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction as of the last day of the Plan year beginning after October 31, 1987 is greater than 1.0, and (2) the sum of such fractions determined as of October 31, 1987 was not greater than 1.0, then the numerator of the Defined Contribution Plan Fraction shall be reduced, but not below 0, in a manner prescribed by applicable regulations, so that the sum of the fractions for Plan Years beginning after October 31, 1987 does not exceed 1.0.

            (e) Special Related Company Threshold. For purposes of this Section 5.1, the standard of control for determining a Related Company under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be "more than 50%" rather than "at least 80%."


                                       37
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
                                   ARTICLE VI

                             TRUSTEE AND TRUST FUND

      6.1 TRUST AGREEMENT. The Company and the Trustee have entered into a Trust Agreement which provides for the investment of the assets of the Plan and administration of the Trust Fund. The Trust Agreement, as from time to time amended, shall continue in force and shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan are subject to all the terms and provisions of the Trust Agreement.

      6.2 SELECTION OF TRUSTEE. The Finance Committee will select the Trustee in accordance with the Trust Agreement. The subsequent resignation or removal of a Trustee and the appointment of a successor Trustee and the approval of his or its accounts will be accomplished in the manner provided in the Trust Agreement.

      6.3 TRUSTEE'S DUTIES. The powers, duties and responsibilities of the Trustee shall be as stated in the Trust Agreement, and nothing contained in this Plan either expressly or by implication shall be deemed to impose any additional powers, duties or responsibilities upon the Trustee. All Employer Contributions, Employee After-Tax Contributions and Rollover Contributions shall be paid into the Trust, and all benefits payable under the Plan shall be paid from the Trust. An Employer shall have no rights or claims of any nature in or to the assets of the Trust Fund except the right to require the Trustee to hold, use, apply and pay such assets held by the Trustee, in accordance with the directions of the Administrative Committee and the Finance Committee, for the exclusive benefit of the Participants and their Beneficiaries, except as otherwise provided in Sections 5.1 and 6.10.

      6.4 TRUST EXPENSES. All clerical, legal and other expenses of the Plan and the Trust and Trustee's fees, if any, shall be paid by the Trust except to the extent paid by an Employer.

      6.5 TRUST ENTITY. The Trust under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets. The Trust, and the corpus and income thereof, shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer.

      6.6 SEPARATE ACCOUNT. The Administrative Committee, or the Trustee on the Administrative Committee's behalf, shall maintain separate Accounts for each Participant as described in Section 2.1 hereof. Every adjustment to a Participant's Accounts shall be considered as having been made on the relevant Valuation Date regardless of the date of actual entry or receipt by the Trustee of Employer Contributions, Employee After-Tax Contributions or Rollover Contributions for a Plan Year.

      6.7 INVESTMENT FUNDS. Each Participant (or Beneficiary of such Participant) may elect (in a manner prescribed by the Administrative Committee, which may include the use of electronic transmissions and/or interactive voice response system) to have his Accounts invested in whole percentages in increments of 1% in one or more of the Investment Funds designated by the Finance Committee by calling the S&I Center at 1-888-280-6933. The Finance Committee may change the designation from time to time of the Investment Funds available for investment


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
by such Participants. A Participant's (or Beneficiary's) investment election or change of election may be made at any time and shall be effective as of the next Valuation Date. A Participant's (or Beneficiary's) investment election shall remain effective until such time as the Participant (or Beneficiary) makes a new investment election and it becomes effective and does not automatically rebalance. If a Participant (or Beneficiary) fails to make an investment election, his Accounts shall be invested in the Investment Fund designed to preserve principal. In order to maintain appropriate or adequate liquidity, and pending or pursuant to investment directions from the Finance Committee or an investment manager, the Trustee is authorized to hold such portions of each of the Investment Funds as it deems necessary in cash or liquid short-term cash equivalent investments or securities (including, but not limited to, United States government treasury bills, commercial paper, and savings accounts and certificates of deposit, and common or commingled trust funds invested in such securities).

      Any amount transferred to the Plan on behalf of a Participant (or Beneficiary of such Participant) from the Salaried Worthington 401(k) Plan in connection with the merger of said plan as of or as soon as practicable after July 1, 2000, shall automatically be initially invested in one or more of the Investment Funds in the same manner as designated by the Participant (or Beneficiary) for the investment of Employee After-Tax Contributions and Employer Contributions under the Plan. If the Participant has made no such investment designation, any transferred amount shall automatically be treated as initially designated to be invested in the Stable Income Fund. Such a Participant (or Beneficiary) may change this initial investment designation at the time and in the manner prescribed in this Section 6.7.

      6.8 TRUST INCOME. As of each Valuation Date, the fair market value of the Trust and of each Investment Fund shall be determined by the Administrative Committee or its delegate, which determination shall be final and conclusive on all persons. As of each Valuation Date, the Administrative Committee or its delegate shall determine the net income, gains or losses of the Trust Fund and of each separate Investment Fund since the preceding Valuation Date. The Administrative Committee or its delegate shall proportionately allocate the net income, gains or losses of each Investment Fund among (a) the sum of all Participants' Accounts, and (b) the suspense account maintained under Section 5.1(c) for unallocated Employer contributions, all as valued as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) by crediting (or charging) each such Account by an amount equal to the net income, gains or losses of each Investment Fund multiplied by a fraction, the numerator of which is the balance of such Account invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) and the denominator of which is the total value of all Accounts invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date); provided, however, that for the purpose of allocating such income as of the first Valuation Date, the numerator and denominator of the preceding fraction shall be determined by using Account balances as of the first Valuation Date after all contributions are credited thereto and before income is allocated as provided in this Section 6.8.

      6.9 CORRECTION OF ERROR. In the event of an error in the adjustment of a Participant's Account, the Company may in its sole discretion elect to contribute such amount as it shall determine to correct the error, or the Administrative Committee, in its sole discretion, may


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KELLOGG COMPANY
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
correct such error by either crediting or charging the adjustment required to make such correction to or against income or as an expense of the Trust for the Plan Year in which the correction is made. Except as provided in this Section, the accounts of other Participants shall not be readjusted on account of such error.

      6.10 RIGHT OF THE EMPLOYERS TO TRUST ASSETS. Except as provided in Section 5.1, the Employers shall have no right or claims to the Trust Fund except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with the Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan and Trust; provided, that:

            (a) if, and to the extent that, a deduction for Employer Contributions under Section 404 of the Code is disallowed, Before-Tax Contributions conditioned on deductibility will be distributed to the appropriate Participant and other Employer Contributions conditioned upon deductibility will be returned to the appropriate Employer within one year after the disallowance of the deduction; and

            (b) if, and to the extent that, an Employer Contribution is made through mistake of fact, Before-Tax Contributions will be distributed to the appropriate Participant and other Employer Contributions will be returned to the appropriate Employer within one year of the payment of the contribution. All Employer Contributions are conditioned upon their being deductible under Section 404 of the Code.

      6.11 VOTING OF SHARES IN KELLOGG COMPANY STOCK FUND. With respect to the pro rata interest of a Participant in any Investment Fund that holds shares (and fractional shares) of common stock of the Company, each Participant, as a named fiduciary, shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to the Participant's pro rata interest in such Investment Fund (including, but not limited to, the right to sell or retain such shares in a public or private tender offer). In the event that a Participant shall fail to direct the Trustee as to the manner of voting of his pro rata interest in such Investment Fund or as to the exercise of other rights in respect of such shares, the Trustee shall not vote such shares or exercise such rights with respect to such pro rata interest.


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                                   ARTICLE VII

                                    BENEFITS

      7.1 PAYMENT OF BENEFITS IN GENERAL. A Participant's benefits under this Plan shall be determined as of a Valuation Date and shall be payable in accordance with the provisions of this Article on or after the Valuation Date coinciding with or next following the Participant's or Beneficiary's election or other right to commence to receive such benefits:

            (a) If a Participant has a Termination of Employment due to retirement on or after his Normal Retirement Date or age 62, on or after attaining age 55 and completing 20 years of service, on or after completing 30 years of service (regardless of age), upon Disability for any other reason other than death, the Participant's Accrued Benefit shall be payable in accordance with and subject to the limitations of Section 7.2.

            (b) If a Participant dies, his Accrued Benefit shall be payable to his surviving spouse if he is married, or to his other Beneficiary or Beneficiaries if he is not married or, to the extent he names a Beneficiary other than his surviving spouse, in accordance with and subject to the limitations of Section 7.3.

            (c) If a Participant suffers a Hardship, he may elect to receive a distribution of a portion of his Accrued Benefit credited to his Employee Profit Sharing Account, Company Profit Sharing Elective Cash Account, Rollover Account, Company Contributions Account and Before-Tax Account, in accordance with and subject to the limitations of Section 7.4(a).

            (d) If a Participant has a balance credited to his Employee After-Tax Account, he may elect to receive a distribution of all or any portion of his Employee After-Tax Account, in accordance with and subject to the limitations of Section 7.4(b).

            (e) If a Participant is otherwise entitled to a distribution due to retirement, Disability, death, or other Termination of Employment, the Administrative Committee shall require the immediate distribution of small Accrued Benefits in accordance with and subject to the limitations of Section 7.9, notwithstanding the provisions of Sections 7.2 and 7.3.

            (f) A Participant who has not had a Termination of Employment as of January 1 of the calendar year in which he will reach age 70-1/2 will receive a distribution as provided in Section 7.10. This Section 7.1(f) will cease to be effective January 1, 2000.

            (g) Prior to August 3, 1998, any distribution or withdrawal otherwise permitted under this Article VII can be made only upon the written consent of the Participant's spouse. The spouse's consent to such a waiver must be witnessed by a notary public. A waiver will not be required if the Participant establishes to the satisfaction of the Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located. Any consent necessary will be valid only with respect to the spouse who signs the consent.


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            (h) Upon the request of an alternate payee, as defined in Section
12.4(a), the benefit payable to such alternate payee shall be distributable in a lump sum as of the Valuation Date coincident with or next following the alternate payee's request.

            (i) In order to request payment of benefits a Participant (or Beneficiary) must contact the S&I Center at 1-888-280-6933.

      7.2 PAYMENT OF ACCRUED BENEFIT ON TERMINATION OF EMPLOYMENT. If a Participant has a Termination of Employment for any reason other than the Participant's death, the Trustee shall, unless the Participant elects an optional form of payment pursuant to Section 7.2(a) or (b) (or, effective on the Special Effective Date described below, elects an installment payment pursuant to Section 7.2(a)), distribute the Participant's Accrued Benefit in the form of a lump sum within a reasonable time after the next Valuation Date following the later of (x) the Participant's Termination of Employment or (y) such later date as is permitted under Section 7.5 as the Participant elects; provided that no distribution of a lump sum amount greater than $5,000 ($3,500 before August 3, 1998) may be made without the Participant's consent. Not more than 90 days, nor less than 30 days, prior to the Participant's annuity starting date (that is, the first day of the first period for which an amount is paid as an annuity (or effective on the Special Effective Date as an installment) or any other form), the Participant (and his spouse, if applicable) will be provided with a description of the optional forms of payment available, a description of their relative values, and a statement that he may elect to defer any distribution until his Normal Retirement Date. Where a Participant has not previously elected an annuity form of distribution, the Participant may expressly waive this 30-day minimum notice paid in a manner prescribed by the Administrative Committee, which may include the use of electronic transmission and/or interactive voice response systems. Effective January 1, 2000, subject to the Administrative Committee's ability to process a Participant's request and the written consent of the Participant and, if married and necessary pursuant to the terms of the Plan, his Spouse's written consent (or through the use of electronic transmission and/or interactive voice response systems, if allowed by Internal Revenue Service regulations), a Participant may waive the requirement that there be a minimum of 30 days between the date he receives a written explanation of the Qualified Joint and Survivor Annuity and other optional forms of benefit and his "annuity starting date." If a Participant completes such a waiver, his benefits may commence as early as the seventh day after he receives a written explanation of the Qualified Joint and Survivor Annuity. Furthermore, the explanation required under this Section 7.2 may be provided after the Participant's "annuity starting date" if (A) the Participant's benefits commence at least 30 days after the explanation is given, and (B) the Participant waives the minimum 30-day period as provided in the prior sentence. In this case, the Participant's benefits would be paid retroactive to the Participant's "annuity starting date." The "Special Effective Date" is the date that the elimination of the Plan's annuity forms of payment is effective as to each Participant. Elimination of the annuity forms of payment is effective as to a Participant on the ninetieth day after the date he is furnished with a summary that describes the elimination and satisfies the requirements of the Department of Labor's regulations regarding summaries of material modification for pension plans.

            (a) Optional Installment Form of Payment. A Participant who is an Employee, or who is a former Employee of Kellogg Company, Kellogg Sales Company, Mrs. Smith's or Winola (and effective for the Plan Years commencing on or after November 1, 1991,


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a Participant who is an Employee of Fearn) may elect to receive his Accrued
Benefit in one of the optional installment methods described in paragraphs (1) through (4) below. Such installments payments shall commence within a reasonable time after the next Valuation Date following the later of the Participant's Termination of Employment or such later date as is permitted under Section 3.5 and which the Participant elects.

                  (1) Fixed Installment Payment Option: A Participant who has met the requirements under the Kellogg Company Salaried Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit or has incurred a "Disability," as that term is defined under the provisions of the Kellogg Company Salaried Pension Plan, and surviving spouses of Participants, may elect to receive their Accrued Benefit payable monthly in a fixed amount with the fixed amount continuing until the Accrued Benefit is exhausted. Such fixed amount may be changed by the Participant as of any month by giving advance notice to the Administrative Committee in accordance with procedures adopted from time to time by the Administrative Committee.

                  (2) Earnings Installment Payment Option: A Participant who has met the requirements under the Kellogg Company Salaried Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit or has incurred a "Disability," as that term is defined under the provisions of the Kellogg Company Salaried Pension Plan, and surviving spouses of Participants, may elect to receive their Accrued Benefit payable monthly under the Earning Installment Payment Option. If the Participant elects the Earnings Installment Payment Option form of payment, a principal amount ("Principal Amount") equal to the Accrued Benefit at the time the request is made will be established. The initial Earnings Installment Payment will be equal to the Participant's Accrued Benefit on the date the payment is made ("Payment Date") less the Principal Amount. Subsequent Earnings Installment Payments will be equal to the Participant's Accrued Benefit on the Payment Date in each subsequent month less the Principal Amount.

                  If the Participant's Accrued Benefit on any Payment Date is less than the Principal Amount, then no Earnings Installment Payment will be made for the month. Furthermore, the Participant's Accrued Benefit will be reduced by each monthly Earnings Installment Payment and the Principal Amount will be fixed at the time of first payment.

                  (3) Combined Fixed Installment and Earnings Installment Payment Option. A Participant who has met the requirements under the Kellogg Company Salaried Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit or has incurred a "Disability," as that term is defined under the provisions of the Kellogg Company Salaried Pension Plan, and surviving spouses of Participants, may elect to receive their Accrued Benefit payable monthly under a Combination Installment Amount and Earnings Installment Payment Option. Under this Option, the Participant will receive a Fixed Installment Payment plus an Earnings Installment Payment that will continue until the Accrued Benefit is exhausted.


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KELLOGG COMPANY
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                  If the Participant elects the Combined Fixed Installment and
      Earnings Installment Payment Option, the Fixed Installment Payment portion of the benefit will be determined in the same manner that the Fixed Installment Payment is calculated under the Fixed Installment Payment Option in Section 7.2(a)(1) above. Also, the Earnings Installment Payment portion of the benefit will be determined in the same manner that the Earnings Installment Payment is calculated under the Earnings Installment Payment Option in Section 7.2(a)(2) above. Only Participants who elected prior to August 1, 1998 to receive their Accrued Benefit under this Combined Fixed Installment and Earnings Installment Payment Option are eligible to receive their benefit payments under this Installment Payment Option.

                  (4) Special Payment Request Option. A Participant who has met the requirements under the Kellogg Company Salaried Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit or has incurred a "Disability," as that term is defined under the provisions of the Kellogg Company Salaried Pension Plan, and surviving spouses of Participants, may at anytime request to receive a special payment ("Special Payment") from their Account of a portion of their Accrued Benefit. A Special Payment shall be a one-time payment in whatever amount the Participant may request. This request may be made more than once.

            Notwithstanding the foregoing, the Optional Installment Form of Payment described above shall only be available for the balance of a Participant's account as of the date of adoption of this Plan as Amended and Restated effective November 1, 1989.

            (b) Optional Annuity Forms of Payment. Subject to the provisions of the first paragraph of Section 7.2 above, a Participant who is an Employee of Kellogg Company or Kellogg Sales Company (and, effective for Plan Years commencing on or after November 1, 1991, a Participant who is an Employee of Mrs. Smith's, Winola or Fearn) may elect to receive his Accrued Benefit in the form of a life annuity, in which event distribution shall be made in accordance with Section 7.2(b)(l), (2) or (3), as applicable.

                  (1) If the Participant is married on his annuity starting date, subject to Section 7.5 and to an election made in accordance with
      Section 7.2(b)(3), the Trustee shall pay the Participant his Accrued Benefit in the form of a Qualified Joint and Survivor Annuity commencing within a reasonable time after the next Valuation Date following the later of (A) the Participant's Normal Retirement Date or (B) his Termination of Employment or, if the Participant shall have a Termination of Employment prior to his Normal Retirement Date, such earlier date following Termination of Employment and on or before his Normal Retirement Date as may be elected by the Participant.

                  (2) If the Participant is not married on his annuity starting date, subject to Section 7.5 and to an election made in accordance with
      Section 7.2(b)(3), the Trustee shall pay the Participant his Accrued Benefit in the form of a Single Life Annuity commencing within a reasonable time after the next Valuation Date following the later of (A) the Participant's Normal Retirement Date or (B) his Termination of Employment or,


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KELLOGG COMPANY
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
      if the Participant shall have a Termination of Employment prior to his Normal Retirement Date, such earlier date following Termination of Employment and on or before his Normal Retirement Date as may be elected by the Participant.

                  (3) A Participant may elect (subject to Section 7.2(c)) to receive his Accrued Benefit in any of the following optional forms of benefit commencing within a reasonable time after the next Valuation Date following the later of (A) the Participant's Termination of Employment or
      (B) such later date as is permitted under Section 7.5 which the Participant elects.

                        (i)   Single Life Annuity.

                        (ii) A non-transferable joint and survivor annuity with
            monthly payments to the Participant for his life, with either 50%, 66-2/3%, 75% or 100% of the monthly amount so payable to the Participant payable to the Participant's Beneficiary for life after the death of the Participant.

                  (4) All Accrued Benefits payable in the form of an annuity shall be paid through the purchase by the Trustee of an annuity contract that provides for payment in the appropriate form. The Trustee shall use the Accrued Benefit of the Participant to acquire such annuity contract.

            Effective on the Special Effective Date, the forms of payment described in this Section 7.2(b) will be eliminated.

            (c) Waiver of Annuity Benefits. In the case of a Participant who elects to receive his Accrued Benefit in the form of a life annuity, an election pursuant to Section 7.2(b)(3) to take his Accrued Benefit in a form other than a Qualified Joint and Survivor Annuity or an election pursuant to Section 7.3(a)(2) to waive a Qualified Preretirement Survivor Annuity shall not be valid unless, within the ninety-day period ending on the annuity starting date (and at such other times determined in accordance with uniform rules as the Administrative Committee may permit) the Participant waives a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, as applicable, in the manner prescribed by the Administrative Committee, and his spouse consents to the Participant's waiver in accordance with Section 7.6 in the manner prescribed by the Administrative Committee; provided that no such election shall be effective unless and until the election, the Participant's waiver and, if applicable, his spouse's consent to waiver have been filed with the Administrative Committee. Within a reasonable time before the annuity starting date (in accordance with such regulations as the Secretary of the Treasury may prescribe), the Administrative Committee shall provide each Participant who elects to receive his Accrued Benefit in the form of a life annuity with a written explanation of

                  (1) the terms and conditions of the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity,

                  (2) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity,


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KELLOGG COMPANY
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                  (3) the rights of the Participant's spouse to consent to the
      Participant's election to waive the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity and the effect of consenting to such waiver,

                  (4) the Participant's right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity, and

                  (5) the eligibility conditions, value, and other material features of the optional forms of benefit provided under the Plan.

            Notwithstanding the foregoing, the Optional Annuity Forms of Payment described above shall only be available for the balance of a Participant's account as of the date of adoption of the Plan as amended and restated effective November 1, 1989.

            (d) Request For Payment. Effective August 3, 1998, in order to begin payment of an Accrued Benefit on Termination of Employment, a Participant must call the S&I Center at 1-888-280-6933.

      7.3 PAYMENT OF ACCRUED BENEFIT ON ACCOUNT OF DEATH.

            (a) Payment to Surviving Spouse. If a married Participant dies before his entire Accrued Benefit has been paid from the Plan, the Trustee shall distribute the Participant's Accrued Benefit (or remaining Accrued Benefit) in the following manner.

                  (1) Provided that the Participant has not elected to receive his Accrued Benefit in the form of a life annuity, distribution shall be made, within a reasonable time after the next Valuation Date following the Participant's death, to the Participant's surviving spouse, who shall be deemed to be the Participant's designated Beneficiary for this purpose, in the form of a lump sum or such optional non-annuity form of benefit permitted under Section 7.2(a) as may be elected by the surviving spouse, unless the Participant (with his spouse's consent in accordance with Section 7.6) has named a Beneficiary other than his surviving spouse to receive some or all of his Accrued Benefit (or remaining Accrued Benefit). The surviving spouse may, subject to Section 7.3(e), elect to defer the timing of the receipt of the Accrued Benefit.

                  (2) If the Participant has elected to receive his Accrued Benefit in the form of a life annuity and dies before the annuity starting date, distribution shall be made, within a reasonable time after the next Valuation Date following the Participant's death, to the Participant's surviving spouse in the form of a Qualified Preretirement Survivor Annuity unless either (A) the Participant (with his spouse's consent in accordance with section 7.6) has elected to waive the Qualified Preretirement Survivor Annuity and has designated that distribution be made to the surviving spouse in the form of a lump sum or


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KELLOGG COMPANY
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      an optional non-annuity form of benefit permitted under Section 7.2(a) or has designated a Beneficiary other than his surviving spouse to receive some or all of his Accrued Benefit (or remaining Accrued Benefit) or (B) the spouse elects to waive the Qualified Preretirement Survivor Annuity and to receive distribution in the form of a lump sum or an optional non-annuity form of benefit permitted under Section 7.2(a). The surviving spouse may, subject to Section 7.3(e), elect to defer the timing of the receipt of the Accrued Benefit.

                  (3) This Section 7.3(a)(3) will be effective on the Special Effective Date. Distribution shall be made within a reasonable time after the next Valuation Date following the Participant's death to the Participant's surviving spouse, who shall be deemed to be the Participant's designated Beneficiary for this purpose, in the form of a lump sum or such optional installment form of benefit permitted under
      Section 7.2 as may be elected by the surviving spouse, unless the Participant (with his spouse's consent in accordance with Section 7.6) has named a Beneficiary other than his surviving spouse to receive some or all of his Accrued Benefit (or remaining Accrued Benefit). The surviving spouse may, subject to Section 7.3(e), elect to defer the timing of the receipt of the Accrued Benefit.

            (b) Payment to Other Beneficiary. If the Participant does not have a surviving spouse or if the Participant (with his spouse's consent in accordance with Section 7.6) has named a Beneficiary other than his surviving spouse to receive some or all of his Accrued Benefit (or remaining Accrued Benefit), the Trustee shall distribute the Participant's Accrued Benefit (or remaining Accrued Benefit), within a reasonable time after the next Valuation Date following the Participant's death, to his designated Beneficiary in the form of (1) a lump sum or (2) at the election of the Participant or his Beneficiary, an optional installment form of benefit permitted under Section 7.2, provided that distribution of the Participant's Accrued Benefit (or remaining Accrued Benefit) under such optional installment form of benefit shall be completed not later than December 31 of the calendar year which contains the fifth anniversary of the Participant's death. In the event a Participant has named multiple beneficiaries, in all cases, distributions to those beneficiaries shall be made in lump sum payments.

            (c) Designation of Beneficiary. Subject to Section 7.6, the Participant may select or change his Beneficiary from time to time by filing a Beneficiary designation with the Administrative Committee in a manner prescribed by it which may include the use of electronic transmission and/or interactive voice response systems. No designation of Beneficiary or change of Beneficiary shall be effective until filed with the Administrative Committee and, if applicable, until the consent of the Participant's spouse (in accordance with Section 7.6) is filed with the Administrative Committee. If a Participant shall fail to file a valid Beneficiary designation, or if all persons designated as the Beneficiary shall have predeceased the Participant (or, in the case of a Beneficiary other than an individual, cease to exist prior to the Participant's death), the Participant shall be deemed to have designated the following as Beneficiary in the following order of precedence:

                  (1) the Participant's surviving spouse;

                  (2) the Participant's estate.

            (d) Death After Required Beginning Date. Notwithstanding the foregoing Sections of this Article VII or any elections made by the Participant or his Beneficiary, if a Participant dies after he has attained his Required Beginning Date and after distribution of his


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Accrued Benefit has commenced under Section 7.1(f) or 7.2(a) or (b) but before his entire Accrued Benefit is distributed, the balance of his Accrued Benefit, if any, shall be distributed to his Beneficiary at least as rapidly as under the method of distribution in effect under on the date of the Participant's death.

            (e) Death Before Required Beginning Date. Notwithstanding the foregoing Sections of this Article VII, if a Participant who has not commenced receiving his Accrued Benefit dies and if at the time of his death such Participant has not attained his Required Beginning Date, such Participant's Accrued Benefit shall be distributed not later than December 31 of the calendar year which contains the fifth anniversary of the Participant's death except that, if the sole Beneficiary is the Participant's spouse, the Participant's Accrued Benefit may be paid to his spouse over the spouse's life expectancy if the distribution commences not later than the calendar year in which the Participant would have attained the age of 70-1/2 years. If the surviving spouse of a Participant who is the Participant's Beneficiary dies before distributions have begun to the surviving spouse under this Section 7.3(e), distributions shall be made in accordance with this Section 7.3(e) as if the surviving spouse were the Participant.

            (f) Death of Spouse. If distributions under the installment method have commenced within a period permitted under Section 7.3(e) to the Participant's spouse who dies before the Participant's entire Accrued Benefit is distributed, the remainder of the Participant's Accrued Benefit shall be distributed at least as rapidly as under the method of distribution in effect at the time of the spouse's death. To the extent not otherwise provided, on the death of a Beneficiary who is entitled to benefits under the Plan, the Participant's Accrued Benefit (or the remainder thereof) shall be distributed within a reasonable time after the Beneficiary's death.

            (g) Payments to Child. For purposes of this Section 7.3, any amount paid to a child shall be treated, in accordance with regulations prescribed by the Secretary of the Treasury, as if it had been paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or such other events as the Secretary of the Treasury may by regulations prescribe).

            (h) Request For Payment. In order to initiate the Payment of an Accrued Benefit on account of death, a Beneficiary must contact the S&I Center at 1-888-280-6933.

            For purposes of this Section 7.3, a Participant who has received distribution prior to his death of a Qualified Joint and Survivor Annuity, Single Life Annuity or optional form of annuity contract pursuant to Section 7.2(b) shall be treated as having been paid his entire Accrued Benefit from the Plan.

      7.4   PARTICIPANT WITHDRAWALS.

            (a) Hardship Withdrawal. A Participant may, in a manner prescribed by the Administrative Committee, which may include the use of electronic transmission and/or interactive voice response systems, request distribution to him for reasons of Hardship (but not more than the amount required to meet the immediate and heavy financial need created by Hardship) of (i) all or any portion of his Accrued Benefit credited to his Employee Profit Sharing Account, Company Profit Sharing Elective Cash Account and Rollover Account, (ii) that portion


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KELLOGG COMPANY
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of his Company Contributions Account other than Employer Matching Contributions
(and earnings thereon) that have been credited to the Participant's Company Contributions Account for the current Plan Year or the two (2) immediately preceding Plan Years, or (iii) that portion of his Before-Tax Account attributable to his Before-Tax Contributions and any income attributable thereto credited to his Before-Tax Account as of December 31, 1988, but excluding any income credited to his Before-Tax Account for any period after December 31, 1988; provided, however, that no withdrawal may be made from a Participant's Before-Tax Account until he has withdrawn all other amounts that are available for withdrawal under the Plan and under all other plans maintained by the Employer and has obtained all nontaxable loans currently available under all plans maintained by the Employer. A Participant shall initiate a Hardship Withdrawal by contacting the S&I Center at 1-888-280-6933. The Participant shall submit such evidence of the existence of Hardship as the Administrative Committee may require and shall also comply with either Section 7.4(a)(1) (available only for hardship applications filed on or after July 1, 1991) or
Section 7.4(a)(2) below, and, effective January 1, 2002, with Section 7.4(a)(3).

                  (1) In order to demonstrate that a withdrawal from the Plan is necessary to satisfy an immediate and heavy financial need, the Participant shall furnish the Administrative Committee a personal balance sheet, in a form prescribed or permitted by the Administrative Committee, together with such other documentation as may be requested by the Administrative Committee, shall certify that the amount of the withdrawal being requested is not in excess of the amount required to meet the immediate and heavy financial need created by Hardship, and shall also certify that the immediate and heavy financial need cannot be relieved:

                        (A) through reimbursement or compensation by insurance or otherwise;

                        (B) by reasonable liquidation of the employee's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                        (C) by cessation of Before-Tax Contributions or Employee After-Tax Contributions;

                        (D) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms; or (E) because the withdrawal is necessary to pay Federal taxes likely to be incurred as a result of hardship distributions described in Section 2.25(a) through Section 2.25(g).

                  (2) In lieu of submitting the information and certification described in Section 7.4(a)(1), a Participant may elect to (A) suspend all Before-Tax Contributions and Employee After-Tax Contributions for a period of twelve (12) months from the date of the Hardship withdrawal and (B) limit the amount of Before-Tax Contributions for the calendar year immediately following the calendar year in which the Hardship withdrawal


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      occurs to an amount which does not exceed (i) the applicable limit under
      Code Section 402(g) for such next calendar year less (ii) the amount of the Participant's Before-Tax Contributions for the calendar year in which the Hardship withdrawal occurs.

                  (3) In addition, effective as of January 1, 2002, a Participant who has an interest in the ESOP Subfund may not receive a Hardship withdrawal under this Section 7.4(a) unless he or she has elected to have the Plan distribute all Cash Dividends to him or her to the extent such dividends are currently available to the Participant. If the Hardship withdrawal is processed on an ex-dividend date, the amount of the Hardship withdrawal shall be reduced by the amount of the Cash Dividends distributed or paid to the Participant in accordance with the provisions of Section 13.4.

            (b) Withdrawal from Employee After-Tax Account. A Participant may, in a manner prescribed by the Administrative Committee, which may include the use of electronic transmission or interactive voice response systems, request distribution of all or a portion of his Employee After-Tax Account. For distributions made before August 3, 1998, if the distribution includes any Employee After-Tax Contributions (or earnings thereon) that have been credited to the Participant's Employee After-Tax Account for the Plan Year or the two immediately preceding Plan Years, the Participant shall not thereafter be eligible to make Employee After-Tax Contributions or Employee Before-Tax Contributions to the Plan before the first payroll period that begins at least six months after the date of the distribution. Effective for distributions made after August 2, 1998, the distribution may include only Employee After-Tax Contributions (or earnings thereon) from the Participant's Employee After-Tax Account that were credited to the Account at least 24 months prior to the withdrawal. Also effective August 3, 1998, for Participants who have been participating in the Plan for at least 60 months, the requirement that the Employee After-Tax Contributions have been credited to the Employee After-Tax Account for at least 24 months prior to their withdrawal is waived, and a Participant who withdraws Employee After-Tax Contributions from his Employee After-Tax Account and who has not been participating in the Plan for at least 60 months shall not thereafter be eligible to make Employee After-Tax Contributions to the Plan before the first payroll period that begins at least 6 months after the date of the distribution. The Administrative Committee may from time to time establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer withdrawals from Employee After-Tax Accounts.

            (c) Withdrawal from Employer Company Contributions. A Participant may, in a manner prescribed by the Administrative Committee, which may include the use of electronic transmissions or interactive voice response systems, request distribution of all or a portion of the Employer Matching Contributions (and earnings thereon) that have been credited to the Participant's Company Contributions Account. For distributions made before August 3, 1998, Employer Matching Contributions credited to the Company Contributions Account for the current Plan Year or the two immediately preceding Plan Years shall not be eligible for withdrawal. Effective for distributions made after August 2, 1998, Matching Contributions credited to the Company Contributions Account in the 24 months immediately preceding the withdrawal shall not be eligible for withdrawal. The Administrative Committee may, from time to time, establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer withdrawals from the Employer Company Contributions Accounts.


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            (d)   Effective for Withdrawals made on or after July 1, 1991.
Withdrawals will be drawn pro rata from each of the Investment Funds from which Account the Withdrawal is to be made.

            (e) Withdrawal at or after Age 59-1/2. Effective July 1, 2000, an "Eligible Participant" may, on such form and in such manner as the Administrative Committee shall prescribe, request a distribution in cash of all or a portion of his Accrued Benefit. An "Eligible Participant" for this purposes is a Worthington Employee as of July 1, 2000 who is a Participant, who was a participant in the Salaried Worthington 401(k) Plan as of June 30, 2000, who is still employed by the Employer and who has attained age 59-1/2.

      7.5 DEADLINE FOR PAYMENT OF BENEFITS. Notwithstanding any other provision herein, payment of benefits will be made or commence not later than sixty (60) days after the later of the close of the Plan Year in which (a) the Participant attains age sixty-five (65), (b) occurs the tenth (10) anniversary of the Plan Year in which the Participant commenced participation, or (c) the Participant had a Termination of Employment; provided that payments will be made or commence not later than the Required Beginning Date. However, a Participant who has met the requirement under the Kellogg Company Salaried Pension Plan for a Normal Retirement Benefit or an Early Retirement Benefit may elect to defer the commencement of the benefit to a later date, but not later than his or her Required Beginning Date.

      7.6   SPOUSAL CONSENTS.

            (a) A valid spousal consent to the Participant's naming of a Beneficiary other than his spouse, to receiving a distribution, or to the Participant's waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall be:

                  (1)   in a writing acknowledging the effect of the consent;


                  (2) signed by the Participant's spouse and witnessed by a notary public;

                  (3)   effective only for the spouse who gives the consent; and

                  (4) effective only with respect to the specific beneficiary and specific optional form of benefit named in the consent unless the spouse voluntarily in such consent expressly permits subsequent elections of beneficiaries and optional forms of benefit without further spousal consent and acknowledges the spouse's right to limit the consent to a specific beneficiary and optional form of benefit; provided that the consent of a Participant's spouse shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, or because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

            (b) To the extent provided in any Qualified Domestic Relations Order (as defined in Section 414(p) of the Internal Revenue Code), the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of receiving a Qualified Joint


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and Survivor Annuity or Qualified Preretirement Survivor Annuity, and providing consent in accordance with this Section 7.6.

      7.7 FACILITY OF PAYMENT. If, in the opinion of the Administrative Committee, any person to whom benefits are payable is unable to care for his affairs because of illness, accident or other incapacity, any payment due (unless prior claim therefor shall have been made by a duly qualified legal representative) may be paid for his benefit to his spouse, parent, child, brother or sister, or to any other person as the Administrative Committee may from time to time determine. If any payment due any person under this Plan is unpaid at the time of the payee's death, the Administrative Committee may determine the person equitably entitled thereto to whom the payment shall be made (unless prior claim therefor shall have been made by a duly qualified legal representative prior to distribution). Any such payment under this Section 7.7 shall, to the extent thereof, be a complete discharge of any liability therefor.

      7.8 FORM OF PAYMENT. A Participant's Accrued Benefit payable under this Article will be distributed in cash; provided that, except with respect to Participant withdrawals made pursuant to Section 7.4, all or any portion of a Participant's Accrued Benefit that is invested in the Kellogg Company Stock Fund and which is payable in the form of a lump sum will, at the election of the Participant, be paid in whole shares of common stock of the Company, except that the value of any fractional share will be paid in cash. Notwithstanding the foregoing, where any portion of the Participant's Accrued Benefit is paid in an annuity form, such benefit shall be paid by distributing an annuity contract to the Participant or other beneficiary.

      Effective July 1, 2000, a Worthington Employee as of July 1, 2000 who is a Participant and who was a participant in the Salaried Worthington 401(k) Plan as of June 30, 2000, may elect that all or a portion of his Accrued Benefit be distributed upon Termination of Employment in the form of the marketable securities in which his accounts were invested under the Salaried Worthington 401(k) Plan as of June 30, 2000, but only to the extent his Accrued Benefit is still invested in those same marketable securities at the time of the distribution. In no event shall such a distribution be made in common stock of the Company.

      7.9 LUMP SUM PAYMENT WITHOUT ELECTION. Notwithstanding any other provision of Article VII, if a Participant or a Beneficiary is entitled to a distribution and if the value of a Participant's Accrued Benefit or the present value of a distribution payable to an alternate payee under a qualified domestic relations order before a Participant's (or his Beneficiary's) annuity starting date does not exceed $3,500, the Administrative Committee shall in accordance with uniform and nondiscriminatory rules direct the immediate distribution of such benefit regardless of any election or consent of the Participant, his spouse or other Beneficiary. Effective November 1, 2000, the $3,500 limit described in the preceding sentence will increase to $5,000. In determining if the value of a Participant's Accrued Benefit or the present value of a Qualified Joint and Survivor Annuity, Qualified Preretirement Survivor Annuity, or the present value of a distribution payable to an alternate payee is less than $5,000, the Administrative Committee shall not be required to look back at whether the present value of the benefit exceeded $5,000 at an earlier distribution date. The rule set forth in the prior sentence will not apply if the Participant has started to receive installment payments under an optional installment method set forth in Section 7.2(a), and at that time the installments began.


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      7.10  REQUIRED MINIMUM DISTRIBUTION TO PARTICIPANTS. A Participant who has
not had a Termination of Employment as of January 1 of the calendar year in which he will attain age 70-1/2 shall commence receiving installment payments for such calendar year in which he attains age 70-1/2 not later than the last day of such year, and for each calendar year after the calendar year in which he attains age 70-1/2 not later than the last day of such calendar year, in an amount equal to the minimum amount required to be distributed in accordance with regulations under Section 401(a)(9) of the Code, based on the age of the Participant as of such date or such larger amount (including a lump sum distribution of the Participant's entire Accrued Benefit) as may be elected by the Participant. Furthermore, all benefit distributions under the Plan shall comply with Section 401(a)(9) of the Code. In addition, the distributions will be made in accordance both with the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal
Revenue Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

      Effective November 1, 2000, a Participant who has had a Termination of Employment as of January 1 of the calendar year in which he will attain age 70-1/2 shall commence receiving installment payments as of the end of the calendar year in which he attains age 70-1/2. A Participant who has not had a Termination of Employment as of January 1 of the calendar year in which he attains age 70-1/2 shall commence receiving installment payments as of the later of (a) the end of the calendar year in which his Termination of Employment occurs or (b) his Required Beginning Date unless he is a 5% owner as defined in
Section 2.43. The installment payments shall be in an amount equal to the amount required to be distributed in accordance with Section 401(a)(9) of the Code, based on the age of the Participant as of such date or such larger amount (including a lump sum distribution of the Participant's entire Accrued Benefit) as may be elected by the Participant. Furthermore, all benefit distributions under the Plan shall comply with Section 401(a)(9) of the Code.

      Effective January 1, 2000, upon the Participant's attaining his Required Beginning Date, the Administrative Committee shall furnish to the Participant a Beneficiary election form for the purpose of determining if minimum distributions required by Code Section 401(a)(9) are to be calculated based on a single life basis or joint and survivor life basis. By not electing a Beneficiary the Participant shall thereby elect to have his required minimum distributions calculated on a single life basis. By completing a Beneficiary election form the Participant shall elect to have the required minimum distributions calculated on a joint and survivor basis unless the Participant notifies the Administrative Committee that he wishes to have his required minimum distributions calculated on a single life basis. A Participant's life expectancy (and Beneficiary's, if applicable) shall be calculated in accordance with published Internal Revenue Service life expectancy tables under Code
Section 401(a)(9). Furthermore, required minimum distributions shall be made in accordance with both the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal Revenue Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

      With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001 (the "2001 proposed regulations"), notwithstanding any provision of the Plan to the


                                       53
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
contrary. This paragraph will continue in effect until the end of the last calendar year beginning before the effective date of final regulations under
Section 401(a)(9), or another date specified in guidance published by the Internal Revenue Service. In applying the 2001 proposed regulations, the Plan will figure life expectancy for required minimum distributions made during the Participant's lifetime using the MDIB table provided in A-4 of Section 1.401(a)-5 of the 2001 proposed regulations, unless the Participant's spouse is his sole beneficiary and the Participant otherwise requests. In such a case, the life expectancy will be the longer of the period determined in accordance with the MDIB table and the joint life expectancy of the Participant and his spouse, using the Participant's and spouse's attained ages as of their birthdays in the distribution calendar year.

      7.11 REQUEST FOR WITHDRAWAL OR DISTRIBUTION. A withdrawal or distribution hereunder shall be made within a reasonable time after a Valuation Date, provided that the Administrative Committee has received the request for the withdrawal or distribution (and the consent of the Participant's spouse in accordance with Section 7.6, if required), in a manner prescribed by it which may include the use of electronic transmission and/or interactive voice response systems, on or before such Valuation Date, and provided further that the Administrative Committee determines that the request satisfies the requirements for a withdrawal or distribution. A Participant must contact the S&I Center at 1-888-280-6933 to request a withdrawal or distribution.

      7.12 DEDUCTION OF TAXES FROM AMOUNTS PAYABLE. The Trustee may deduct from the amounts to be distributed hereunder such amounts as the Trustee, in his or its sole discretion, deems proper to protect the Trustee and the Trust against liability for the payment of death, succession, inheritance, income, or other federal, state or local taxes, and out of the money so deducted the Trustee may discharge any such liability and pay the amount remaining to the Participant or his Beneficiary, as the case may be.

      7.13 IMPROPER PAYMENT OF BENEFITS. The Administrative Committee in accordance with the provisions of Section 12.7 shall require reimbursement of any amount of payment subsequently determined not to have been properly payable to a Participant.

      7.14 DIRECT ROLLOVERS. Effective January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section, the following terms shall be defined as follows:

            (a) An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for


                                       54
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
net unrealized appreciation with respect to employer securities); and, effective January 1, 2000, any hardship distribution, as that term is described in Treasury Regulations Section 1.401(k)-1(d)(2)(ii), granted under Section 7.11.

            (b) An "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

            (c) A "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

            (d) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      7.15 LOANS TO PARTICIPANTS. The Administrative Committee may direct the Trustee to lend a Participant an amount not in excess of the lesser of (i) 50% of his vested Accounts or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made), determined as of the last completed valuation coincident with or immediately preceding the date the Participant applies for the loan. Subject to the rules of the Administrative Committee as set forth below, the Trustee, upon application by a Participant by calling the S&I Center at 1-888-280-6933, may make a loan to such Participant for any purpose.

      In addition to such rules as the Administrative Committee may adopt, all loans shall comply with the following terms and conditions:

            (a) An application by a Participant for a loan from the Plan shall be made to the Administrative Committee (in a manner prescribed by it which may include the use of electronic transmissions and/or interactive voice response systems) whose action thereon shall be final.

            (b) The period of repayment for any loan shall be for a term of either 12, 24, 36, 48 or 60 months by mutual agreement between the Administrative Committee and the borrower, but such period shall not exceed five years. Repayment of interest and principal shall be according to a substantially level amortization schedule of payments beginning with the first payroll period of the month following receipt of the loan. Repayment of interest and principal shall be by payroll deduction, except for those Participants who are not receiving a paycheck or who are laid off with recall rights, with respect to whom a loan repayment check shall be due by the last day of the month. A Participant may have only one loan outstanding at any time. Loans may be prepaid in full at any time without penalty. However, a Participant may only request an


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
early loan payoff two times in one year. A Participant who makes two early loan payoff requests in one year without paying off the loan will not be allowed to pay off the full amount of the loan for a period of one year. Loan repayments shall be allocated to a Participant's Accounts on a pro-rata basis to those Accounts from which the loan was distributed as set forth in Section 7.15(j) below and shall be invested pursuant to a Participant's current investment elections.

            (c) Each loan shall be secured by the assignment of the borrower's right, title and interest in and to the Trust Fund to the extent of the borrowed amount, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee; provided that the Participant's spouse has consented to the use of the Participant's Accrued Benefit as security for the loan within the 90-day period ending on the date on which the loan is to be secured.

            (d) Each loan shall bear interest equal to the prime lending rate plus one percent shown in the Wall Street Journal as of the last business day of the month prior to the month in which the loan is made or such other rate determined by the Administrative Committee.

            (e)   The minimum amount available for any loan is $1,000.00.

            (f) The procedure to be followed by a Participant in applying for a loan shall be determined by the Administrative Committee and documented by a duly approved set of rules of the Administrative Committee.

            (g) A loan shall not be made in an amount that would result in a payroll deduction for the Participant greater than the amount of the Participant's net paycheck (after all other deductions).

            (h) In the event of (1) default on the loan or (2) the Participant's termination of employment prior to repayment of the entire loan balance, the Participant shall have the option to repay the remaining loan balance in full no later than one month following the Participant's termination of employment. If the loan is not repaid, there shall be distributed to the Participant upon his termination of employment the sum of (x) the value of the Participant's Accounts without regard to the amount of any outstanding loan (including any accrued interest thereon) plus (y) the Participant's promissory note. If the Participant does not consent to take a full distribution of the sum of (x) plus (y), there shall be distributed to the Participant the promissory note, and the remaining value of the Participant's Accounts shall be distributed in accordance with Section 7.1(a). For purposes of this Section 7.15, default means a Participant's failure to repay the loan when due in accordance with the procedures outlined in subsection (b) hereof.

            (i) Notwithstanding anything herein to the contrary, the Administrative Committee may direct the Trustee to make a loan to a Former Participant who is a "party in interest" as that term is defined in Section 3(14) of ERISA, in accordance with nondiscriminatory rules.

            (j) All loans shall be taken on a pro-rata basis from the funds in which a Participant's Accounts are invested, in the following order:


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                  (1)   Company Profit Sharing Elective Account

                  (2)   Employee Profit Sharing Account

                  (3)   Company Deferred Profit Sharing Account

                  (4)   Rollover Account

                  (5)   Before-Tax Account

                  (6)   Company Contributions Account

                  (7)   After-Tax Account

            (k) All loans shall be repaid on a pro-rata basis from the funds in which a Participant's Accounts are invested in the following order:

                  (1)   After-Tax Account

                  (2)   Company Contributions Account

                  (3)   Before-Tax Account

                  (4)   Rollover Account

                  (5)   Company Deferred Profit Sharing Account

                  (6)   Employee Profit Sharing Account

                  (7)   Company Profit Sharing Elective Account

            (l) All loans shall comply with the Participant Loan Procedures adopted by the Administrative Committee.

            (m) Loans shall be made available to Participants and Beneficiaries on a reasonably equivalent basis.

            (n) Atlanta Union Employees shall become eligible to receive loans as of March 1, 1996, and Blue Anchor Employees shall become eligible to receive loans as of March 1, 1997.

            (o) Lender's Employees shall become eligible to receive loans as of May 1, 1997.

            (p) Effective August 3, 1998, Plan Participants who have loans and are granted an unpaid Authorized Leave of Absence shall have until the earlier of:

                  (1)   the end of the unpaid Authorized Leave of Absence; or

                  (2) a period of twelve months after the Authorized Leave of Absence starts to repay the loan.

            (q) Participants who are Worthington Employees shall become eligible to receive a loan as of May 1, 2000 in accordance with the rules of this Section 7.15. Any loans issued to salaried Worthington Employees under the Salaried Worthington 401(k) Plan that were transferred to this Plan through the merger of the Salaried Worthington 401(k) Plan into this Plan


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
shall be paid off under this Plan over the term of the loan established under the Salaried Worthington 401(k) Plan.

            Loans shall not be made available to Highly Compensated Employees in the amount greater than the amount that is made available to other Employees.

      7.16 SPECIAL TEMPORARY RE-EMPLOYMENT. If a former Participant who has commenced receiving his Accrued Benefit in the form of one lump sum payment, in installments, or an annuity is re-employed by an Employer and if said former Participant's employment is expected to be for a temporary period of or no more than 24 months, said former Participant shall continue to receive his Accrued Benefit. Re-employment under this Section 7.16 shall be evidenced by a written agreement between the Employer and the Employee specifying that the Employee will be treated as a Participant and that the temporary period of re-employment, including renewal extensions, if any, shall not exceed a total of 24 months. Such a Participant's Accrued Benefit shall be re-determined annually effective as of November 1, to reflect additional Before-Tax Contributions, Employer Matching Contributions, Special Section 401k Contributions, and Employee After-Tax Contributions allocated to the Participant's Account for each calendar month of re-employment in which the Participant is paid or entitled to payment. The Accrued Benefit payable to a re-employed Participant who works more than 24 months will be stopped.

      Effective January 1, 2002, the annual re-determination on the Accrued Benefit of a Participant who signs an agreement specifying that his or her temporary period of re-employment will not exceed 24 months will take place as of each January 1.


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                                  ARTICLE VIII

                                 ADMINISTRATION

      8.1 CHAIRMAN OF THE BOARD DUTIES. The Chairman of the Board will have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan, which responsibility he will discharge by the appointment and removal (with or without cause), subject to Section 8.3 of the Plan, of (a) the members of the Administrative Committee, to which is delegated the overall responsibility for the administration and operation of the Plan, including the authority to receive and determine benefit claims and determine appeals of benefit claims, and (b) the members of the Finance Committee to which is delegated the overall responsibility for the investment of the Trust Fund.

      8.2   COMMITTEE DUTIES.

            (a) Administrative Committee. The Administrative Committee, which is designated as the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA, shall enforce the Plan in accordance with the terms of the Plan and the Trust Agreement and shall have all discretionary powers necessary to accomplish that purpose, including but not by way of limitation, the following:

                  (1) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

                  (2) To construe and interpret the Plan and Trust Agreement, including ambiguous provisions;

                  (3) To determine all questions arising in its administration, including those relating to the eligibility of persons to become Participants; the rights of Participants, former Participants and their Beneficiaries; and Employer Contributions; and its decision thereon shall be final and binding upon all persons hereunder;

                  (4) To compute and certify to the Trustee the amount and kind of benefits payable to Participants or their Beneficiaries;

                  (5) To authorize all disbursements of the Trustee from the Trust Fund;

                  (6) To employ and suitably compensate such accountants and attorneys (who may but need not be the accountants or attorneys of the Company) and other persons to render advice and clerical employees as it may deem necessary to the performance of its duties;

                  (7) To communicate the Plan and its eligibility requirements to the Employees and to notify Employees when they become eligible to participate;


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                  (8)   To make available to Participants upon request, for
      examination during business hours, such records as pertain exclusively to the examining Participant; and

                  (9)   To hear, review and determine claims for benefits.

                  (10) To adopt rules, procedures and such guidance as may be necessary regarding the use of interactive voice response systems to effect changes in contributions, investment elections and such other changes as the Administrative Committee believes may be furthered by the use of interactive voice response technologies. The Administrative Committee may substitute such technology for the written elections required by the Plan upon reasonable notice to the Participants. Participants making use of interactive voice response technology shall be bound as if the Participant had submitted a written request to the Administrative Committee.

            (b) Finance Committee. The Finance Committee will direct the investment of the assets of the Trust Fund and will have all powers necessary to accomplish that purpose, including but not by way of limitation, the following:

                  (1) To appoint and remove and direct the Company to enter into a Trust Agreement with the Trustee;

                  (2) To appoint and remove and direct the Company to contract with one or more investment managers (within the meaning of Section 3(38) of ERISA);

                  (3) To establish and communicate to the Trustee and any investment managers investment objectives and guidelines and periodically review and monitor the performance of the Trustee and any investment managers; and

                  (4) To direct, in its discretion, that Plan assets be invested in such contracts (including but not limited to a group annuity contract, a guaranteed investment contract, an immediate participation guarantee contract or a deposit administration contract) issued by an insurance company authorized to do business in any state of the United States, selected from time to time by the Finance Committee. The Trustee shall be the policyholder of such contract unless the Finance Committee directs that the Company shall be the policyholder of such contract, provided that, regardless of who is the policyholder, the Finance Committee shall have the right to exercise, or to direct the Trustee to exercise, all rights, powers, and elections provided under any such contract.

                  (5) To select the Investment Funds to be made available for Participant-directed investments.

      8.3 COMMITTEE MEMBERSHIP. The Administrative Committee and the Finance Committee shall each consist of not fewer than three (3) members, who shall be appointed by the Chairman of the Board. They shall remain in office at the will of the Chairman of the Board, and the Chairman of the Board may from time to time remove any of said members with or without cause and shall appoint their successors.


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      8.4   COMMITTEE STRUCTURE. Each member of the Administrative Committee and the Finance Committee shall be an officer or Employee of an Employer hereunder. Each person, upon becoming a member of a Committee, shall file an acceptance thereof in writing with the secretary of the Company and the secretary of the Committee. Any member of a Committee may resign by delivering his written resignation to the secretary of the Company and the secretary of the Committee, and such resignation shall become effective upon the date specified therein. In the event of a vacancy in membership, the remaining members shall constitute the Committee with full power to act until said vacancy is filled.

      8.5 COMMITTEE ACTIONS. The action of each of the Administrative Committee and the Finance Committee shall be determined by the vote or other affirmative expression of a majority of its respective members. Each Committee shall choose a chairman who shall be a member of the Committee and a secretary who may (but need not) be a member of the Committee. The secretary shall keep a record of all meetings and acts of the Committee and shall have custody of all records and documents pertaining to its operations. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee. The decisions of the Administrative Committee and the Finance Committee in matters within each Committee's respective jurisdiction shall be final, binding and conclusive upon the Employers and the Trustee and upon each Employee, Participant, former Participant, Beneficiary and every other person or party interested or concerned.

      8.6 COMMITTEE LIABILITY. The Administrative Committee and the Finance Committee and the members thereof shall be free from all liability, joint or several, for their acts as members of such Committee, except to the extent that they may have been guilty of willful misconduct, except as otherwise required by federal law.

      8.7 COMMITTEE BONDING. The members of the Administrative Committee and the Finance Committee shall serve without bond (except as otherwise required by federal law) and without compensation for their service as such; but all expenses of the Committees shall be paid by the Trust except to the extent paid by the Employers.

      8.8   ALLOCATIONS AND DELEGATIONS OF RESPONSIBILITY.

            (a) The Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall each have the authority to delegate from time to time, by instrument in writing filed in its minute books, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable (and may authorize such person, upon receiving the written consent of the delegating authority, to delegate such responsibilities to such other person or persons as the delegating authority shall authorize), and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the delegating authority. The Employers, the Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall not be liable for any acts or omissions of any such delegate except as required by the Code or ERISA. The delegate shall periodically report to the delegating authority concerning the discharge of the delegated responsibilities.


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            (b)   The Board of Directors, the Chairman of the Board, the
Administrative Committee, and the Finance Committee shall each have the authority to allocate from time to time, by instrument in writing filed in its minute books, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the allocating authority. The Employers, the Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall not be liable for any acts or omissions of such member except as required by the Code or ERISA. The member to whom responsibilities have been allocated shall periodically report to the allocating authority concerning the discharge of the allocated responsibilities.

      8.9 INFORMATION TO BE SUPPLIED BY EMPLOYERS. Employers shall provide the Administrative Committee and the Finance Committee or their delegates with such information as they shall from time to time need in the discharge of their duties. The Committees and the Trustee may rely conclusively on the information certified to it by an Employer.

      8.10 RECORDS. The regularly kept records of the Administrative Committee, the Finance Committee, the Company and the Employers shall be conclusive evidence of the Years of Eligibility Service of an Employee, his Compensation, his age, his marital status, his status as an Employee, and all other matters contained in such records applicable to this Plan, except as otherwise required by ERISA, provided that an Employee may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if within ninety (90) days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Administrative Committee.

      8.11 FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

      8.12 COMPANY AS AGENT. The Company, the Administrative Committee and the Finance Committee, as applicable, shall act as agent for each Employer in the administration of the Plan.

      8.13 FIDUCIARY RESPONSIBILITY. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4:

            (a) in relying on a Participant's election to waive a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity or a revocation of such an election or in determining that the Participant's spouse has consented to a waiver or to the Participant's naming of a Beneficiary other than his spouse or that the consent of the Participant's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduciaries shall have no further liability; or


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            (b)   in treating a domestic relations order as being (or not being)
a Qualified Domestic Relations Order (as defined in Section 12.4), or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Administrative Committee, by a court of competent jurisdiction, or otherwise), in separately accounting for the amounts ("Segregated Amounts") which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order, in paying the Segregated Amounts
(including any interest thereon) to the person entitled thereto if within the 18-month period beginning with the date on which the first payment would be required to be made under the domestic relations order (the "18-Month Period") the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations order, in paying the Segregated Amounts (including any interest thereon) to the person entitled thereto if there had been no order, if within the 18-Month Period the domestic relations order is determined not to be qualified, or if the issue is not resolved within the 18-Month Period and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-Month Period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.


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                                   ARTICLE IX

                                CLAIMS PROCEDURE

      9.1 INITIAL CLAIM FOR BENEFITS. Each Participant or Beneficiary (a "Claimant") may submit his claim for benefits to the Administrative Committee (or to such other person or persons as may be designated by the Administrative Committee) in a manner prescribed by it which may include the use of electronic transmission and/or interactive voice response systems, which claim shall designate the date upon which the Claimant desires his benefits to commence. A Claimant shall submit a claim for benefits by calling the S&I Center at 1-888-280-6933. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under Sections 9.1 and 9.2.

      When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety- (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A Claimant shall be given a notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.

      9.2 REVIEW OF CLAIM DENIAL. If a claim is denied, in whole or in part (or if within the time periods presented in Section 9.1 the Claimant has not received an approval or a denial and the claim is therefore deemed denied), the Claimant shall have the right to request that the Administrative Committee review the denial, provided that the Claimant files a request for review with the Administrative Committee within sixty (60) days after the date on which the Claimant received notification of the denial. A Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments to the Administrative Committee. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a notification within such initial sixty- (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures described in Sections 9.1 and 9.2, such


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Claimant shall have no right to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.


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                                   ARTICLE X

                      AMENDMENT AND TERMINATION OF THE PLAN

      10.1 PLAN TERMINATION. The continuation of the Plan and the payment of Employer Contributions is not assumed as a contractual obligation of the Company or any other Employer, and the right is reserved by the Company and each other Employer at any time to reduce, suspend or discontinue its contributions hereunder, and the right is reserved by the Company, by action of the Chairman of the Board of Directors or resolution of the Board of Directors, to terminate the Plan at any time; provided, however, that the Employer Contributions for any Plan Year accrued or determined prior to the end of said year shall not after the end of said year be retroactively reduced, suspended or discontinued except as may be permitted by law.

      10.2 AMENDMENT. The Company, by action of the Chairman of the Board or resolution of the Board of Directors, may amend, notify, change, revise, discontinue or terminate the Plan at any time. Except as provided in Sections
5.1 and 6.10, no amendment shall: (a) increase the duties or liabilities of the Trustee or the Administrative Committee or the Finance Committee without their written consent; (b) have the effect of vesting in any Employer any interest in the funds, securities or other property subject to the terms of this Plan and Trust Agreement; (c) authorize or permit at any time any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries; (d) have any retroactive effect as to deprive any Participant or Beneficiary of any benefit already accrued or shall operate either directly or indirectly to reduce either the nonforfeiture percentage of any Participant's Accrued Benefit or the Accrued Benefit of any Participant as they are constituted at the time of the amendment; provided, however, that no amendment made in conformance to provisions of the Code, or any other statute relating to employees' trusts, or any official regulations or ruling issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary. Furthermore, the Company is authorized to make and execute any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or to maintain the Plan's tax-qualified status under the Code.

      10.3 PAYMENT UPON TERMINATION. Upon termination of the Plan or complete discontinuance of Employer Contributions, each Participant's Accrued Benefit will remain fully vested and nonforfeitable. Upon a partial termination of the Plan, the Accrued Benefit of each former Participant who lost status as a Participant (or otherwise suffered the partial termination) because of such partial termination will remain fully vested and nonforfeitable. In the event of termination of the Plan and after payment of all expenses, the Administrative Committee may direct that either (a) each Participant and each Beneficiary of a deceased Participant receive his entire Accrued Benefit as soon as reasonably possible, provided that the Employer does not maintain or establish another defined contribution plan as of the date of said termination, or (b) the Trust be continued and Participants' Accrued Benefits be distributed at such times and in such manner as provided in Article VII.

      10.4 WITHDRAWAL FROM THE PLAN BY AN EMPLOYER. Any Employer other than the Company may withdraw from the Plan and Trust Agreement, under such terms and conditions as


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the Board of Directors may prescribe, by delivery to the Trustee and the Company of a resolution of its board of directors electing to so withdraw.


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                                   ARTICLE XI

                              TOP HEAVY PROVISIONS

      11.1  APPLICATION. The definitions in Section 11.2 shall apply under this
Article XI and the special rules in Section 11.3 shall apply, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein. Anything in this Article XI to the contrary notwithstanding, if the Plan is a multiemployer plan described in Code Section 414(f), or a multiple employer plan as described in Code Section 413(c), the provisions of this Article XI shall be applied separately to each Employer and Related Company taking account of benefits under the plan provided to employees of the Employer or Related Company because of service with that Employer or Related Company.

      11.2 SPECIAL TOP HEAVY DEFINITIONS. The following special definitions shall apply under this Article XI.

            (a) "Aggregate Employer Contributions" means the sum of all Employer Contributions under this Plan allocated for a Participant to the Plan and employer contributions and forfeitures allocated for the Participant to all Related Defined Contribution Plans in the Aggregation Group; provided, however, that for Plan Years beginning before January 1, 1985, Before-Tax Contributions under the Plan and employer contributions attributable to salary reduction or similar arrangement under the Plan and Related Defined Contribution Plans shall not be included in Aggregate Employer Contributions, and with respect to Non-Key Employees for Plan Years beginning after December 31, 1988, Before-Tax Contributions and Employer Matching Contributions under the Plan and employer contributions attributable to salary reduction or similar arrangement and matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) under the Plan and Related Defined Contribution Plans shall not be included in Aggregate Employer Contributions.

            (b) "Aggregation Group" means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless the inclusion of Related Plans in the Permissive Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case "Aggregation Group" means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

                  (1) "Mandatory Aggregation Group" means each plan (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years,

                        (A)   had a participant who was a Key Employee, or

                        (B) was necessary to be considered with a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of
            Section 401(a)(4) or 410 of the Code. If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation Group.


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                  (2)   "Permissive Aggregation Group" means the group of plans
      consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan, and (B) any other Related Plan, that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Code. A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Code Section 408(k), and a collectively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Code, considering, if the plan is a multiemployer plan as described in Code Section 414(f) or a multiple employer plan as described in Code
      Section 413(c), benefits under the plan only to the extent provided to employees of the employer because of service with the employer and, if the plan is a simplified employee pension plan, only the employer's contribution to the plan.

            (c) "Determination Date" means, with respect to a Plan Year, the last day of the preceding plan year or, in the case of the first plan year, the last day of such plan year. If the Plan is aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any plan year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

            (d) "Key Employee" means, for the Plan Year containing the Determination Date, any person or the beneficiary of any person who is an Employee or former Employee of an Employer or a Related Company as determined under Code Section 416(i) and who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years (the "Measurement Period"), is a person described in paragraph (i), (ii), (iii) or
(iv), subject to paragraph (v).

                  (1)   An officer of the Employer or Related Company who:

                        (A) in any Measurement Period, in the case of a Plan Year beginning after December 31, 1983, is an officer during the Plan Year and has annual Compensation for the Plan Year in an amount greater than fifty percent (50%) of the amount in effect under
            Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends ($98,064 in 1989, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code); and

                        (B) in any Measurement Period, in the case of a Plan Year beginning on or before December 31, 1983, is an officer during the Plan Year, regardless of his Compensation (except to the extent that applicable law, regulations and rulings indicate that the fifty percent (50%) requirement set forth in subparagraph (A) above is applicable). No more than a total of fifty (50) persons (or, if fewer, the greater of three (3) persons or ten percent (10%) of all persons or beneficiaries of persons who are employees or former employees) shall be treated as Key Employees under this paragraph for any Measurement Period.


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            For purposes of determining the number of officers taken into account hereunder, employees described in Section 414(q)(5) of the Code shall be excluded. In the case of an Employer or Related Company which is not a corporation:

                              (i) in any Measurement Period, in the case of a Plan Year beginning on or before February 28, 1985 no persons shall be treated as Key Employees under this paragraph (i); and

                              (ii) in any Measurement Period, in the case of a Plan Year beginning after February 28, 1985, the term "officer" as used in this subsection (d) shall include administrative executives as described in Section 1.416-1(T-13) of the Treasury Regulations.

                  (2) One (1) of the ten (10) persons who, during a Plan Year in the Measurement Period:

                        (A) have annual Compensation from the Employer or a Related Company for such Plan Year greater than the amount in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends (the greater of $30,000 or one-fourth (1/4) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, adjusted as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code); and

                        (B) own (or are considered as owning within the meaning of Code Section 318) in such Plan Year, the largest percentage interests in the Employer or a Related Company, in such Plan Year, provided that no person shall be treated as a Key Employee under this paragraph unless he owns more than one-half percent (1/2%) interest in the Employer or a Related Company. No more than a total of ten (10) persons or beneficiaries of persons who are employees or former employees shall be treated as Key Employees under this paragraph (ii) for any Measurement Period.

                  (3) A person who, for a Plan Year in the Measurement Period, is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Code Section 318) of the Employer or a Related Company.

                  (4) A person who, for a Plan Year in the Measurement Period, is a more than one percent (1%) owner (or is considered as owning more than one percent (1%) within the meaning of Code Section 318) of the Employer or a Related Company and has an annual Compensation for such Plan Year from the Employer and Related Companies of more than $150,000.

                  (5) If the number of persons who meet the requirements to be treated as Key Employees under paragraph (1) or (2) exceeds the limitation on the number of Key Employees to be counted under paragraph (1) or (2), those persons with the highest annual Compensation in a Plan Year in the Measurement Period for which the


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      requirements are met and who are within the limitation on the number of
      Key Employees will be treated as Key Employees. If the requirements of paragraph (1) or (2) are met by a person in more than one Plan Year in the Measurement Period, each person will be counted only once under paragraph
      (1) or (2):

                        (A) under paragraph (1), the Plan Year in the Measurement Period in which a person who was an officer and had the highest annual Compensation shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence;

                        (B) under paragraph (2), the Plan Year in the Measurement Period in which the ownership percentage interest is the greatest shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence. Notwithstanding the above provisions of paragraph (5), a person may be counted in determining the limitation under both paragraphs (1) and (2). In determining the sum of the Present Value of Accrued Benefits for Key Employees under subsection (h) of this Section, the Present Value of Accrued Benefits for any person shall be counted only once.

                  (6) For purposes of determining whether an individual is a Key Employee under paragraphs (1) and (2), for the short Plan Year beginning on November 1, 2001 and ending December 31, 2001, the amounts in effect under Code Sections 415(b)(1)(A) and 415(c)(1)(A) will be multiplied by a fraction, the numerator of which is two, and the denominator of which is twelve. For purposes of determining whether an individual is a Key Employee under paragraph (3), for the short Plan Year beginning on November 1, 2001 and ending December 31, 2001, the $150,000 amount will be multiplied by a fraction, the numerator of which is two, and the denominator of which is twelve.

            (e) "Non-Key Employee" means a person with an accrued benefit or account balance in the Plan or any Related Plan in the Aggregation Group at any time during the Measurement Period who is not a Key Employee, and any beneficiary of such a person.

            (f) "Present Value of Accrued Benefits" means, for any Plan Year, an amount equal to the sum of (1), (2) and (3), subject to (4), for each person who, in the Plan Year containing the Determination Date, was a Key Employee or a Non-Key Employee.

                  (1) The value of a person's Accrued Benefit under the Plan and each Related Defined Contribution Plan in the Aggregation Group, determined as of the valuation date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

                        (A) in the case of a plan not subject to the minimum funding requirements of Section 412 of the Code, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and, in the first plan year of a plan, by including


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            contributions made after the Determination Date that are allocated as of a date in that first plan year; and

                        (B) in the case of a plan that is subject to the minimum funding requirements, by including the amount of any contributions that would be allocated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Section 412(c)(10) of the Code.

                  (2) The sum of the actuarial present values of a person's accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, expressed as a benefit commencing at Normal Retirement Date (or the person's attained age, if later) determined based on the following actuarial assumptions:

                        (A)   Interest rate 5%; and

                        (B)   Post-Retirement Mortality: 1984 Unisex Pension
            Table;

      and determined in accordance with Code Section 416(g); provided, however, that the accrued benefit of any Non-Key Employee shall be determined under the method which is used for accrual purposes for all Related Defined Benefit Plans or, if no single accrual method is used in all such plans, such accrued benefit shall be determined as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The present value of an accrued benefit for any person who is employed by an employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date; provided however that:

                        (X) for the first plan year of the plan, the present value for an employee is determined as if the employee had a Termination of Employment (1) on the Determination Date or (2) on such valuation date but taking into account the estimated accrued benefit as of the Determination Date; and

                        (Y) for the second and subsequent plan years of the plan, the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination Date for the second plan year.

      For purposes of this paragraph (2), the valuation date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that Year. If the plan provides for a nonproportional subsidy as described in Treasury Regulations Section 1.416-1 (T-27), the present value of accrued benefits shall


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      be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

                  (3) The aggregate value of amounts distributed during the plan year that includes the Determination Date or any of the four preceding plan years, including amounts distributed under a terminated plan which, if it had not been terminated, would have been in the Aggregation Group.

                  (4) The following rules shall apply in determining the Present Value of Accrued Benefits:

                        (A) Amounts attributable to qualified voluntary employee contributions, as defined in Section 219(e) of the Code, shall be excluded.

                        (B) In computing the Present Value of Accrued Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the five (5) year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

                        (i) Unrelated Transfers accepted into the Plan or any plan in the Aggregation Group after December 31, 1983 shall not be included.

                        (ii) Unrelated Transfers accepted on or before December 31, 1983 and all Related Transfers accepted at any time into the Plan or any plan in the Aggregation Group shall be included.

                        (iii) Unrelated Transfers made from the Plan or any plan
            in the Aggregation Group shall be included.

                        (iv) Related Transfers made from the Plan or any plan in the Aggregation Group shall not be included by the transferor plan (but shall be counted by the accepting plan).

                        (C) The Accrued Benefit of any individual who has not performed services for an Employer maintaining the Plan at any time during the five- (5) year period ending on the Determination Date shall be excluded.

            (g) "Related Transfer" means a rollover or a plan-to-plan transfer which is either not initiated by the Employee or is made between plans, each of which is maintained by a Related Company.

            (h) A "Top Heavy Aggregation Group" exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group; provided


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that, for purposes of determining the sum of the Present Value of Accrued
Benefits for all employees, there shall be excluded the Present Value of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date. For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a "Super Top Heavy Aggregation Group" if in any Plan Year as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds ninety percent (90%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group.

            (i) "Top Heavy Plan" means the Plan in any Plan Year in which the Plan is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group consisting solely of the Plan. For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy Plan will also constitute a "Super Top Heavy Plan" if the Plan in any Plan Year is a member of a Super Top Heavy Aggregation Group, including a Super Top Heavy Aggregation Group consisting solely of the Plan.

            (j) "Unrelated Transfer" means a rollover or a plan-to-plan transfer which is both initiated by the Employee and (a) made from a plan maintained by a Related Company to a plan maintained by an employer which is not a Related Company or (b) made to a plan maintained by a Related Company from a plan maintained by an employer which is not a Related Company.

      11.3 SPECIAL TOP HEAVY PROVISIONS. For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 11.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective-bargaining agreement between employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and the Employer or Employers:

            (a) Minimum Employer Contributions. In any Plan Year in which the Plan is a Top Heavy Plan, the Employers shall make additional Employer Contributions to the Plan as necessary for each Participant who is employed on the last day of the Plan Year and who is a Non-Key Employee to bring the amount of his Aggregate Employer Contributions for the Plan Year up to at least three percent (3%) of his Compensation, or if the Plan is not required to be included in an Aggregation Group in order to permit a Related Defined Benefit Plan in the Aggregation Group to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code, such lesser amount as is equal to the largest percentage of a Key Employee's Compensation (as limited in accordance with Section 11.3(c)) allocated to the Key Employee as Aggregate Employer Contributions, unless such Participant is a Participant in a Related Defined Benefit Plan and receives a minimum benefit thereunder in accordance with Section 416(c) of the Code, in which case such Participant shall not receive a minimum contribution under this
Section 11.3(a).


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            For purposes of determining whether a Non-Key Employee is a
Participant entitled to have minimum Employer Contributions made on his behalf, a Non-Key Employee will be treated as a Participant even if he is not otherwise a Participant (or accrues no benefit) under the Plan because:

                  (1) he has failed to complete the requisite number of hours of service (if any) after becoming a Participant in the Plan,

                  (2) he is excluded from participation in the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or

                  (3) he is excluded from participation in the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, if the Plan is a 401(k) plan, because of a failure to make elective 401(k) contributions.

            If the highest amount of Aggregate Employer Contributions allocated to the account of a Key Employee for a Plan Year in which the Plan is a Top Heavy Plan is less than 3%, amounts contributed by an Employer to the Trust on behalf of said Key Employee as a result of a Compensation Reduction Election shall be included in determining contributions made on behalf of said Key Employee.

            (b) Vesting. For each Plan Year in which the Plan is a Top Heavy Plan and for each Plan Year thereafter, the Participant's Accrued Benefit shall remain fully vested and nonforfeitable.

            (c) Limitations. In computing the limitations under Section 5.1 hereof for years in which the Plan is a Top Heavy Plan, the special rules of
Section 416(h) of the Code shall be applied in accordance with applicable regulations and rulings so that, in determining the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted, and by substituting $41,500 for $51,875 in the numerator of the transition fraction described in Section 415(e)(6)(B) of the Code, unless the Plan is not a Super Top Heavy Plan and the special requirements of Section 416(h)(2) of the Code have been satisfied.

            (d) Transition Rule for a Top Heavy Plan. Notwithstanding the provisions of Section 11.3(c), for each Plan Year in which the Plan is a Top Heavy Plan and in which the Plan does not meet the special requirements of
Section 416(h)(2) of the Code in order to use 1.25 in the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Top Heavy Plans and if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Top Heavy Plans, a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction


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
and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Top Heavy Plan and the Plan does not meet the special requirements of Section 416(h)(2) of the Code in order to use
1.25 in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, there shall be no further Annual Additions for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, until such time as the Participant's Combined Fraction is not greater than 1.00.

            (e) Transition Rule for a Super Top Heavy Plan. Notwithstanding the provisions of Sections 11.3(c) and 11.3(d), for each Plan Year in which the Plan is a Super Top Heavy Plan, (1) if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Super Top Heavy Plans, and
(2) if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Super Top Heavy Plans and if immediately before the plans became Super Top Heavy Plans the Combined Fraction as then computed did not exceed 1.00, then a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Super Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Super Top Heavy Plan, there shall be no further Annual Additions for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction until the Participant's Combined Fraction is not greater than 1.00.

            (f) Terminated Plan. If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased contributions and has been or is distributing all plan assets to participants and their beneficiaries as soon as administratively feasible or if a terminated plan has distributed all benefits of participants and their beneficiaries, the provisions of Section 11.3 shall not apply to the Plan.

            (g) Frozen Plans. If the Plan becomes a Top Heavy Plan after contributions have ceased under the Plan but all assets have not been distributed to participants or their beneficiaries, the provisions of Section
11.3 shall apply to the Plan.


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                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      12.1 EMPLOYER JOINDER. Any Related Company may by resolution of such Related Company's board of directors, with the approval of the Administrative Committee and subject to such terms and conditions (including but not limited to terms and conditions concerning Years of Eligibility Service and amount of Accrued Benefits) as the Administrative Committee may prescribe, adopt the Plan and Trust Agreement.

      12.2 PLAN MERGER. The Plan shall not merge or consolidate with, or transfer any assets or liabilities to any other plan, unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation, or transfer (if the Plan were then terminated).

      12.3  NON-ALIENATION OF BENEFITS.

            (a) No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.

            (b)   Notwithstanding Section 12.3(a), the Trustee

                  (1) shall comply with an order entered on or after January 1, 1985, determined by the Committee to be a Qualified Domestic Relations Order as provided in Section 12.4,

                  (2) shall comply with a domestic relations order entered before January 1, 1985, if benefits are already being paid under such order, and

                  (3) may treat an order entered before January 1, 1985, as a Qualified Domestic Relations order even if it does not meet the requirements of Section 12.4.

            (c) Effective August 5, 1997, a Participant's benefits under the Plan may be subject to reduction for Federal and state income tax withholding, and in an amount that the Participant is ordered or required to pay to the Plan if the order or requirement to pay arises:

                  (1) under a judgment of conviction for a crime involving the Plan;

                  (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of the fiduciary responsibility requirement of ERISA; or


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                  (3)   pursuant to a settlement agreement between the Secretary
      of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of the fiduciary responsibility requirements of ERISA by a fiduciary or any other person.

      12.4  QUALIFIED DOMESTIC RELATIONS ORDER.

            (a) "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement):

                  (1) which is made pursuant to a state domestic relations law (including a community property law),

                  (2) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant (an alternate payee),

                  (3) which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the Participant's Accrued Benefit under the Plan, and

                  (4) with respect to which the requirements of paragraphs (b) and (c) are met.

            (b) A domestic relations order can be a Qualified Domestic Relations order only if such order clearly specifies:

                  (1) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order,

                  (2) the amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

                  (3) the number of payments or period to which such order applies, and

                  (4)   each Plan to which such order applies.

            (c) A domestic relations order can be a Qualified Domestic Relations order only if such order does not:

                  (1) require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

                  (2) require the Plan to provide increased benefits (determined on the basis of actuarial value), or


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                  (3)   require the payment of benefits to an alternate payee
      which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

            (d) A domestic relations order shall not be treated as failing to meet the requirements of Section 12.4(c)(1) solely because such order requires that payment of benefits be made to an alternate payee:

                  (1) in the case of any payment before a Participant has had a Termination of Employment, on or after the earlier of:

                        (A) the date on which the Participant is entitled to receive benefits under the Plan, or

                        (B)   the later of

                              (i)   the date the Participant attains age 50, or

                              (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant had a Termination of Employment,

                  (2) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and

                  (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a Qualified Joint and Survivor Annuity with respect to the alternate payee and his or her subsequent spouse).

            (e) To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of receiving a Qualified Joint and Survivor Annuity, a Qualified Preretirement Survivor Annuity, and providing a valid consent in accordance with Section 7.6.

            (f) In the case of any domestic relations order received by the Plan, the Administrative Committee shall separately account for the amounts payable under the domestic relations order. If it is determined that the order is not a Qualified Domestic Relations Order, the amounts separately accounted for during such determination shall no longer be accounted for separately.

            (g) An alternate payee can elect in writing, on a form prescribed or permitted by the Administrative Committee, to have the amounts payable under the Qualified Domestic Relations Order invested in increments of 10% in one or more of the Investment Funds described in Section 6.7.


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            (h)   An alternate payee can designate in writing, on a form
prescribed or permitted by the Administrative Committee, a Beneficiary to receive some or all of the amounts payable under the Qualified Domestic Relations Order, assuming the alternate payee dies before receiving the entire amount that is payable.

      12.5 UNCLAIMED AMOUNT. Unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Participant which cannot be distributed because of the Administrative Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts for a Plan Year shall become a Forfeiture and shall be applied in accordance with the following sentence, within a reasonable time after the close of the Plan Year in which such two-year period shall end. Forfeitures shall be applied toward the payment of (and shall be considered to be) Employer Matching Contributions under
Section 4.1 of the Employer of the Employees who forfeited such amounts. If an unclaimed amount is subsequently properly claimed by the Participant or the Participant's Beneficiary, said amount shall be paid to such Participant or Beneficiary, and shall be accounted for by charging the amount necessary to make such payment against the Employer(s) whose Employer Matching Contributions were reduced by such Forfeiture.

      12.6 NO CONTRACT OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Employee or as creating a right of any Employee to be continued in the employment of any Employer.

      12.7 REDUCTION FOR OVERPAYMENT. The Administrative Committee shall, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make a reasonable attempt to collect such overpayment from the person. If the person to whom such overpayments were made does not, within a reasonable time, make the requested repayment to the Trustee, the overpayment shall be considered as an advance payment of benefits and the Administrative Committee shall direct the Trustee to reduce all future benefits payable to that person by the equivalent value of the overpayment.

      12.8 EMPLOYEES' TRUST. The Plan and Trust are created for the exclusive purpose of providing benefits to the Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan and Trust. The Plan and Trust shall be interpreted in a manner consistent with their being a Plan described in Section 401(a) of the Code and a Trust exempt under
Section 501(a) of the Code. At no time shall the Trust Fund be diverted from the above purpose, except as may be provided in Section 6.10.

      12.9 SOURCE OF BENEFITS. All benefits payable under the Plan shall be paid or provided solely from the Trust, and the Employers assume no liability or responsibility therefore.

      12.10 LIMITATION ON LIABILITY. No Employer nor any agent or representative of any Employer who is an Employee, officer, or director of an Employer in any manner guarantees the Trust Fund against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act done or omitted in good faith with respect to the Plan. No Employer shall be


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
responsible for any act or failure to act of any Trustee appointed to administer the Trust Fund except as required by the Code or ERISA. No Employer shall be responsible for the sufficiency of the Trust Fund, and in the event of termination of the Plan, no Employer shall be required to make any contributions to the Trust.

      12.11 COMPANY MERGER. In the event that any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for the Company upon filing in writing with the Trustee its election so to do.

      12.12 GENDER AND NUMBER. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine or neuter, and singular the plural.

      12.13 HEADINGS. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

      12.14 UNIFORM AND NONDISCRIMINATORY APPLICATION OF PROVISIONS. The provisions of this Plan shall be interpreted and applied in a uniform and non-discriminatory manner with respect to all Participants, former Participants, and Beneficiaries.

      12.15 INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

      12.16 LAW GOVERNING. The Plan shall be construed and enforced according to the laws of Michigan without regard to its laws with respect to choice of law, to the extent not preempted by ERISA.


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

                                  ARTICLE XIII

                    EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS

      13.1 ESTABLISHMENT OF ESOP. From and after January 1, 2002, interests in the Kellogg Company Stock Fund shall be divided between the ESOP Subfund and the 401(k) Company Stock Subfund. The ESOP Subfund together with the 401(k) Company Stock Subfund shall constitute (and may be referred to as) the Kellogg Company Stock Fund. The portion of the Plan assets consisting of the ESOP Subfund shall be a stock bonus plan under Section 401(a) of the Code, which is intended to qualify as an employee stock ownership plan under Section 4975(e)(7) of the Code (the "ESOP Portion"). The ESOP Portion is maintained as a portion of the Plan as authorized by Treasury Regulations Section 54.4975-11(a)(5). The remaining part of the Plan is intended to be a profit sharing plan which meets the requirements for qualification under Sections 401(a) and 401(k) of the Code (the "Profit Sharing Portion"). Together the ESOP Portion and the Profit Sharing Portion constitute the entire Plan and are intended to be a single plan under Treasury Regulations Section 1.414(l)-1(b)(1).

      13.2 DEFINITIONS. For purposes of this Article XIII, the following terms shall have the meaning set forth below:

            (a) "CASH DIVIDENDS" means the cash dividends that are paid on or after March 1, 2002 by the Company with respect to the Company Stock in the ESOP Subfund.

            (b) "COMPANY STOCK" means common stock issued by the Company (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.

            (c) "ESOP SUBFUND" means the portion of the Kellogg Company Stock Fund that constitutes an employee stock ownership plan under Section 4975(e)(7) of the Code. The ESOP Subfund shall invest primarily in employer securities, within the meaning of Section 409(l) of the Code, and shall consist of the Company Stock and other assets determined by the Administrative Committee or the Finance Committee to be a part of such Subfund.

            (d) "401(K) COMPANY STOCK SUBFUND" means the portion of the Kellogg Company Stock Fund that does not constitute an employee stock ownership plan under Section 4975(e)(7) of the Code, and that shall consist of the Company Stock and other assets determined by the Administrative Committee or the Finance Committee to be a part of such Subfund.

            (e)   "PAYMENT ELECTION" means a completed election made under
Section 13.4 pursuant to which a Participant has affirmatively elected to have his or her Cash Dividends paid to the Trustee and distributed by the Trustee to the electing Participant outside the Plan. To the extent administratively feasible, the Trustee will distribute the Cash Dividends to Participants on the same day the Cash Dividends are paid to the Trustee. The Administrative Committee may, in its sole discretion, which shall be applied in a uniform and non-discriminatory manner, instead (i) allow Participants to affirmatively elect to have their Cash Dividends paid to the Trustee and distributed by the Trustee to the Participants no later than 90 days after the end of the Plan Year

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in which paid to the Trustee, or (ii) allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan.

            (f) "SUBFUNDS" refers to both the ESOP Subfund and the 401(k) Company Stock Subfund.

      13.3  OPERATION OF SUBFUNDS.

            (a) Establishment of Subfunds. The ESOP Subfund and the 401(k) Company Stock Subfund shall be initially established effective as of the beginning of the day on January 1, 2002. The Company Stock and other assets held in the Kellogg Company Stock Fund as of the end of the day on December 31, 2001 shall be transferred to the ESOP Subfund as soon as administratively feasible.

            (b) Contributions to Plan. All Employer Matching Contributions, Before-Tax Contributions, Special Section 401(k) Contributions, Employee After-Tax Contributions and Rollover Contributions that are made for a Plan Year and that are immediately invested in the Kellogg Company Stock Fund, either due to an investment election by the Participant or due to a directive by an Employer, the Finance Committee or the Administrative Committee, shall be added to the 401(k) Company Stock Subfund.

            (c)   Transfers into and out of Subfunds.

                  (1) Any transfers into the Kellogg Company Stock Fund from another Investment Fund shall be added to the ESOP Subfund.

                  (2) As of the end of the business day immediately prior to each ex-dividend date for the payment of dividends on Company Stock, the closing balance of all Company Stock held in the 401(k) Company Stock Subfund shall be deemed to be automatically transferred to the ESOP Subfund, in accordance with any rules and procedures that the Administrative Committee may establish from time to time.

                  (3) Transfers out of Company Stock and into another Investment Fund shall first be subtracted from the 401(k) Company Stock Fund, with any remaining balance to be taken from the ESOP Subfund, as necessary.

      13.4  ELECTION TO RECEIVE DIVIDENDS ON ESOP SUBFUND.

            (a) The Administrative Committee shall prescribe rules and procedures that allow each Participant with an interest in the ESOP Subfund to elect to have the Cash Dividends allocable to him or her paid to the Trustee and distributed by the Trustee to the electing Participant outside the Plan rather than having such Cash Dividends paid to the Plan and reinvested in Company Stock in the ESOP Subfund. To the extent administratively feasible, the Trustee will distribute the Cash Dividends to Participants on the same day the Cash Dividends are paid to the Trustee. The Administrative Committee may, in its sole discretion, which shall be applied in a uniform and non-discriminatory manner, instead (i) allow Participants to affirmatively elect to have their Cash Dividends paid to the Trustee and distributed by the


                                       83
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

Trustee to the Participants no later than 90 days after the end of the Plan Year in which paid to the Trustee, or (ii) allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan. Such rules and procedures that are prescribed by the Administrative Committee shall be in accordance with the terms of the Plan or, to the extent not specified in the Plan, the requirements that must be satisfied in order for a federal income tax deduction to be allowed under Section 404(k) of the Code with respect to the amount of Cash Dividends (including the requirement that the election to receive Cash Dividends be irrevocable for the period to which it applies and including the requirement set forth in Section 404(k)(2)(b) of the
Code).

            (b) In the event a Participant does not complete a Payment Election, the Cash Dividends allocated to him or her shall be automatically paid to the Plan, allocated to the ESOP Subfund and reinvested in Company Stock. Participants may make a Payment Election in the manner prescribed by the Administrative Committee, which may include the use of electronic transmissions and/or an interactive voice response system. A Payment Election shall be irrevocable once accepted by the Administrative Committee and shall remain in effect indefinitely thereafter, unless the Participant cancels the Payment Election pursuant to the rules and procedures adopted by the Administrative Committee, which shall give Participants a reasonable opportunity to change a dividend election at least annually and at any time that there is a modification in the Plan's provisions governing the manner in which Cash Dividends are paid or distributed to Participants. A Participant's Payment Election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's Payment Election. A Payment Election must be completed by the Participant within the time proscribed for such purpose and pursuant to the rules and procedures adopted by the Administrative Committee from time to time. Any Payment Election that is not completed as required by the Administrative Committee shall be considered null and void. Notwithstanding any provisions in this Section 13.4 to the contrary, in the absence of a valid Payment Election, if a Hardship withdrawal is processed on an ex-dividend date for a Participant with an interest in the ESOP Subfund, the Participant shall be deemed to have a Payment Election in effect solely with respect to said ex-dividend date, and the applicable Cash Dividends shall be distributed or paid to the Participant in accordance with the provisions of this Section 13.4.

            (c) Cash Dividends that are paid or reinvested pursuant to Section 404(k)(2)(A)(iii) of the Code and the provisions of this Section shall not be considered to be Annual Additions for purposes of Section 415(c) of the Code, Before-Tax Contributions for purposes of Section 402(g) of the Code, elective contributions for purposes of Section 401(k) of the Code or employee contributions for purposes of Section 401(m) of the Code.

            (d) Notwithstanding the foregoing provisions of this Section 13.4, Participants who are residents of states that have not amended their tax laws to conform with Section 404(k)(2) of the Code, as amended by the Economic Growth & Tax Relief Act of 2001, shall have their respective Cash Dividends distributed to them in cash, in the same manner as if they had completed a Payment Election.

      13.5 GENERAL RULES. Both the 401(k) Company Stock Subfund and the ESOP Subfund shall be governed by the following paragraphs, unless otherwise noted.

                                       84
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

            (a) Investments in the Subfunds will be denominated as "units." The value of a unit will fluctuate in response to various factors, including the price of and dividends paid on Company Stock, earnings and losses on other investments in the Subfunds and Subfund expenses.

            (b) Shares of Company Stock held in the Subfunds and dividends and other distributions on Company Stock are not specifically allocated to Participant Accounts. Each Participant's interest in the Subfunds will be based on the proportion of his investment in the Subfunds to the total investment in the Subfunds of all Participants.

            (c) Any dividends on shares of Company Stock in the 401(k) Company Stock Subfund will be paid to the 401(k) Company Stock Subfund, treated as earnings and used to purchase additional units in the 401(k) Company Stock Subfund. Any Company Stock received by the Trustee as a stock split or dividend, or as a result of a reorganization or other recapitalization with respect to the Company Stock in the 401(k) Company Stock Subfund, will be unitized and added to the 401(k) Company Stock Subfund. Any other property (other than shares of Company Stock) received by the Trustee with respect to the Company Stock in the 401(k) Company Stock Subfund may be sold by the Trustee and the proceeds added to the 401(k) Company Stock Subfund. In the event of a significant distribution of such other property, the Administrative Committee may implement special arrangements for the holding or disposition of such other property by the Plan. Any rights to subscribe to additional shares of Company Stock shall be sold by the Trustee and the proceeds credited to the 401(k) Company Stock Subfund.

            (d) All Cash Dividends on shares of Company Stock in the ESOP Subfund that a Participant does not elect to have distributed to the Participant pursuant to Section 13.4 will be reinvested in Company Stock, unitized and added to the ESOP Subfund. Any Company Stock received by the Trustee as a stock split or dividend, or as a result of a reorganization or other recapitalization with respect to the Company Stock in the ESOP Subfund, will be unitized and added to the ESOP Subfund. Any other property (other than shares of Company Stock) received by the Trustee with respect to the Company Stock in the ESOP Subfund may be sold by the Trustee and the proceeds added to the ESOP Subfund. In the event of a significant distribution of such other property, the Administrative Committee may implement special arrangements for the holding or disposition of such other property by the Plan. Any rights to subscribe to additional shares of Company Stock shall be sold by the Trustee and the proceeds credited to the ESOP Subfund.

            (e) Shares of Company Stock either will be contributed by the Employers to the Subfunds or will be purchased or sold for the Subfunds in the open market or in privately negotiated transactions. The Trustee, or its designated agent, may limit the daily volume of purchases and sales to the extent it believes it will be in the interest of Participants to do so.

      13.6 ESOP REQUIREMENTS. To the extent required by applicable law, the Company reserves the right to amend the Plan to conform to any applicable statutory or regulatory requirements.

                                       85
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

      13.7 DISAGGREGATION OF ESOP. Notwithstanding any provisions in this Plan to the contrary, the ESOP Portion of the Plan (or any other employee stock ownership plan described in Section 4975(e)(7) or Section 409 of the Code) is not subject to the aggregation provisions of Sections 4.1 and 4.2


                                       86
KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

            Executed this _____ day of _______________ 2002.


                                         KELLOGG COMPANY


                                         By:
                                             -----------------------------------




KELLOGG COMPANY
SAVINGS AND INVESTMENT PLAN

                               AMENDMENT NUMBER 1
                                     TO THE
                   KELLOGG COMPANY SAVINGS AND INVESTMENT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997
                    WITH AMENDMENTS THROUGH JANUARY 1, 2002)

                             Effective July 1, 2002

      WHEREAS, the Kellogg Company (the "Company") maintains the Kellogg Company Savings and Investment Plan (as amended and restated effective January 1, 1997 with amendments through January 1, 2002) (the "S&I Plan") for the benefit of eligible employees of the Company and its affiliates;

      WHEREAS, it is now considered desirable to amend the S&I Plan;

      WHEREAS, under Section 10.2 of the S&I Plan, the Company, by action of its Board of Directors (the "Board") is authorized to amend the S&I Plan; and

      WHEREAS, the Board has, by way of resolution dated September 28, 2001, delegated its authority to amend the S&I Plan to the Company's Chief Financial Officer.

      NOW, THEREFORE, BE IT RESOLVED, that pursuant to the power given to the Board under Section 10.2 of the S&I Plan, and delegated to the Company's Chief Financial Officer by resolution of the Board, the S&I Plan is hereby amended in the following particulars:

      1. By adding the following to Section 1.2, immediately after the final paragraph thereof, effective as of the dates indicated therein:

            "Effective as of March 1, 2002, the Worthington Foods, Inc. 401(k) Profit Sharing Plan (the `Prior Worthington Union Plan') was merged into this Plan. On or after March 1, 2002, the provisions of the Plan apply to persons for whom an amount is transferred from the Prior Worthington Union Plan to this Plan.

            Effective as of March 28, 2002, the Mondo Baking 401(k) Plan (the `Prior Mondo Plan') was merged into this Plan. On or after March 28, 2002, the provisions of the Plan apply to persons for whom an amount is transferred from the Prior Mondo Plan to this Plan.

            Effective July 1, 2002, the Keebler Company Salaried Savings Plan (the `Prior Keebler Savings Plan'), the Keebler Company Union Savings Plan (the `Prior Keebler Union Plan') and the Keebler Company Savings Plan for Hourly Associates of Cary Bakery (the `Prior Cary Bakery Plan') (collectively referred to in this Plan as the `Keebler Plans' subject to exceptions under Appendix C regarding the Prior Cary Bakery Plan) were merged into this Plan. On or after July 1, 2002, the provisions of the Plan, subject to any applicable Appendix, apply to persons for whom an amount is transferred from one of the Keebler Plans to this Plan."

      2. By adding the following subsection (e) to Section 2.1, immediately after subsection (d) thereof, effective as of July 1, 2002:

            "(e) A Prior MP Account consisting of contributions, if any, originally made on behalf of a Participant who was a participant in the Athens Money Purchase Plan, the Bake-Line Money Purchase Plan or the Emerald Money Purchase Plan and whose accounts in any of those plans were merged with and into the Prior Keebler Savings Plan prior to its merger with this Plan."

      3. By substituting the following for Section 2.13 of the Plan, effective as of January 1, 2002:

            "2.13 DISABILITY. `Disability' means a physical or mental impairment that constitutes a total and permanent disability, or renders the Participant totally and permanently disabled, within the meaning of the Employer's long-term disability plan that covers the Participant, as determined by the claims administrator of that plan. If the Participant is not covered by a long-term disability plan of an Employer, then he or she will be deemed to be suffering from a Disability only if he or she has been determined to be eligible for disability insurance benefits under Title II of the Federal Social Security Act."

      4. By adding the following new paragraphs to Section 2.27, immediately after the final paragraph thereof, effective as described therein:

            "Effective on and after March 28, 2002, employment with Mondo Baking Company prior to January 20, 2000, the date the Company acquired Mondo Baking Company, will be counted for eligibility purposes.

            Effective on and after July 1, 2002, employment with the Keebler Company and any entities in the controlled group of Keebler Company prior to March 26, 2001, the date the Company acquired the Keebler Company, will be counted for eligibility purposes."

      5. By substituting the following for the entirety of Section 2.40 of the Plan, effective as of January 1, 2002:

            "2.40 REQUIRED BEGINNING DATE. `Required Beginning Date' means the following:

            (a)   Except as provided in subsection (b) below:

                  (1) For a Participant who attains age 70-1/2 prior to January 1, 1988, the later of:

                        (A) The December 31 of the calendar year in which he or she attains age 70-1/2, or

                        (B) If the Participant is not a 5% owner of the Employer or a Related Company (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he or she attains age 70-1/2 or any of the four prior Plan Years, December 31 of the calendar year in which he or she has a Termination of Employment, provided, that if any such Participant becomes a 5% owner during any Plan Year after he or she attains age 70-1/2, the `Required Beginning Date' for such Participant shall be the April 1 of the calendar year following the calendar year in which such Plan Year ends, and

                  (2) For a Participant who attains age 70-1/2 on or after January 1, 1988, the December 31 of the calendar year in which the Participant attains age 70-1/2; provided, however, that in no event shall a Participant's `Required Beginning Date' occur prior to December 31, 1987, and provided further that if a Participant attained age 70-1/2 during 1988, is not a 5% owner, and had not retired by January 1, 1989, the Participant's `Required Beginning Date' shall be December 31, 1996.

                  (3) For a Participant who attains age 70-1/2 on or after January 1, 1999, the later of:

                  (A) The December 31 of the calendar year in which he or she attains age 70-1/2, or

                  (B) If the Participant is not a 5% owner of the Employer or a Related Company (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he or she attains age 70-1/2 or any of the four prior Plan Years, the December 31 of the calendar year in which he or she has a Termination of Employment, provided that if any such Participant becomes a 5% owner during the Plan Year after he or she attains age 70-1/2, the `Required Beginning Date' for such Participant shall be the December 31 of the calendar year in which such Plan Year ends.

                  (4) For a Participant who attains age 70-1/2 on or after January 1, 2002, the later of:

                  (A) The April 1 of the calendar year following the calendar year in which he or she attains age 70-1/2, or

                  (B) If the Participant is not a 5% owner of the Employer or a Related Company (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he or she attains age 70-1/2 or any of the four prior Plan Years, the April 1 of the calendar year following the later of: (1) the calendar year in which he or she has a Termination of Employment or (2) the calendar year in which he or she attains age 70-1/2; provided, however, that if any such Participant becomes a 5% owner during the Plan Year after he or she attains age 70-1/2, the `Required Beginning Date' for such Participant shall be the April 1 of the calendar year following the calendar year in which such Plan Year ends.

                  (5)   Furthermore, all benefit distributions under this
      Section 2.40(a) of the Plan shall comply with Section 401(a)(9) of the Code. In addition, the distributions will be made in accordance both with the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal Revenue Regulations
      Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

            (b) With respect to Participants who were participants in the Keebler Plans, the term `Required Beginning Date' means the following:

                  (1) Prior to July 1, 2002, the terms as defined under each applicable plan;

                  (2) On or after July 1, 2002, the term as defined in subsection (a)(4) above."

      6. By adding the following new paragraphs to Section 3.1 of the Plan, immediately after the final paragraph thereof, effective as of the dates described therein:

            "From and after April 1, 2002, Mondo Baking Company will be an Employer; therefore, individuals who provide services to Mondo Baking Company will be eligible to participate in this Plan when and if they otherwise meet the eligibility requirements of the Plan.

            From and after July 1, 2002, the Keebler Company will be an Employer; therefore, individuals who provide services to Keebler Company will be eligible to participate in this Plan when and if they otherwise meet the eligibility requirements of the Plan.

            Notwithstanding anything to the contrary in this Section 3.1, with respect to any union Employee covered by the Plan, to be eligible to have Employer Matching Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf, such Employee shall be required to complete the trial or probation period agreed to under the collective bargaining agreement applicable to that Employee, followed by a Year of Eligibility Services."

      7. By substituting the following for Section 4.1(a) of the Plan, effective as of January 1, 2002:

            "(a) Employer Matching Contributions. Except as provided in an applicable Appendix and in subsection (1) through (5) herein, effective for Plan Years beginning on or after January 1, 2002, each Employer shall contribute on behalf of each Active Participant employed by the Employer an amount equal to: (i) 100% of the first 3% of the Before-Tax Contributions or the Employee After-Tax Contributions, whichever is applicable, made on behalf of the Active Participant pursuant to Section
      4.2 or 4.6 for each payroll period, and (ii) 50% of the next 2% of Before-Tax Contributions or the Employee After-Tax Contributions, whichever is applicable, made on behalf of the Active Participant pursuant to Section 4.2 or 4.6 for each payroll period. Except as provided in an applicable Appendix and in subsection (1) through (5) herein, 12.5% of the Employer Matching Contributions will be made in the form of Kellogg Company Stock and will immediately be placed in the Kellogg Company Stock Fund.

                  (1) Notwithstanding the forgoing, with respect to an Active Participant who is a Blue Anchor Union Employee, effective as of January 1, 2000, his or her Employer will contribute an amount equal to 40% of the first 4% of Before-Tax Contributions made on his or her behalf pursuant to
      Section 4.2. For periods beginning after May 30, 2003, his or her Employer will contribute an amount equal to 50% of the first 4% of the Before-Tax Contributions, made on behalf of the Active Participant pursuant to
      Section 4.2 for each payroll period. Effective as of January 1, 2000, 50% of the Employer Matching Contributions made on behalf of Blue Anchor Union Employees will be invested in the Kellogg Company Stock Fund. For periods beginning after May 30, 2003, 40% of the Employer Matching Contributions made on behalf of Blue Anchor Union Employees will be invested in the Kellogg Company Stock Fund.

                  (2) Notwithstanding the forgoing, with respect to an Active Participant who is a San Jose Union Employee, effective as of March 22, 1998, his or her Employer will contribute an amount equal to 40% of the first 3% of Before-Tax Contributions made on his or her behalf pursuant to
      Section 4.2. Fifty percent (50%) of the Employer Matching Contributions made on behalf of San Jose Union Employees will be invested in the Kellogg Company Stock Fund.

                  (3) Notwithstanding the forgoing, with respect to an Active Participant who is a Rossville Union Employee, effective as of October 16, 2000, his or her Employer will contribute an amount equal to 50% of the first 5% of Before-Tax Contributions made on his or her behalf pursuant to
      Section 4.2. Twenty percent (20%) of the Employer Matching Contributions made on behalf of Rossville Union Employees will be invested in the Kellogg Company Stock Fund.

                  (4) Notwithstanding the forgoing, with respect to an Active Participant who is an Atlanta Union Employee, effective as of January 1, 2002, his or her Employer will contribute an amount equal to 50% of the first 5% of Before-Tax Contributions made on his or her behalf pursuant to
      Section 4.2. Twenty percent (20%) of the Employer Matching Contributions made on behalf of Atlanta Union Employees will be invested in the Kellogg Company Stock Fund.

                  (5) Notwithstanding the forgoing, the Employer shall contribute for all Lender's Employees who begin participating in this Plan as of May 1, 1997, the amount that would have been contributed to this Plan as of the later of January 1, 1997 or the date the Participant would have become a Participant after meeting the Plan's eligibility requirements based on the rate of contribution in effect for that Participant as of May 1, 1997 multiplied by the Compensation actually paid during the period beginning on the later of January 1, 1997 or the date the Participant would have become a Participant after meeting the Plan's eligibility requirements and ending on April 30, 1997.

                  (6) Notwithstanding the forgoing, with respect to an Active Participant who became a Participant in this Plan based upon his or her participation under the (A) the Prior Worthington Union Plan, he or she shall continue to be ineligible for Employer Matching Contributions as of May 1, 2000, and (B) Prior Keebler Union Plan, he or she shall continue to be ineligible for Employer Matching Contributions as of the July 1, 2002 merger of the Prior Keebler Union Plan into this Plan."

      8. By deleting the first sentence under Section 4.1(c) of the Plan and inserting the following three new sentences in its place, effective as of January 1, 2002:

            "For each Plan Year in which the Employers make Matching Contributions pursuant to this Section 4.1(a) that satisfy the requirements of Code Sections 401(k)(12) and 401(m)(11) (the `Safe Harbor Match'), this Section 4.1(c), Sections 4.1(d) - (e) and Sections 4.2(d) -
      (h) will not apply with respect to the Participants who are eligible to receive the Safe Harbor Match. In any Plan Year in which the Employers do not make the Safe Harbor Match or with respect to Participants who are not eligible for the Safe Harbor Match, the remainder of this Section 4.1(c), Sections 4.1(d) - (e) and Sections 4.2(d) - (h) will apply. Subject to the foregoing and the provisions of Section 4.1(a), the sum of the Employer Matching Contributions and Employee After-Tax Contributions for any Participant or group of Participants shall not exceed the amounts permitted under the non-discrimination rules of Section 401(m) of the Code as set forth in the following tests:"

      9. By substituting the following for Section 4.2(a) of the Plan, effective as of January 1, 2002:

            "(a) Each Active Participant shall have his or her Compensation reduced for each payroll period by calling the Saving & Investment Center (`S&I Center') at 1-888-280-6933 and specifying in a Compensation Reduction Election the amount his or her compensation is to be reduced. The Compensation Reduction Election shall be filed with the Administrative Committee (in a manner prescribed by the Administrative Committee that may include the use of electronic transmission and/or interactive voice response systems). Each Employer shall contribute to the Trust, as a Before-Tax Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant's Compensation has been reduced by the Participant's Compensation Reduction Election in accordance with this subsection (a).

                  (1) Except as provided in an applicable Appendix, a Participant's Compensation Reduction Election will equal a minimum of 1% up to a maximum of 50% of his or her Compensation (in increments of 1%) in accordance with such rules as the Administrative Committee, in its discretion, specifies from time to time. Notwithstanding the foregoing, the aggregate percentage of Compensation that a Participant may elect to contribute to the Plan pursuant to this Section 4.2 and Section 4.6 of the Plan may not exceed 50%.

                  (2) A Participant may make, change, or revoke a Compensation Reduction Election by calling the S & I Center at any time at 1-888-280-6933 and in such a manner as the Administrative Committee may prescribe (which may include the use of electronic transmissions and/or interactive voice response systems). A Compensation Reduction Election, a change or a revocation shall apply solely to Compensation not earned as of the date of such election. Changes or revocations made in a Participant Compensation Reduction Election shall become effective the day such a change has been elected; provided such change is communicated to the S & I Center before 4:00 p.m. ET on a day the NYSE is trading. If a Participant elects to make a Compensation Reduction Election after 4:00 p.m. ET on a day the NYSE is trading, on a weekend, or on a holiday, the request will be effective at 4:00 p.m. as of the close of business on the next day trading is conducted at the NYSE.

                  (3) Once a Participant makes, changes, or revokes a Compensation Reduction Election, the election will be communicated to payroll and the reduction, change, or revocation will occur in the Participant's pay within one to two pay periods, depending upon the date the request was communicated to the S & I Center during the payroll cycle. The Compensation Reduction Election by the Participant shall continue in effect, notwithstanding any changes in compensation, until the Participant changes or revokes the Compensation Reduction Election or until he or she shall cease to be a Plan Participant.

                  (4) In the event a Participant reaches the Code Section 402(g) limit as described above (or the limit described in Appendix A, as applicable), the Participant's Compensation Reduction Election will automatically switch and the Before-Tax Contributions that exceed the Code
      Section 402(g) limit (or the limit described in Appendix A, as applicable) will be made as After-Tax Contributions to the Participant's account. No Participant shall be allowed to make Before-Tax Contributions and After-Tax Contributions that in the aggregate exceed the aggregate contribution limit described in this Section 4.2(a) and Section 4.6(a).

                  (5) Notwithstanding any provision herein to the contrary, effective for payroll periods beginning after December 31, 2002, no Participant, while a participant in the Kellogg Company Supplemental Savings and Investment Plan or the Keebler Company Deferred Compensation Plan (or any successor plan of either such plan), shall be allowed to make After-Tax Contributions to the Plan after he or she has reached the dollar limitation for Before-Tax Contributions under Section 4.2(c) of the Plan."

      10. By renumbering Sections 4.2(c) through 4.2(i) as 4.2(c) through 4.2(j), respectively, and substituting the following for Sections 4.2(c) and 4.2(d), effective as of January 1, 2002:

            "(c) Dollar Limitations on Before-Tax Contributions. Except as provided in Appendix A, Before-Tax Contributions shall not exceed the maximum dollar amount permitted under Section 402(g) of the Code as set forth in this Section 4.2(c). The sum of (A) the participant's Before-Tax Contributions, (B) any elective contributions excluded from the Participant's gross income made under a Related Plan, and (C) if the Participant shall notify the Administrative Committee in writing of any other plan under which elective contributions are excluded from the Participant's gross income, any other elective contributions excluded from the Participant's gross income made under any other plan, must not exceed in any calendar year the statutorily-imposed dollar limit, adjusted in subsequent years by the Secretary of the Treasury or his or her delegate at the same time and in the same manner as under Section 415(d) of the Code and increased in accordance with the provisions of Sections 402(g)(4) and 402(g)(8) of the Code with respect to any Participant who participates in a plan described in Section 403(b) of the Code or who is a qualified employee who participates in a plan of a qualified organization (as defined in Section 402(g)(8)). If the amount exceeds the limit, the Employer shall notify the Plan on behalf of the Participant of the excess and the Administrative Committee will, not later than the April 15 following the close of the applicable calendar year, distribute to the Participant all or any portion of the Participant's Before-Tax Contributions for the calendar year as requested in writing by the Participant on or before the March 1 following the close of the calendar year, as is necessary to eliminate the excess, and any income allocable to the amount. Any Employer Matching Contributions (including any income earned and minus any loss allocable thereto) that are associated with the distributed Before-Tax Contributions shall be forfeited and shall be applied to reduce the Employers' contribution obligations under Sections 4.2(a) and 4.2(b).

            (d) Non-Discrimination Limitations. For each Plan Year in which the Employers make Matching Contributions pursuant to this Section 4.1(a) that satisfy the requirements of Code Sections 401(k)(12) and 401(m)(11) (the `Safe Harbor Match'), the remainder of this Section 4.2(d) and Sections 4.2(e) - (h) will not apply with respect to the Participants who are eligible to receive the Safe Harbor Match. In any Plan Year in which the Employers do not make the Safe Harbor Match or with respect to Participants who are not eligible for the Safe Harbor Match, the remainder of this Section 4.2(d) and Sections 4.2(e) - (h) will apply. Subject to the foregoing and the provisions of Section 4.2(a), Before-Tax Contributions shall not exceed the amounts permitted under the non-discrimination rules of Section 401(k) of the Code as set forth in this Section 4.2(d). The Before-Tax Contributions for each of the Highly Compensated Employees will be reduced to the extent the Administrative Committee determines necessary to cause the Actual Deferral Percentage of the Highly Compensated Employees not to exceed whichever of the following permits the largest Actual Deferral Percentage:

                  (1) The excess of the Actual Deferral Percentage for Highly Compensated Employees over that of all other Active Participants is not more than two percentage points, and the Actual Deferral Percentage for the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Active Participants multiplied by two, or

                  (2) The Actual Deferral Percentage for the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Active Participants multiplied by 1.25.

                  (3) If the Administrative Committee determines that it is necessary to reduce contributions already made to satisfy the requirements of Section 401(k)(3) of the Code, such reduction (i) shall be in proportion to the Participant's Before-Tax Contributions and, to the extent used in the Actual Deferral Percentage for the Plan Year (as provided in Section 4.2(d)), Special Section 401(k) Contributions and Employer Matching Contributions for the Plan Year, and (ii) shall not exceed the balance in the Participant's Before-Tax Contribution Account and such other accounts as are used in the Actual Deferral Percentage, respectively.

                  (4) If the Administrative Committee determines it is necessary to return excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage), the distribution of excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) for any Plan Year required shall be made in accordance with the following steps:

                        Step 1: The Administrative Committee shall calculate the
                                aggregate dollar amount of Before-Tax
                                Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) for Highly Compensated Participants that is in excess of the amount permitted under this Section 4.2(d) as in effect on December 31, 1996 and on December 31 of subsequent Plan Years.

                        Step 2: The Before-Tax Contributions (and such other
                                applicable contributions as are used in the Actual Deferral Percentage) of the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) shall be reduced by the amount required to cause that Highly Compensated Participant's Before-Tax
                                Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) to equal the dollar amount of the Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) of the Highly Compensated Participant with the next highest dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage). This amount shall be distributed to the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage), subject to the provisions of paragraph (c) of this Section 4.2. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the aggregate excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) determined in Step 1, the lesser reduction amount shall be distributed.

                        Step 3: If the total amount of Before-Tax Contributions
                                (and such other applicable contributions as are used in the Actual Deferral Percentage) distributed as a result of the repeated application of Step 2 is less than the aggregate excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage) determined in Step 1, reductions shall continue to be made in accordance with Step 2 until the total amount distributed equals the aggregate excess Before-Tax Contributions (and such other applicable contributions as are used in the Actual Deferral Percentage).

                  (5) In determining the Actual Deferral Percentage of Highly Compensated Employees, non-Highly Compensated Employees who have not completed a Year of Eligibility Service or who have not attained age 21 may be excluded.

                  (6) Upon such reduction or disallowance by the Administrative Committee, any amount by which the Before-Tax Contributions, Employer Matching Contributions, or Special Section 401(k) Contributions (including any income earned and minus any loss allocable to such amounts) previously made on behalf of a Highly Compensated Employee exceeds the Administrative Committee's determination of allowable contributions for the Plan Year shall immediately be distributed to such Highly Compensated Employee in a lump sum. Any distribution made under this Section shall be made before the last day of the Plan Year following the Plan Year in which such contributions were made on behalf of the Highly Compensated Employee."

      11. By substituting the following for the first paragraph of Section 4.6(a) of the Plan, effective as of January 1, 2002:

            "(a) Employee After-Tax Contributions. Except as provided in an applicable Appendix and subject to the limitations of Sections 4.1(a) and
      (c), 4.2(a), 4.3 and 5.1, each Active Participant may contribute to the Trust as an Employee After-Tax Contribution a minimum of 1% up to a maximum of 50% of his or her Compensation (in increments of 1%) as such Participant may determine in accordance with such rules as the Administrative Committee, in its discretion, specifies from time to time. Notwithstanding the foregoing, the aggregate percentage of Compensation that a Participant may elect to contribute to the Plan pursuant to this
      Section 4.2 and Section 4.6 of the Plan may not exceed 50%. However, After-Tax Contributions of Active Participants who are Highly Compensated Employees shall be limited to a maximum of 5% of Compensation, although the Administrative Committee may change this 5% limit from time to time in order to ensure compliance with the non-discrimination rules of Code
      Section 401(m). Employee After-Tax Contributions shall be made by payroll deduction. As a condition to making Employee After-Tax Contributions by payroll deduction, a Participant shall consent (in a manner prescribed by the Administrative Committee, which may include the use of electronic transmissions and/or interactive voice response system) to having the amount thereof withheld from his or her pay by the Employer."

      12.   By amending Section 7.2 of the Plan as follows:

            (a)   To add the following sentence at the end of subsection (a) to
      Section 7.2, effective as of July 1, 2002:

            "Notwithstanding the foregoing, a Participant may not receive a Special Payment from his Prior MP Account."

            (b) To add the following new subsection (e) to Section 7.2 of the Plan, immediately after subsection (d) thereof, effective as of July 1, 2002:

            "(e) Payment of Benefits Transferred from the Prior Keebler Savings Plan. In addition to the forms of distribution available under the foregoing provisions of this Section 7.2, the installment and annuity forms of distribution described in Section 10.5 of the Prior Keebler Savings Plan as in effect prior to July 1, 2002 will be available to a Participant for whom an amount was transferred from the Prior Keebler Savings Plan. Notwithstanding the foregoing, the provisions of Section
      10.5 of the Prior Keebler Savings Plan will apply exclusively to distributions that occur within 90 days after the date that the "Notice of the Elimination of and Changes to Certain Forms of Payment Under the Keebler Company Salaried Savings Plan" is distributed to Participants.

            Notwithstanding the preceding paragraph, in addition to the forms of distribution available under the foregoing provisions of Section 7.2 (including the forms described in the first sentence of this subsection
      (e)), the following distribution rules apply to amounts credited to a Participant's Prior MP Account, if any:

                  (1) Unless a married Participant waives the Qualified Joint and Survivor Annuity in accordance with Section 7.2(c) of the Plan, the form of distribution of the Participant's Prior MP Account will be a Qualified Joint and Survivor Annuity.

                  (2) If a Participant is not married (or is legally separated or has been legally abandoned) or is married but elects to waive the Qualified Joint and Survivor Annuity (in accordance with spousal consent rules outlined under
                        Section 7.6 of the Plan), the Participant may elect in writing to receive a distribution of the Participant's Prior MP Account in a form available under Section 7.2 of this Plan or in the form of one of the following annuities:

                        (A)   A single life annuity;

                        (B)   A 10-year or 15-year certain and life annuity; or

                        (C) A 10-year certain and contingent life annuity (with either a 50% or 100% contingent annuity payable after 10 years)."

      13. By adding the following new paragraph to Section 7.4(e), immediately after the last sentence thereof, effective as provided therein:

            "Effective as of March 28, 2002, an `Eligible Participant' also includes a Participant for whom an amount was transferred to this Plan from the Prior Mondo Plan, who is still employed by the Employer and who has attained age 59-1/2. Effective as of July 1, 2002, an `Eligible Participant' will include any Participant who is still employed by the Employer and who has attained age 59-1/2."

      14.   By substituting the following new sentences for the last sentence of
Section 7.5 of the Plan, effective as of July 1, 2002:

            "However, a Participant who has met the requirements under the Kellogg Company Pension Plan or the Retirement Plan for Salaried and Certain Hourly - Paid Employees of Keebler Company for a `Normal Retirement Benefit' or `Early Retirement Benefit' (as such terms are defined under the applicable defined benefit plans) may elect to defer the commencement of the benefit to a later date, but in no event later than the Participant's Required Beginning Date."

      15. By substituting the following for Section 7.10 of the Plan, effective as of January 1, 2002:

            "7.10 REQUIRED MINIMUM DISTRIBUTION TO PARTICIPANTS.

                  (a)   Effective prior to January 1, 2002:

                        (1) Subject to subsections (a)(2) and (3) below, a Participant who had not had a Termination of Employment as of January 1 of the calendar year in which he or she attained age 70-1/2 commenced receiving installment payments for such calendar year in which he or she attained age 70-1/2 not later than the last day of such year, and for each calendar year after the calendar year in which he or she attained age 70-1/2 not later than the last day of such calendar year, in an amount equal to the minimum amount required to be distributed in accordance with regulations under Section 401(a)(9) of the Code, based on the age of the Participant as of such date or such larger amount (including a lump sum distribution of the Participant's entire Accrued Benefit) as may be elected by the Participant. Furthermore, all such benefit distributions from the Plan were and shall continue to be subject to Section 401(a)(9) of the Code and the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal Revenue Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

                        (2) Notwithstanding subsection (a)(1) above, effective November 1, 2000, a Participant who had had a Termination of Employment as of January 1 of the calendar year in which he or she attained age 70-1/2 commenced receiving installment payments as of the end of the calendar year in which he or she attained age 70-1/2. And effective as of November 1, 2000, a Participant who has not had a Termination of Employment as of January 1 of the calendar year in which he or she attained age 70-1/2 commenced receiving installment payments as of the later of (a) the end of the calendar year in which his or her Termination of Employment occurred or (b) his or her Required Beginning Date unless he or she was a 5% owner as defined in
                  Section 2.43, in which case subsection (i) immediately above continued to apply to the Participant. The installment payments were and continue to be in an amount equal to the amount required to be distributed in accordance with Section 401(a)(9) of the Code, based on the age of the Participant as of such date or such larger amount (including a lump sum distribution of the Participant's entire Accrued Benefit) as may be elected by the Participant. Furthermore, all such benefit distributions from the Plan were and shall continue to be subject to Section 401(a)(9) of the Code and the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal Revenue Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

                        (3) Notwithstanding subsections (a)(1) and (a)(2) above, effective January 1, 2000, upon the Participant's attaining his or her Required Beginning Date, the Administrative Committee shall furnish to the Participant a Beneficiary election form for the purpose of determining if minimum distributions required by Code Section 401(a)(9) are to be calculated based on a single life basis or joint and survivor life basis. By not electing a Beneficiary the Participant shall thereby elect to have his or her required minimum distributions calculated on a single life basis. By completing a Beneficiary election form the Participant shall elect to have the required minimum distributions calculated on a joint and survivor basis unless the Participant notifies the Administrative Committee that he or she wishes to have his or her required minimum distributions calculated on a single life basis. A Participant's life expectancy (and Beneficiary's, if applicable) shall be calculated in accordance with published Internal Revenue Service life expectancy tables under Code
                  Section 401(a)(9). Furthermore, required minimum distributions were and shall continue to be made in accordance with both the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal Revenue Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

                        (4) With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of
                  Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001 (the `2001 proposed regulations'), notwithstanding any provision of the Plan to the contrary. This paragraph will continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9), or another date specified in guidance published by the Internal Revenue Service. In applying the 2001 proposed regulations, the Plan will figure life expectancy for required minimum distributions made during the Participant's lifetime using the MDIB table provided in A-4 of Section 1.401(a)-5 of the 2001 proposed regulations, unless the Participant's spouse is his or her sole beneficiary and the Participant otherwise requests. In such a case, the life expectancy will be the longer of the period determined in accordance with the MDIB table and the joint life expectancy of the Participant and his or her spouse, using the Participant's and spouse's attained ages as of their birthdays in the distribution calendar year.

                  (b) Effective as of April 17, 2002, with respect to distributions made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9, as issued in temporary and final form in April 2002 (the `April 2002 regulations'), notwithstanding any provision of the Plan to the contrary. Required minimum distributions under this paragraph 7.10 for 2002 will be determined as described in the remainder of this paragraph 7.10(b). If the total amount of 2002 required minimum distributions made to a distributee before the date the Plan began applying the April 2002 regulations equals or exceeds the required minimum distributions determined under the April 2002 regulations, then no additional distributions will be required to be made on or after that date to that distributee for 2002. If the total amount of 2002 required minimum distributions made to a distributee before the date the Plan began applying the April 2002 regulations is less than the amount determined under the April 2002 regulations, then, on and after that date, required minimum distributions for 2002 will be determined so that the total amount of required minimum distributions made to the distributee for 2002 will be the amount determined under the April 2002 regulations."

      16. By adding the following sentence immediately after the first sentence in subsection (b) of Section 7.15 of the Plan, effective as of July 1, 2002:

            "Notwithstanding the foregoing, if the loan is to be used to acquire a dwelling that is to be used within a reasonable time as the principal residence of the Participant, the maximum length of the repayment period will be 15 years."

      17. By adding the following subparagraph (8) to subsection 7.15(j), immediately after subparagraph (7) thereof, effective as of July 1, 2002:

            "(8)  Prior MP Account."

      18. By adding the following subparagraph (8) to subsection 7.15(k), immediately after subparagraph (7) thereof, effective as of July 1, 2002:

            "(8)  Prior MP Account."

      19. By adding the following subsections (r) and (s) to Section 7.15, immediately after subsection (q) thereof, effective as provided in them:

            "(r) Participants who are Employees of Mondo Baking Company (`Mondo Employees') will become eligible to receive loans on or after April 1, 2002 in accordance with the rules of this Section 7.15. Any loan issued to a Mondo Employee under the Mondo Baking Plan that was outstanding immediately prior to the merger of the Mondo Baking Plan into this Plan was transferred to this Plan and will be paid off under this Plan over the term of the loan established under the Mondo Baking Plan.

            (s) Participants who are Employees of the Keebler Company (`Keebler Employees') shall become eligible to receive loans on or after July 1, 2002 in accordance with the rules of this Section 7.15. Any loans issued to Keebler Employees under one of the Keebler Plans that were outstanding immediately prior to the merger of the Keebler Plans into this Plan were transferred to this Plan and will be paid off under this Plan over the term of the loan established under the applicable Keebler Plan. Notwithstanding the foregoing, the loans of any Keebler Employee who had more than one loan outstanding under the Prior Cary Bakery Plan as of July 1, 2002 will be consolidated into one loan and will be paid off under this Plan no later than the fifth anniversary of the original date of the earliest loan."

      20. By substituting the following for subparagraph (1) of subsection 11.2(b) of the Plan, effective as of January 1, 2002:

            "(1) `Mandatory Aggregation Group' means each plan (considering the Plan and Related Plans) that,

                  (A) had a participant who was a Key Employee (regardless of whether the plan has terminated), or

                  (B) was necessary to be considered with a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) or 410 of the Code. If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation Group."

      21.   By adding the following Appendix A to the Plan, immediately after
Article XIII thereof, effective as of January 1, 2001:

                                  "APPENDIX A
                                     TO THE
                    KELLOGG COMPANY SAVINGS & INVESTMENT PLAN

              Special Provisions Applicable to Eligible Employees
                        who are Residents of Puerto Rico

      This Appendix A applies to Eligible Employees who are residents of Puerto Rico within the meaning of Treasury Regulations Section 1.501(a)-l(e) (hereinafter sometimes referred to as `Puerto Rico Employees'). The purpose of this Appendix A is to provide for the participation in this Plan by the eligible Puerto Rico Employees and to revise certain provisions of the Plan to conform such provisions to the Puerto Rico Internal Revenue Code of 1994, as amended (`Puerto Rico Internal Revenue Code') as are applicable to the Puerto Rico Employees. Accordingly, the provisions set forth below will be applicable with respect to the Puerto Rico Employees.

      Effective as of April 29, 2002, the Keebler Puerto Rico 401(k) Savings Plan (the `Keebler Puerto Rico Plan') was merged into this Plan. The provisions of the Plan, including this Appendix A, apply to Puerto Rico Employees employed by the Keebler Company on or after April 29, 2002.

      Plan assets attributable to the Puerto Rico Employees will be held by and invested under the Kellogg Company Savings & Investment Plan Deed of Constitution of Trust (Puerto Rico) (the `Puerto Rico Trust'). The Puerto Rico Trust is exempt from Puerto Rico income taxes in accordance with Section 1165(a) of the Puerto Rico Internal Revenue Code and Code Section 501(a). Banco Santander will serve as trustee of the Puerto Rico Trust.

A-1. Eligible Employee. Notwithstanding Section 2.15 of the Plan, an `Eligible Employee' means each Employee who is a resident of Puerto Rico within the meaning of Treasury Regulations section 1.501(a)-1(e) except:

      (a) an Employee who is a nonresident alien deriving no earned income from the Employer that constitutes income from sources within Puerto Rico;

      (b) an Employee who is a member of a unit of employees covered by a collective bargaining agreement, unless the agreement requires inclusion of the employee in the Plan;

      (c) an Employee classified as a temporary or occasional employee and who is anticipated to work less than 1,000 hours in a Plan Year; and

      (d) a Leased Employee as defined in Section 3.4 of the Plan and any individual who is an independent contractor.

Any Employee classified as a temporary or occasional employee who completes an Eligibility Computation Period will become an Eligible Employee.

A-2. Highly Compensated Employee. Notwithstanding Section 2.26 of the Plan, a `Highly Compensated Employee' is an Eligible Employee who is more highly compensated than two-thirds of all Puerto Rico Employees.

In applying the statutory minimum coverage requirements (which as to Employees other than the Puerto Rico Employees are described in and governed by Code
Section 410(b)) to Puerto Rico Employees, the applicable provisions of the Puerto Rican Internal Revenue Code shall govern. In accordance with these provisions, the Plan will:

      (a) benefit at least 70% of Puerto Rico Employees who are not Highly Compensated Employees ("Non-Highly Compensated Puerto Rico Employees");

      (b) benefit a percentage of Non-Highly Compensated Puerto Rico Employees that is at least 70% of the percentage of Puerto Rico Employees who are Highly Compensated Employees who benefit under the Plan; or

      (c) pass the average benefit test (as described in Puerto Rico Internal Revenue Code Section 1165(a)(3)(B)).

A-3. Before-Tax Contributions. Notwithstanding Section 4.2(a)(1) of the Plan, each Employer shall contribute to the Trust, as a Before-Tax Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant's Compensation has been reduced by the Participant's Compensation Reduction Election, if any. A Participant's Compensation Reduction Election will equal a minimum of 1% up to 10% of his or her Compensation (in increments of 1%); provided, however, that the Before-Tax Contributions made on behalf of a Participant in a calendar year shall not exceed $8,000, or such other amount as may be prescribed from time to time by Section 8565(e)(7)(A) of the Puerto Rico Internal Revenue Code. Before-Tax Contributions shall be paid to the Trustee within 60 days of the date on which the amount of the Before-Tax Contribution would have been paid to the Participant in the absence of his or her election, except that no Before-Tax Contribution shall be paid to the Trustee by the Employer more than 30 days after the end of the calendar year to which the applicable Before-Tax Contributions are made. Notwithstanding the foregoing, the aggregate percentage of Compensation that a Participant may elect to contribute to the Plan pursuant to this Section A-3 and Section A-4 immediately below may not exceed 16%.

A-4.  Employee After-Tax Contributions. Notwithstanding the second paragraph of
Section 4.6(a) of the Plan, each Employer shall contribute to the Trust, as an Employee After-Tax Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant's Compensation has been reduced by the Participant's After-Tax Contribution Election, if any. A Participant's After-Tax Contribution Election will equal a minimum of 1% up to 10% of his or her Compensation (in increments of 1%); provided, however, the aggregate percentage of Compensation that a Participant may elect to contribute to the Plan pursuant to this Section A-4 and Section A-3 immediately above may not exceed 16%.

A-5. Restrictions on Employer Matching Contributions. Notwithstanding the first three paragraphs of Section 4.1(c) of the Plan, the Contribution Percentage (the `PR-Contribution Percentage') for Puerto Rico Employees who are Highly Compensated Employees for each Plan Year shall bear a relationship to the PR-Contribution Percentage for Non-Highly Compensated Puerto Rico Employees for the preceding Plan Year that meets either of the following tests:

      (a) the PR-Contribution Percentage of Puerto Rico Employees who are Highly Compensated Employees will not be more than the PR-Contribution Percentage of Non-Highly Compensated Puerto Rico Employees multiplied by 1.25; or

      (b) the PR-Contribution Percentage of Puerto Rico Employees who are Highly Compensated Employees will not be more than the PR-Contribution Percentage of Non-Highly Compensated Puerto Rico Employees multiplied by 2.0; provided that the PR-Contribution Percentage of the Puerto Rico Employees who are Highly Compensated Employees does not exceed the PR-Contribution Percentage of all Non-Highly Compensated Puerto Rico Employees by more than two percentage points.

A-6. Dollar Limitations on Before-Tax Contributions. Notwithstanding the first paragraph of Section 4.2(c) of the Plan, a Participant may, on or before each March 1, request a withdrawal of any amount (and any income allocable thereto) by which the sum of his or her Before-Tax Contributions and other "elective deferrals," as defined in Section 8565(e) of the Puerto Rico Internal Revenue Code, during the preceding calendar year, exceeded the maximum amount of Before-Tax Contributions permitted under Section 3 of this Appendix A for such calendar year. Any such distribution shall be made no later than April 15 following the date the request is made.

A-7. Non-Discrimination Limitations. Notwithstanding the first three paragraphs of Section 4.2(d) of the Plan, the Actual Deferral Percentage (the "PR-ADP") for Puerto Rico Employees who are Highly Compensated Employees for each Plan Year shall bear a relationship to the PR-ADP for Non-Highly Compensated Puerto Rico Employees for the preceding Plan Year that meets either of the following tests:

      (a) the PR-ADP of Puerto Rico Employees who are Highly Compensated Employees will not be more than the PR-ADP of Non-Highly Compensated Puerto Rico Employees multiplied by 1.25; or

      (b) the PR-ADP of Puerto Rico Employees who are Highly Compensated Employees will not be more than the PR-ADP of Non-Highly Compensated Puerto Rico Employees multiplied by 2.0; provided that the PR-ADP of the Puerto Rico Employees who are Highly

Compensated Employees does not exceed the PR-ADP of all Non-Highly Compensated Puerto Rico Employees by more than two percentage points.

Except as specifically described in Sections A-1 through A - 7 of this Appendix A, all other provisions of the Plan will apply to Puerto Rico Employees."

      22. By adding the following Appendix B to the Plan, immediately after Appendix A, effective as of the dates stated herein:

                                   "APPENDIX B
                                     TO THE
                    KELLOGG COMPANY SAVINGS & INVESTMENT PLAN

                Application of the Economic Growth and Tax Relief
                           Reconciliation Act of 2001

This Appendix B is intended to demonstrate good faith compliance with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and is to be construed in accordance with EGTRRA and the guidance issued thereunder. The provisions of this Appendix B shall supersede the applicable provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix.

B-1   Effective Date. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

B-2. Limits on Contributions. Notwithstanding the provisions of Article V of the Plan, effective for Limitation Years beginning after December 31, 2001, except to the extent permitted under Section B-5 of this Appendix B and Section 414(v) of the Code, if applicable, the "annual addition" (as defined in subsection 5.1(b)(1) of the Plan) that may be contributed or allocated to a participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

      (a) Forty thousand dollars ($40,000), or such greater amount determined by the Secretary of the Treasury for that year; or

      (b) One hundred percent (100%) of the Participant's Compensation during that Limitation Year.

For purposes of subsection (ii) immediately above, Compensation shall not include any contribution for medical benefits after separation from service (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

B-3. Limits on Compensation. Notwithstanding the definition of "Compensation" under Section 2.11 of the Plan, effective for Plan Years beginning after December 31, 2001, Compensation shall be limited for any Plan Year to $200,000 per Participant (as adjusted by the Secretary of the Treasury for cost-of-living increases pursuant to Section 401(a)(17)(B) of the Code).

B-4. Dollar Limitations on Before-Tax Contributions. Effective for Plan Years beginning after December 31, 2001 and consistent with subsection 4.2(c) of the Plan, in no event shall the amount of Before-Tax Contributions made by a Participant with respect to any calendar year exceed the elective deferral limit of Section 402(g)(5) of the Code (as adjusted by the Secretary of the Treasury, which for 2002 shall be $11,000), reduced by the Participant's elective deferrals for such tax year under any other salary reduction arrangement (i.e., under any plan under Section 401(k) or 403(b) of the Code), except to the extent permitted under Section B-5 immediately below and Section 414(v) of the Code, if applicable.

B-5. Catch-Up Contributions. In addition to the ability to elect Before-Tax Contributions under Section 4.2 of the Plan, effective after June 30, 2002, all Eligible Employees who have attained age 50 before the close of the Plan Year shall be eligible to make "Catch-up Contributions" in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the limitation on the maximum amount of such Participant's Before-Tax Contributions for a Plan Year under subsection 4.2(c) of the Plan (and Section 402(g) of the Code) or the limitation on contributions for a Plan Year under Section 5.1 of the Plan (and
Section 415(c) of the Code). Further, by allowing such Catch-up Contributions, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable.

B-6. Benefit and Contribution Limitations - Multiple Use of Alternative Limitation. Consistent with Section 4.3 of the Plan, the restriction on the multiple use of the "alternative limitation," which may occur as a result of the testing under the limitations described in subsections 4.1(d) and 4.2(c)(2) of the Plan, shall not apply for Plan Years beginning after December 31, 2001.

B-7.  Rollover Rules.

      (a) Rollover Contributions. Effective for eligible rollover distributions received after December 31, 2001, the provisions of Section 402(c) of the Code that are incorporated under Section 4.7 of the Plan are modified as follows:

            (i) Direct Rollovers. The Plan will accept an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions.

            (ii) Participant Rollovers from Another Tax-Qualified Plan. The Plan will accept as a Rollover Contribution a distribution that a Participant received that is an eligible rollover distribution from qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions.

            (iii) Participant Rollovers from an IRA. The Plan will accept as a Rollover Contribution a portion of a distribution that a Participant receives from an individual retirement account or annuity described in
      Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

      (b) Direct Rollovers of Plan Distributions. Effective for Plan distributions made after December 31, 2001, the provisions of Section 402(c) of the Code that are incorporated under Section 7.14 of the Plan are modified as follows:

            (i) An "eligible retirement plan" shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding subsection 7.14(b) of the Plan, the definition of eligible retirement plan shall also apply in the case of a distribution to a Spouse or a former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

            (ii) An "eligible rollover distribution" shall be modified to include After-Tax Contributions; provided, however, that such After-Tax Contributions are transferred to an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
      Section 403(a) of the Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that agrees to separately account for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.

B-8. Hardship Withdrawals. Notwithstanding subsection 7.4(a)(2) of the Plan, a Participant who receives a hardship withdrawal after December 31, 2001 under subsection 7.4(a) of the Plan and does not provide the information and certification requested in subsection 7.4(a)(1), shall have his or her Before-Tax Contributions and After-Tax Contributions suspended for six (6) months beginning on the date as of which he or she receives the hardship withdrawal.

B-9. Top Heavy Rules. Notwithstanding the provisions of Article XI of the Plan, effective for Plan Years beginning after December 31, 2001, this Section B-9 shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code and whether the Plan satisfies the minimum contribution requirements of Section 416(c) of the Code for such years.

      (a) Determination of Amounts. Notwithstanding subsection 11.2(f) of the Plan, this subsection B-9(a) shall apply for purposes of determining the amounts of account balances of Employees as of the determination date.

            (i) Distributions during Year Ending on the Determination Date. The amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under
      Section 416(g)(2) of the Code during the one (1)-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than a Termination of Employment, death, or Disability, this provision shall be applied by substituting five (5)-year period for one (1)-year period.

            (ii) Employees not Performing Services during Year Ending on the Determination Date. The accounts of any individual who has not performed services for an Employer during the one (1)-year period ending on the determination date shall not be taken into account.

      (b) Key Employee. Notwithstanding the definition of "Key Employee" under subsection 11.2(d) of the Plan, effective for Plan Years beginning after December 31, 2001, "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was (i) an officer of an Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), (ii) a 5% owner of an Employer, or (iii) a 1% owner of an Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

      (c) Minimum Benefits. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and subsection 11.3(a) of the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if under subsection 11.3(a) of the Plan the minimum contribution requirement shall be met in another plan, preceding sentence shall apply to such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Contribution Percentage test and other requirements of Section 401(m) of the Code and subsection 4.1(d) of the Plan."

      23. By adding the following Appendix C to the Plan, immediately after Appendix B, effective as of the dates stated herein:

                                  "APPENDIX C
                                     TO THE
                    KELLOGG COMPANY SAVINGS & INVESTMENT PLAN

  Special Provisions Applicable to Eligible Employees who are Union Employees
                          at the Cary Bakery Location

      This Appendix C applies to Eligible Employees who are union employees at the Cary Bakery Location. The purpose of this Appendix C is to revise certain provisions of the Plan to incorporate certain benefits, rights and features under the prior Keebler Company Savings Plan for Hourly Associates of Cary Bakery (referred to herein as the "Prior Cary Bakery Plan"), which is one of the Keebler Plans that was merged into the Plan as of July 1, 2002. Accordingly, the provisions set forth below will be applicable with respect to the "Cary Bakery Employees."

      Effective as of July 1, 2002, the Prior Cary Bakery Plan was merged into this Plan. The provisions of the Plan, including this Appendix C, apply to Cary Bakery Employees employed by the Keebler Company on or after July 1, 2002.

C-1. Eligible Employee. In accordance with Section 2.15 of the Plan, an Eligible Employee includes an Employee who is a Cary Bakery Employee as members of a unit of employees covered by a collective bargaining agreement with respect to whom the agreement requires inclusion of such employee in the Prior Cary Bakery Plan, and which plan was merged into this Plan as of July 1, 2002.

C-2.  Employer Matching Contributions.

      (a) Notwithstanding Section 4.1(a) of the Plan, with respect to an Active Participant who is a Cary Bakery Employee, his or her Employer will contribute an amount equal to 25% of the first 6% of Before-Tax Contributions made on his or her behalf pursuant to Section 4.2. No portion of the Employer Matching Contributions made on behalf of Cary Bakery Employees will automatically be invested in the Kellogg Company Stock Fund, but as an Active Participant, a Cary Bakery Employee may elect to invest a portion of his or her Accounts in the Kellogg Company Stock Fund.

      (b) The Company retains the right, at the end of each Plan Year, to determine whether to make an additional discretionary matching contribution to be allocated in the same proportion that the Employer Matching Contribution made on behalf of an Active Participant during a Plan Year bears to the Employer Matching Contribution made on behalf of all Cary Bakery Employees during the Plan. This provision in no way obligates the Company, or any Employer, to make an additional discretionary matching contribution.

C-3. Elective Deferral Contributions. Notwithstanding the Prior Cary Bakery Plan, an Active Participant who is a Cary Bakery Employee, shall be allowed to make a Compensation Reduction Election in accordance with Section 4.2(a) of the Plan.

C-4. Employee After-Tax Contribution. Notwithstanding the Prior Cary Bakery Plan, an Active Participant who is a Cary Bakery Employee, shall be allowed to make an After-Tax Contribution Election in accordance with Section 4.6 of the Plan.

C-5. Vesting. Effective as of July 1, 2002, the Before-Tax Contributions and Employer Matching Contributions of all Cary Bakery Employees (including inactive and Active Participants) became fully vested and nonforfeitable to the extent not already fully vested as of that date.

C-6.  Forms of Payment. Notwithstanding the forms of payment described in
Article VII, upon becoming eligible to receive a distribution of his or her Account balance, a Participant who is a Cary Bakery Employee shall be eligible to receive such distribution in the form of a Lump Sum Payment or Installments (the latter as described under Section 7.2).

C-7.  In-Service Withdrawals.

      (a) Hardship Withdrawal. An Active Participant who is a Cary Bakery Employee may, in a manner prescribed by the Administrative Committee, request a withdrawal for reasons of a Hardship, which satisfies Section 7.4(a). Notwithstanding the foregoing, a Hardship withdrawal only will be available from the Active Participant's Before-Tax Contribution Account and Rollover Contribution Account.

      (b) Withdrawal at or after Age 59-1/2. An Active Participant who is a Cary Bakery Employee may, in a manner prescribed by the Administrative Committee, request a withdrawal from his or her Accounts upon or after attaining age 59-1/2.

      (c) Rollover Contributions. Notwithstanding the foregoing, an Active Participant who is a Cary Bakery Employee may, in a manner prescribed by the Administrative Committee, request a withdrawal from his or her Rollover Contribution Account at any time.

C-8. Loans to Participants. An Active Participant who is a Cary Bakery Employee may, in a manner prescribed by the Administrative Committee, request a loan in accordance with Section 7.15. Notwithstanding the Prior Cary Bakery Plan, a loan shall be available from the Active Participant's Before-Tax Account, After-Tax Account, Company Contributions.

Except as specifically provided in this Appendix C, all other provisions of the Plan will apply to Cary Bakery Employees."

                  *                 *                 *

      IN WITNESS WHEREOF, on behalf of the Company, the undersigned officer has executed this amendment effective as of the date first stated above.

                                                 KELLOGG COMPANY



                                                 -----------------------
                                                 John A. Bryant
                                                 Chief Financial Officer